File No.333-40301

                       SECURITIES AND EXCHANGE COMMISSION

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                    GREAT AMERICAN RESERVE INSURANCE COMPANY
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                      Texas
          -------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   75-0300900
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

     11825 N. Pennsylvania Street, Carmel, Indiana 46032-4572 (317) 817-3700
    -------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                             Michael A. Colliflower
                    Great American Reserve Insurance Company
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-3700
            --------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:

                            Judith A. Hasenauer, Esq.
                        Blazzard, Grodd & Hasenauer, P.C.
                                  P.O. Box 5108
                               Westport, CT 06881
                                 (203) 226-7866

Approximate date of commencement of proposed sale to the public... As soon as practicable after the effective date.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ( ).

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box ( ).

==============================================================================
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

                              CROSS REFERENCE PAGE

ITEM IN FORM S-1                                                          CAPTION IN PROSPECTUS

Item 1.          Forepart of the Registration                            Face Page of Registration,
                 Statement and Outside Front                             Cross Reference Page and
                 Cover Page of Prospectus                                Cover Page of Prospectus

Item 2.          Inside Front and Outside Back                           Cover Page of Prospectus
                 Cover Pages of Prospectus

Item 3.          Summary Information, Risk                               Profile
                 Factors and Ratio of Earnings
                 to Fixed Charges

Item 4.          Use of Proceeds                                         The Annuity Contract

Item 5.          Determination of Offering Price                         The Annuity Contract
                                                                         and Purchases

Item 6.          Dilution                                                Not Applicable

Item 7.          Selling Security Holders                                Not Applicable

Item 8.          Plan of Distribution                                    Distributor

Item 9.          Description of Securities                               The Annuity Contract
                 to be Registered

Item 10.         Interests of Named Experts                              Not Applicable
                 and Counsel

Item 11.         Information with Respect to
                 the Registrant

     (a)         Information required by Item 101                        Business of Great American
                 of Regulation S-K, description                          Reserve
                 of the business

     (b)         Information required by Item 102                        Business of Great American
                 of Regulation S-K, description of                       Reserve
                 property

     (c)         Information required by Item 103                        Business of Great American
                 of Regulation S-K, legal                                Reserve
                 proceedings

     (d)         Where  common  equity   securities  are                 Not  Applicable
                 being offered, information
                 required by Item 201 of Regulation
                 S-K, market price of and dividends
                 on the registrant's common equity
                 and related stockholder matters

     (e)         Financial   statements   meeting   the                  Financial   Statements
                 requirements  of  Regulation  S-X,  as
                 well  as any  financial information
                 required by Rule 3-05 and Article
                 11 of Regulation S-X.

     (f)         Information required by Item 301                        Selected Historical
                 of Regulation S-K, selected                             Financial Data
                 financial data

     (g)         Information required by Item 302                        Not Applicable
                 of Regulation S-K, supplementary
                 financial information

     (h)         Information required by Item 303                        Management's Discussion and
                 of Regulation S-K, management's                         Analysis
                 discussion and analysis of
                 financial condition and results of
                 operations

     (i)         Information required by Item 304                        Not Applicable
                 of Regulation S-K, changes in and
                 disagreements with accountants on
                 accounting and financial
                 disclosure

     (j)         Information required by Item 401                        Directors and Executive
                 of Regulation S-K, directors and                        Officers
                 executive officers

     (k)         Information required by Item 402                        Executive Compensation
                 of Regulation S-K, executive
                 compensation

     (l)         Information  required by Item 403                       Not  Applicable
                 of Regulation S-K,  security
                 ownership  of  certain  beneficial
                 owners  and management

     (m)         Information required by Item 404                        Financial Statements
                 of Regulation S-K, certain
                 relationships and related
                 transactions




        P R O F I L E                                                    CONSECO

        Of The Fixed And                                         May 1, 1998
        Variable Annuity Contract
        Underwritten by
        Great American Reserve Insurance Company

THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS
THAT YOU SHOULD CONSIDER AND KNOW BEFORE PURCHASING THE
CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL
PROSPECTUS WHICH ACCOMPANIES THIS PROFILE.
PLEASE READ THE PROSPECTUS CAREFULLY.

1 The
  Annuity
  Contract:

The fixed and variable annuity contract (Contract) offered by Great American Reserve is a contract between you, the owner, and Great American Reserve, an insurance company. The Contract provides a means for investing on a tax-deferred basis in a fixed account of Great American Reserve, the 1, 3 and 5 year guarantee periods of the market value adjustment option (mva option) and 40 investment portfolios. The annuity is intended for retirement savings or other long-term investment purposes. It provides a death benefit and guaranteed income options.

This Contract offers 40 investment portfolios which are listed in Section 4. These portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. Market conditions determine whether you make or lose money.

The fixed account offers an interest rate that is guaranteed by the insurance company, Great American Reserve. This interest rate is set periodically. While your money is in the fixed account, the interest your money will earn is guaranteed to be no less than 3% annually by Great American Reserve. The principal is backed by Great American Reserve.

The Contract also offers 3 guarantee periods of the mva option, each for a different time period and with a different interest rate that is guaranteed by Great American Reserve. Currently, 1, 3 and 5 year periods are available. An adjustment to the value of your Contract may apply to withdrawals or transfers from the guarantee period prior to the end of the period.

You can put money in up to 15 of the investment portfolios, the 3 guarantee periods of the mva option and/or the fixed account. You can transfer once in each 30-day period during the accumulation phase without charge or tax implication. After that, a charge of $25 per transfer may be assessed. During the income phase, you may make two transfers each year which are without charge or tax implications.

The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. When you are contributing to the Contract, it is called the accumulation phase. During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase occurs when you begin receiving regular payments from your Contract.

The amount of money you are able to accumulate in your account during the accumulation phase will determine the amount of income payments during the income phase.

P R O F I L E

2 Annuity Payments
  (The Income Phase):

If you want to receive regular income from your annuity, you can choose one of four options: (1) monthly payments for a specific number of years in equal installments; (2) monthly payments for your life, but with payments continuing to the beneficiary for 5, 10 or 20 years (as you select) if you die before the end of the selected period; (3) monthly payments of a specified amount until the principal and interest are exhausted; and (4) monthly payments for your lifetime and your survivors lifetime. Once you begin receiving regular payments, you cannot change your payment plan. During the income phase, you can choose to have payments come from the fixed account, the investment portfolios or both. Annuity payments cannot come from the mva option. If you choose to have any part of your payments come from the investment portfolios, the dollar amount of your payments may go up or down.

3 Purchase:

You can buy this Contract with $5,000 or more under most circumstances. You can add $500 ($200 monthly if you use the automatic premium check option) or more any time you like during the accumulation phase. We require at least $2,000 to be invested in a guarantee period of the mva option. If you buy the Contract as an Individual Retirement Annuity (IRA), the minimum we will accept is $2,000 initially and $50 thereafter. Your registered representative can help you fill out the proper forms.

4 Investment Options:

You can put your money in any or all of these investment portfolios which are described in the prospectuses for the funds:



CONSECO SERIES TRUST
MANAGED BY
CONSECO CAPITAL MANAGEMENT, INC.
--------------------------------

o Asset Allocation Portfolio
o Common Stock Portfolio
o Corporate Bond Portfolio
o Government Securities Portfolio
o Money Market Portfolio

THE ALGER AMERICAN FUND
MANAGED BY
FRED ALGER MANAGEMENT, INC.
---------------------------

o Alger American Growth Portfolio
o Alger American Leveraged
  AllCap Portfolio
o Alger American MidCap
  Growth Portfolio
o Alger American Small
  Capitalization Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
MANAGED BY
AMERICAN CENTURY
INVESTMENT MANAGEMENT, INC.
---------------------------

o VP Income & Growth
o VP International
o VP Value

BERGER INSTITUTIONAL PRODUCTS TRUST
MANAGED BY
BERGER ASSOCIATES
-----------------

o Berger IPT - 100 Fund
o Berger IPT - Growth and Income Fund
o Berger IPT - Small Company Growth Fund


MANAGED BY
BBOI WORLDWIDE LLC
------------------

o Berger/BIAM IPT - International Fund


THE DREYFUS SOCIALLY RESPONSIBLE
GROWTH FUND, INC.
MANAGED BY
THE DREYFUS CORPORATION
-----------------------


DREYFUS STOCK INDEX FUND
MANAGED BY
THE DREYFUS CORPORATION
-----------------------

DREYFUS VARIABLE INVESTMENT FUND
MANAGED BY THE DREYFUS CORPORATION
-----------------------

o Disciplined Stock Portfolio
o International Value Portfolio


FEDERATED INSURANCE SERIES
MANAGED BY
FEDERATED ADVISERS
------------------

o Federated High Income Bond Fund II
o Federated International Equity Fund II
o Federated Utility Fund II

INVESCO VARIABLE INVESTMENT FUNDS, INC.
MANAGED BY INVESCO FUNDS GROUP, INC.
------------------------

o INVESCO VIF-High Yield Portfolio
o INVESCO VIF-Industrial Income Portfolio

JANUS ASPEN SERIES
MANAGED BY
JANUS CAPITAL CORPORATION
-------------------------

o Aggressive Growth Portfolio
o Growth Portfolio
o Worldwide Growth Portfolio


LAZARD RETIREMENT SERIES, INC.
MANAGED BY
LAZARD ASSET MANAGEMENT
-----------------------
o Lazard  Retirement  Equity Portfolio
o Lazard  Retirement Small Cap Portfolio


LORD ABBETT SERIES FUND, INC.
MANAGED BY
LORD, ABBETT & CO.
------------------

o Growth and Income Portfolio


MITCHELL HUTCHINS SERIES TRUST
MANAGED BY
MITCHELL HUTCHINS
ASSET MANAGEMENT INC.
---------------------

o Growth and Income Portfolio

NEUBERGER & BERMAN ADVISERS
MANAGEMENT TRUST
MANAGED BY
NEUBERGER & BERMAN
MANAGEMENT INCORPORATED
-----------------------

o Limited Maturity Bond Portfolio
o Partners Portfolio

STRONG OPPORTUNITY FUND II, INC.
MANAGED BY
STRONG CAPITAL
MANAGEMENT, INC.

o Opportunity Fund II

STRONG VARIABLE INSURANCE FUNDS, INC.
MANAGED BY
STRONG CAPITAL
MANAGEMENT, INC.

o Growth Fund II


VAN ECK WORLDWIDE INSURANCE TRUST
MANAGED BY
VAN ECK ASSOCIATES CORPORATION
------------------------------

o Worldwide Bond Fund
o Worldwide Emerging Markets Fund
o Worldwide Hard Assets Fund
o Worldwide Real Estate Fund

Depending upon market conditions, you can make or lose money in any of these portfolios.

5 Expenses:

The Contract has insurance features and investment features, and there are costs related to each.

Each year Great American Reserve deducts a $30 contract maintenance charge from your Contract. Great American Reserve currently waives this charge if the value of your Contract is at least $50,000. Great American Reserve also deducts for its insurance charges which total 1.40% of the average daily value of your Contract allocated to the investment portfolios.

If you take your money out of the Contract, Great American Reserve may assess a contingent deferred sales charge which is equal to:

                          Contingent
No. of Years               Deferred
From Receipt of             Sales
Purchase Payment           Charge
----------------          ---------
First Year                    7%
Second Year                   7%
Third Year                    6%
Fourth Year                   5%
Fifth Year                    4%
Sixth Year                    3%
Seventh Year                  2%
Eighth Year and more          0%

You may be assessed a premium tax charge which generally ranges from 0%-3.5% depending on the state.

As with other professionally managed investments, there are also investment charges which range from .28% to 1.58% of the average daily value of the investment portfolio depending upon the investment portfolio.

The following chart is designed to help you understand the expenses in the Contract. The column Total Annual Expenses shows the total of the $30 contract maintenance charge (which has been converted to a percentage and is represented as .10% below), the 1.40% insurance charges and the investment expenses for each investment portfolio.

The next two columns show you two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Expenses are assessed as well as the contingent deferred sales charges. For year 10, the example shows the aggregate of all the annual expenses assessed for the 10 years, but there is no contingent deferred sales charge.

The premium tax is assumed to be 0% in both examples.

                                                                              EXAMPLES:
                                   Total Annual   Total Annual                Total Annual
                                   Insurance      Portfolio    Total Annual   End of Year:   Expenses at
Portfolio                          Charges        Expenses     Expenses       1 Year         10 Years
--------------------------------------------------------------------------------------------------------
CONSECO SERIES TRUST
--------------------------------------------------------------------------------------------------------
Asset Allocation                      1.50%         .75%          2.25%           $85           $255
Common Stock                          1.50%         .80%          2.30%           $86           $260
Corporate Bond                        1.50%         .70%          2.20%           $85           $250
Government Securities                 1.50%         .70%          2.20%           $85           $250
Money Market                          1.50%         .45%          1.95%           $82           $224
--------------------------------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
--------------------------------------------------------------------------------------------------------
Alger American Growth                 1.50%         .79%          2.29%           $86           $259
Alger American Leveraged AllCap       1.50%        1.00%          2.50%           $88           $280
Alger American MidCap Growth          1.50%         .84%          2.34%           $86           $264
Alger American Small Capitalization   1.50%         .89%          2.39%           $87           $269
--------------------------------------------------------------------------------------------------------
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
--------------------------------------------------------------------------------------------------------
VP Income & Growth                    1.50%          .70%         2.20%           $85           $250
VP International                      1.50%         1.50%         3.00%           $93           $328
VP Value                              1.50%         1.00%         2.50%           $88           $280
--------------------------------------------------------------------------------------------------------
BERGER INSTITUTIONAL PRODUCTS TRUST
--------------------------------------------------------------------------------------------------------
Berger IPT - 100                      1.50%         1.00%         2.50%           $88           $280
Berger IPT -
Growth and Income                     1.50%         1.00%         2.50%           $88           $280
Berger IPT -
Small Company Growth                  1.50%         1.15%         2.65%           $89           $295
Berger/BIAM IPT-International         1.50%         1.20%         2.70%           $90           $300
--------------------------------------------------------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
--------------------------------------------------------------------------------------------------------
                                      1.50%          .82%         2.32%           $86           $262
--------------------------------------------------------------------------------------------------------
DREYFUS STOCK INDEX FUND
--------------------------------------------------------------------------------------------------------
                                      1.50%          .28%         1.78%           $81           $206
--------------------------------------------------------------------------------------------------------

DREYFUS VARIABLE INVESTMENT FUND
--------------------------------------------------------------------------------------------------------

Disciplined Stock                     1.50%         1.02%         2.52%           $88           $282
International Value                   1.50%         1.42%         2.92%           $92           $321
--------------------------------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
--------------------------------------------------------------------------------------------------------
Federated High Income Bond II         1.50%          .80%         2.30%           $86           $260
Federated International Equity II     1.50%         1.23%         2.73%           $90           $303
Federated Utility II                  1.50%          .85%         2.35%           $86           $265
--------------------------------------------------------------------------------------------------------
INVESCO VARIABLE INVESTMENT FUNDS, INC.
--------------------------------------------------------------------------------------------------------
INVESCO VIF- High Yield               1.50%          .87%         2.37%           $87           $267
INVESCO VIF- Industrial Income        1.50%          .95%         2.45%           $87           $275
--------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES
--------------------------------------------------------------------------------------------------------
Aggressive Growth                     1.50%          .76%         2.26%           $85           $256
Growth                                1.50%          .70%         2.20%           $85           $250
Worldwide Growth                      1.50%          .74%         2.24%           $85           $254
-------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC.
--------------------------------------------------------------------------------------------------------
Lazard Retirement Equity              1.50%         1.50%         3.00%           $93           $328
Lazard Retirement Small Cap           1.50%         1.50%         3.00%           $93           $328
--------------------------------------------------------------------------------------------------------
LORD ABBETT SERIES FUND, INC.
--------------------------------------------------------------------------------------------------------
Growth and Income                     1.50%          .67%         2.17%           $85           $247

                                                                              EXAMPLES:
                                   Total Annual   Total Annual                Total Annual
                                   Insurance      Portfolio    Total Annual   End of Year:   Expenses at
Portfolio                          Charges        Expenses     Expenses       1 Year         10 Years
-------------------------------------------------------------------------------------------------------
MITCHELL HUTCHINS SERIES TRUST
--------------------------------------------------------------------------------------------------------
Growth and Income                     1.50%         1.58%         3.08%           $94           $336
--------------------------------------------------------------------------------------------------------
NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
--------------------------------------------------------------------------------------------------------
Limited Maturity Bond                 1.50%          .77%         2.27%           $86           $257
Partners                              1.50%          .86%         2.36%           $86           $266
--------------------------------------------------------------------------------------------------------
STRONG OPPORTUNITY FUND II, INC.
--------------------------------------------------------------------------------------------------------
 Opportunity Fund II                  1.50%         1.15%         2.65%           $89           $295
--------------------------------------------------------------------------------------------------------
STRONG VARIABLE INSURANCE FUND, INC.
--------------------------------------------------------------------------------------------------------
Growth II                             1.50%         1.20%         2.70%           $90           $300
--------------------------------------------------------------------------------------------------------
VAN ECK WORLDWIDE INSURANCE TRUST
--------------------------------------------------------------------------------------------------------
Worldwide Bond                        1.50%         1.12%         2.62%           $89           $292
Worldwide Emerging Markets            1.50%         0.80%         2.30%           $86           $260
Worldwide Hard Assets                 1.50%         1.17%         2.67%           $90           $297
Worldwide Real Estate                 1.50%         1.00%         2.50%           $88           $280

The expenses reflect any expense reimbursement or fee waivers. For newly formed portfolios, the expenses have been estimated. For more detailed information, see the Fee Table in the prospectus for the Contract.

6 Taxes:

Your earnings are not taxed until you take them out. If you take money out during the accumulation phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings. Payments during the income phase are considered partly a return of your original investment. That part of each payment is not taxable as income. If your Contract was purchased as an individual retirement annuity (IRA), your payments may be fully taxable.

7 Access To Your Money:

You can take money out at any time during the accumulation phase. Every year you can take a portion of your money out of the Contract without a contingent deferred sales charge (CDSC). This amount is equal to the greater of: (i) 10% of the value of your Contract (on a non-cumulative basis), or (ii) the IRS minimum distribution requirement for this Contract if your Contract was issued under an Individual Retirement Annuity, or (iii) the total of your purchase payments that have been in the Contract more than 7 complete years. Withdrawals in excess of these amounts will be charged a contingent deferred sales charge which declines from 7% to 0% depending upon the number of complete years we have had your payment. After Great American Reserve has had a payment for 7 complete years, there is no CDSC charge for withdrawals. Each purchase payment you add to your Contract has its own 7 year CDSC period. Withdrawals from the MVA option may be subject to a market value adjustment. Of course, you may also have to pay income tax and a tax penalty on any money you take out.

8 Performance:

The value of the Contract will vary up or down depending upon the investment performance of the investment portfolios you choose. As of December 31, 1997, the sale of the Contracts had not begun. Therefore no performance is presented here.

9 Death Benefit:

If you die before entering the income phase, the beneficiary will receive a death benefit. Prior to age 90, the death benefit will be the greater of:
(1) the value of your Contract at the time we receive proof of death and a payment election; or (2) the total purchase payments you have made, less any adjusted partial withdrawals, increased by 5% each year. Adjusted partial withdrawal means the amount of the partial withdrawal multiplied by the amount of the death benefit just before the partial withdrawal divided by the value of your Contract just before the partial withdrawal. A partial withdrawal is the amount paid to you plus any taxes withheld less any contingent deferred sales charges. For deaths occurring at age 90 or later, the death benefit will be the value of your Contract at the time we receive proof of death and a payment election.

10 Other Information:

FREE LOOK. If you cancel the Contract within 10 days after receiving it (or whatever period is required in your state) we will send you whatever your Contract is worth on the day we receive your request (this may be more or less than your original payment) without assessing a contingent deferred sales charge. If you have purchased the contract as an Individual Retirement Annuity
(IRA) you will receive back your purchase payment.

NO PROBATE. In many cases, when you die, the beneficiary will receive the death benefit without going through probate. However, the avoidance of probate does not mean that the beneficiary will not have tax liability as a result of receiving the death benefit, nor does it mean the value of the Contract is not includable in the taxable estate.

WHO SHOULD PURCHASE THE CONTRACT?
This Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. the tax-deferred feature is most attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot take the risk of getting back less money than you invested.

ADDITIONAL  FEATURES.   The  Contract  has  additional  features  you  might  be
interested in. These include:

o You can arrange to have money automatically sent to you monthly, quarterly, semi-annually or annually while your Contract is still in the accumulation phase. You'll have to pay taxes on money you receive and you may have to also pay a tax penalty. We call this feature the Systematic Withdrawal Program.

o You can arrange to have a certain amount of money automatically invested in investment portfolios on a regular basis, theoretically giving you a lower average cost per unit over time than a single one time purchase. We call this feature Dollar Cost Averaging.

o You can instruct Great American Reserve to automatically readjust the money between investment portfolios periodically to keep the blend you select. We call this feature Automatic Rebalancing.

o You can add to your Contract directly from your bank account with as little as $200 each month. We call this feature the automatic premium check option.

o You can elect to have your fixed account interest earnings periodically transferred to one or more investment portfolios. We call this the Sweep Program.

11 Inquiries:

If you need more information about buying a Contract, please contact us at:

Great American Reserve Insurance Company
Administrative Office
11815 N. Pennsylvania Street
Carmel, Indiana 46032
(317) 817-3700



                                                         GREAT AMERICAN RESERVE
                                                                 1998 Account F
                                                   Individual and Group Annuity
================================================================================

                         THE FIXED AND VARIABLE ANNUITY

                                    issued by

                GREAT AMERICAN RESERVE VARIABLE ANNUITY ACCOUNT F

                                       and

                    GREAT AMERICAN RESERVE INSURANCE COMPANY

      This prospectus describes the Fixed and Variable Annuity Contract offered by Great American Reserve Insurance Company (Great American Reserve).

      The annuity contract has 44 investment choices--a fixed account which offers an interest rate which is guaranteed not to be less than 3% by Great American Reserve, three guarantee periods of the market value adjustment account option (MVA option) and 40 investment portfolios listed below. You can put your money in the fixed account, any of the three guarantee periods of the MVA option and/or the investment portfolios. Currently, you can invest in up to 15 investment portfolios at one time.

CONSECO SERIES TRUST
MANAGED BY CONSECO CAPITAL MANAGEMENT, INC.

      Asset Allocation Portfolio
      Common Stock Portfolio
      Corporate Bond Portfolio
      Government Securities Portfolio
      Money Market Portfolio

THE ALGER AMERICAN FUND
MANAGED BY FRED ALGER MANAGEMENT, INC.

      Alger American Growth Portfolio
      Alger American Leveraged AllCap Portfolio
      Alger American MidCap Growth Portfolio
      Alger American Small Capitalization Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
MANAGED BY AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.

      VP Income & Growth
      VP International
      VP Value

BERGER INSTITUTIONAL PRODUCTS TRUST
MANAGED BY BERGER ASSOCIATES

      Berger IPT--100 Fund
      Berger IPT--Growth and Income Fund
      Berger IPT--Small Company Growth Fund

MANAGED BY BBOI WORLDWIDE LLC

      Berger/BIAM IPT--International Fund

THE DREYFUS SOCIALLY RESPONSIBLE
GROWTH FUND, INC.
MANAGED BY THE DREYFUS CORPORATION

DREYFUS STOCK INDEX FUND
MANAGED BY THE DREYFUS CORPORATION

DREYFUS VARIABLE INVESTMENT FUND
MANAGED BY THE DREYFUS CORPORATION

      Disciplined Stock Portfolio
      International Value Portfolio

FEDERATED INSURANCE SERIES
MANAGED BY FEDERATED ADVISERS

      Federated High Income Bond Fund II
      Federated International Equity Fund II
      Federated Utility Fund II


INVESCO VARIABLE INVESTMENT FUNDS, INC.
MANAGED BY INVESCO FUNDS GROUP, INC.

     INVESCO VIF - High Yield Portfolio
     INVESCO VIF - Industrial Income Portfolio

JANUS ASPEN SERIES
MANAGED BY JANUS CAPITAL CORPORATION

      Aggressive Growth Portfolio
      Growth Portfolio
      Worldwide Growth Portfolio

LAZARD RETIREMENT SERIES, INC.
MANAGED BY LAZARD ASSET MANAGEMENT

      Lazard Retirement Equity Portfolio
      Lazard Retirement Small Cap Portfolio

LORD ABBETT SERIES FUND, INC.
MANAGED BY LORD, ABBETT & CO.

      Growth and Income Portfolio

MITCHELL HUTCHINS SERIES TRUST
MANAGED BY MITCHELL HUTCHINS ASSET MANAGEMENT INC.

      Growth and Income Portfolio

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
MANAGED BY NEUBERGER & BERMAN MANAGEMENT INCORPORATED

      Limited Maturity Bond Portfolio
      Partners Portfolio

STRONG OPPORTUNITY FUND II, INC.
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.

     Opportunity Fund II

STRONG VARIABLE INSURANCE FUNDS, INC.
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.

      Growth Fund II

VAN ECK WORLDWIDE INSURANCE TRUST
MANAGED BY VAN ECK ASSOCIATES CORPORATION

  Worldwide Bond Fund
  Worldwide Emerging Markets Fund
  Worldwide Hard Assets Fund
  Worldwide Real Estate Fund

===============================================================================

      Please read this prospectus before investing and keep it on file for future reference. It contains important information about the Great American Reserve Fixed and Variable Annuity Contract.

      To learn more about the Great American Reserve Fixed and Variable Annuity Contract, you can obtain a copy of the Statement of Additional Information (SAI) dated May 1, 1998. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of the prospectus. The SEC has a Web site (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file electronically. The Table of Contents of the SAI is on Page __ of this prospectus. For a free copy of the SAI, call us at (800) 824-2726 or write us at our administrative office: 11815
N. Pennsylvania Street, Carmel, Indiana 46032.

      INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY FINANCIAL INSTITUTION AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

May 1, 1998

================================================================================
                               TABLE OF CONTENTS

                                         PAGE

   Index of Special Terms...................................................

   Fee Table................................................................

1. The Annuity Contract.....................................................

2. Annuity Payments (The Income Phase)......................................

3. Purchase.................................................................
   Purchase Payments........................................................
   Allocation of Purchase Payments..........................................
   Accumulation Units.......................................................

4. Investment Options.......................................................
   Investment Portfolios....................................................
   The Fixed Account........................................................
   The MVA Option...........................................................
   Transfers................................................................
   Dollar Cost Averaging Program............................................
   Rebalancing Program......................................................
   Asset Allocation Program.................................................
   Sweep Program............................................................
   Voting Rights............................................................
   Substitution.............................................................

5. Expenses.................................................................
   Insurance Charges........................................................
   Contract Maintenance Charge..............................................
   Contingent Deferred Sales Charge.........................................
   Reduction or Elimination of the
    Contingent Deferred Sales Charge........................................
   Transfer Fee.............................................................
   Premium Taxes............................................................
   Income Taxes.............................................................
   Investment Portfolio Expenses............................................

6. Taxes....................................................................
   Annuity Contracts in General.............................................
   Qualified and Non-Qualified Contracts ...................................
   Withdrawals--Non-Qualified Contracts.....................................
   Withdrawals--Qualified Contracts.........................................
   Diversification..........................................................
   Investor Control.........................................................

7. Access to Your Money.....................................................
   Systematic Withdrawal Program............................................
   Suspension of Payments or Transfers......................................

8. Performance..............................................................

9. Death Benefit............................................................
   Upon Your Death..........................................................
   Death of Annuitant.......................................................
10 Other Information .......................................................
   Great American Reserve...................................................
   The Separate Accounts....................................................
   Distributor..............................................................
   Ownership................................................................
Beneficiary.................................................................
   Assignment...............................................................
   Additional Information...................................................
   Selected Historical Financial
    Information of Great American
    Reserve ................................................................
   Business of Great American Reserve
    Insurance Company ......................................................
   Management's Discussion and Analysis
    of Financial Condition and Results
    of Operations of Great American
    Reserve ................................................................
   Directors and Executive Officers.........................................
   Executive Compensation...................................................
   Independent Accountants..................................................
   Legal Opinions...........................................................
   Financial Statements.....................................................
   Table of Contents of the Statement
    of Additional Information ..............................................
   Appendix A--Market Value Adjustment .....................................


                                                          GREAT AMERICAN RESERVE
                                                                  1998 Account F
                                                    Individual and Group Annuity
================================================================================
                             Index of Special Terms

      We have tried to make this prospectus as readable and understandable for you as possible. By the very nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms. They are identified in the text in italic and the page that is indicated here is where we believe you will find the best explanation for the word or term.

   Accumulation Phase .....................................................
   Accumulation Unit ......................................................
   Annuitant ..............................................................
   Annuity Date ...........................................................
   Annuity Options ........................................................
   Annuity Payments .......................................................
   Annuity Unit ...........................................................
   Beneficiary ............................................................
   Contract ...............................................................
   Fixed Account ..........................................................
   Guarantee Period .......................................................
   Income Phase ...........................................................
   Investment Portfolios ..................................................
   Joint Owner ............................................................
   MVA Option .............................................................
   Non-Qualified ..........................................................
   Owner ..................................................................
   Purchase Payment .......................................................
   Qualified ..............................................................
   Tax-deferral ...........................................................

================================================================================

FEE TABLE

OWNER TRANSACTION EXPENSES

Contingent Deferred Sales Charge (as a percentage of purchase payments) (See
Note 2 under "Explanation of Fee Table and Examples," page __)

NO. OF YEARS FROM RECEIPT OF PAYMENT                            CHARGE
-------------------------------------------------------------------------
First Year...................................................... 7%
Second Year..................................................... 7%
Third Year...................................................... 6%
Fourth Year..................................................... 5%
Fifth Year...................................................... 4%
Sixth Year...................................................... 3%
Seventh Year.................................................... 2%
Eighth Year and more............................................ 0%
=========================================================================

TRANSFER FEE (see Note 3 under "Explanation of Fee Table and Examples, page __")

No charge for one transfer in each 30 day period during the accumulation phase; thereafter a fee of $25 per transfer may be charged. No charge for the two transfers allowed each year during the income phase.

CONTRACT MAINTENANCE CHARGE
(see Note 4 under "Explanation of Fee Table and Examples, page __")

$30 per contract per year

SEPARATE ACCOUNT ANNUAL EXPENSES
(as a percentage of average account value)
Mortality and Expense Risk Charge        1.25%
Administrative Charge                     .15%
                                         -----
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES   1.40%

================================================================================
INVESTMENT PORTFOLIO EXPENSES
(as a percentage of the average daily net assets of an investment portfolio)


                                                                                                 TOTAL ANNUAL
                                                                                 OTHER EXPENSES  PORTFOLIO
                                                                                 (AFTER EXPENSE  EXPENSES
                                                                                  REIMBURSEMENT (AFTER EXPENSE
                                                               MANAGEMENT   12b-1  FOR CERTAIN  REIMBURSEMENT FOR
                                                                  FEES      FEES   PORTFOLIOS)  CERTAIN PORTFOLIOS)
---------------------------------------------------------------------------------------------------------
CONSECO SERIES TRUST (1)
Asset Allocation Portfolio (2) .............................       0.55%    --         0.20%     0.75%
Common Stock Portfolio (2) .................................       0.60%    --         0.20%     0.80%
Corporate Bond Portfolio ...................................       0.50%    --         0.20%     0.70%
Government Securities Portfolio ............................       0.50%    --         0.20%     0.70%
Money Market Portfolio (2) .................................       0.25%    --         0.20%     0.45%

THE ALGER AMERICAN FUND
Alger American Growth Portfolio ............................       0.75%    --         0.04%     0.79%
Alger American Leveraged AllCap Portfolio (3) ..............       0.85%    --         0.15%     1.00%
Alger American MidCap Growth Portfolio .....................       0.80%    --         0.04%     0.84%
Alger American Small Capitalization Portfolio ..............       0.85%    --         0.04%     0.89%

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC ..................
VP International ...........................................       1.50%    --         0.0%      1.50%
VP Value ...................................................       1.00%    --         0.0%      1.00%
VP Income & Growth .........................................       0.70%    --         0.0%      0.70%

BERGER INSTITUTIONAL PRODUCTS TRUST
Berger IPT--100 Fund (4) ...................................       0.00%    --         1.00%     1.00%
Berger IPT--Growth and Income Fund (4) .....................       0.00%    --         1.00%     1.00%
Berger IPT--Small Company Growth Fund (4) ..................       0.00%    --         1.15%     1.15%
Berger/BIAM IPT--International Fund (4) ....................       0.00%    --         1.20%     1.20%

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.                 0.75%    --         0.07%     0.82%

DREYFUS STOCK INDEX FUND     ...............................       0.25%    --         0.03%     0.28%

DREYFUS VARIABLE INVESTMENT FUND
Disciplined Stock Portfolio...............................         0.75%               0.27%     1.02%
International Value Portfolio...............................       1.00%               0.42%     1.42%

FEDERATED INSURANCE SERIES
Federated High Income Bond Fund II (5) .....................       0.51%    --         0.29%     0.80%
Federated International Equity Fund II (5) .................       0.02%    --         1.21%     1.23%
Federated Utility Fund II (5) ..............................       0.48%    --         0.37%     0.85%

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INVESCO VIF - High Yield Portfolio (6)......................        .60%    --          .27%      .87%
INVESCO VIF - Industrial Income Portfolio (6)...............        .75%    --          .20%      .95%

JANUS ASPEN SERIES
Aggressive Growth Portfolio (7)  ...........................       0.73%    --         0.03%     0.76%
Growth Portfolio (7)  ......................................       0.65%    --         0.05%     0.70%
Worldwide Growth Portfolio (7) .............................       0.66%    --         0.08%     0.74%

LAZARD RETIREMENT SERIES, INC ..............................
Lazard Retirement Equity Portfolio (8)  ....................       0.75%   0.25%       0.50%     1.50%
Lazard Retirement Small Cap Portfolio (8) ..................       0.75%   0.25%       0.50%     1.50%

LORD ABBETT SERIES FUND, INC ...............................
Growth and Income Portfolio (9)  ...........................       0.50%   0.15%       0.02%     0.67%

MITCHELL HUTCHINS SERIES TRUST
Growth and Income Portfolio ................................       0.70%    --         0.88%     1.58%

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST (10)
Limited Maturity Bond Portfolio ............................       0.65%    --         0.12%     0.77%
Partners Portfolio .........................................       0.80%    --         0.06%     0.86%

STRONG OPPORTUNITY FUND II, INC.
Opportunity Fund II ........................................       1.00%    --         0.15%     1.15%

STRONG VARIABLE INSURANCE FUNDS, INC .......................
Growth Fund II (11) ........................................       1.00%    --         0.20%     1.20%

VAN ECK WORLDWIDE INSURANCE TRUST (12)
Worldwide Bond Fund ........................................       1.00%    --         0.12%     1.12%
Worldwide Emerging Markets Fund ............................       1.00%    --        (-.20)%    0.80%
Worldwide Hard Assets Fund .................................       1.00%    --         0.17%     1.17%
Worldwide Real Estate Fund .................................       0.00%    --         1.00%     1.00%


      (1) Conseco Capital Management, Inc., the investment adviser of Conseco Series Trust, has voluntarily agreed to reimburse all expenses, including management fees, in excess of the following percentage of the average annual net assets of each listed Portfolio, as long as such reimbursement would not result in a Portfolio's inability to qualify as a regulated investment company under the Code: 0.75% for the Asset Allocation Portfolio; 0.80% for the Common Stock Portfolio; 0.70% for the Corporate Bond Portfolio and Government Securities Portfolio; and 0.45% for the Money Market Portfolio. The total percentages in the above table is after reimbursement. In the absence of expense reimbursement, the total fees and expenses in 1997 would have totaled: 0.84% for the Asset Allocation Portfolio; 0.80% for the Common Stock Portfolio; 0.77% for the Corporate Bond Portfolio; 0.92% for the Government Securities Portfolio; and 0.52% for the Money Market Portfolio.

      (2) Conseco Capital Management, Inc., since January 1, 1993, has voluntarily waived its management fees in excess of the annual rates set forth above. Absent such fee waivers, the management fees would be: .65% for the Asset Allocation Portfolio; .65% for the Common Stock Portfolio; and .50% for the Money Market Portfolio.

      (3) The Alger American Leveraged AllCap Portfolio's "Other Expenses" includes .04% of interest expense.

      (4) The Funds' investment advisers have voluntarily agreed to waive their advisory fee and have voluntarily reimbursed the Funds for additional expenses to the extent that normal operating expenses in any fiscal year, including the investment advisory fee but excluding brokerage commissions, interest, taxes and extraordinary expenses, of each of the Berger IPT--100 Fund and the Berger
IPT-- Growth and Income Fund exceed 1.00%, and the normal operating expenses in any fiscal year of the Berger IPT--Small Company Growth Fund exceed
1.15%, and the normal operating expenses of the Berger/BIAM IPT -
International Fund exceed 1.20% of the respective Fund's average daily net assets. Absent the voluntary waiver and reimbursement, the Management Fee for the Berger IPT--100 Fund, Berger IPT--Growth and Income Fund, the Berger IPT--Small Company Growth Fund and the Berger/BIAM IPT - International Fund would have been .75%, .75%, .90%, and .90% respectively, and their Total
Annual Portfolio Expenses would have been 9.18%, 9.62%, 5.81% and 3.83%, respectively.

      (5) In the absence of a voluntary waiver by Federated Advisers, the Funds' investment adviser, the Management Fee and Total Annual Portfolio Expenses would have been 0.60% and 0.89%, respectively, for High Income Bond Fund II and
0.75% and 1.12%, respectively, for Utility Fund II. Absent a voluntary waiver of the management fee and the voluntary reimbursement of certain other operating expenses by Federated Advisers, the Management Fee and Total Annual Portfolio Expenses for International Equity Fund II would have been 1.00% and 2.21%, respectively.

     (6) Certain expenses are being absorbed voluntarily by the investment adviser and sub-adviser. Total expenses (after expenses were absorbed but before any expense offset arrangement) of the INVESCO VIF - High Yield Portfolio and INVESCO VIF - Industrial Income Portfolio for the year ended December 31, 1997 amounted to 0.83% and 0.91%, respectively, of each Portfolio's average net assets. In the absence of such voluntary expense limitation, the total operating expenses of the INVESCO VIF - High Yield Portfolio and INVESCO VIF - Industrial Income Portfolio for the fiscal period ended December 31, 1997 would have been 0.94% and 0.97%, respectively, of each Portfolio's average net assets.

It should be noted that the Portfolio's actual expenses were lower than the figures shown because the Portfolio's custodian fees and pricing expenses were reduced under expense offset arrangements. However, as a result of an SEC requirement for mutual funds to state their total operating expenses without crediting any such expense offset arrangements, the figures shown above do not reflect these reductions.

      (7) The expense figures shown are net of certain fee waivers or reductions from Janus Capital Corporation, the investment adviser of the Janus Aspen Series. Without such waivers or reductions, the total fees and expenses in 1997 would have totaled: 0.78% for Aggressive Growth; 0.78% for Growth; and 0.81% for Worldwide Growth.

      (8) Lazard Asset Management, the Fund's investment adviser, has voluntarily agreed to reimburse all expenses, including management fees, in excess of 1.50% of the average annual net assets of the Portfolio.

      (9) The Growth and Income Portfolio of Lord Abbett Series Fund, Inc. has a 12b-1 plan which provides for payments to Lord, Abbett & Co. for remittance to a life insurance company for certain distribution expenses (see the Fund Prospectus). The 12b-1 plan provides that such remittances, in the aggregate, will not exceed .15%, on an annual basis, of the daily net asset value of shares of the Growth and Income Portfolio. For the year ending December 31, 1998, the 12b-1 fees are estimated to be .15%. The examples below for this Portfolio reflect the estimated 12b-1 fees.

      (10) Neuberger & Berman Advisers Management Trust is divided into portfolios (Portfolios), each of which invests all of its net investable assets in a corresponding series of Advisers Managers Trust. The figures reported under "Management Fees" include the total of the administration fees paid by the Portfolio and the management fees paid by its corresponding series. Similarly, "Other Expenses" includes all other expenses of the Portfolio and its corresponding series.

      (11) Strong Capital Management, Inc., the investment adviser of the Strong Growth Fund II, has voluntarily agreed to cap the Fund's total operating expenses at 1.20%. The Adviser has no current intention to, but may in the future, discontinue or modify any waiver of fees or absorption of expenses at its discretion with appropriate notification to its shareholders.

      (12) All figures are annualized. Expenses of the Worldwide Real Estate Fund, which commenced operation in June 1997, are being assumed by the Fund's investment adviser. Without such assumption, Worldwide Real Estate Fund's Management Fee would be 1.00%, Other Expenses would be 3.88% and Total Expenses would be 4.88%. Other Expenses of Worldwide Real Estate Fund are an estimate which assumes $80 million in average daily net assets, and may be greater or less than those shown. Prior to April 30, 1997, Worldwide Hard Assets Fund was named Gold and Natural Resources Fund. Other Expenses of the Worldwide Hard Assets Fund are net of soft dollar credits. Without such credits, Other Expenses would have been 0.18% and Total Annual Portfolio Expenses would have been 1.18%. Other Expenses of Worldwide Emerging Markets Fund are net of the reduction of the Fund's operating fees in connection with a fee arrangement, based on cash balances left on deposit with the custodian, and net of the waiver or assumption by the Fund's investment adviser of certain fees and expenses. Without such fee arrangement and, to a lesser extent, the waiver/assumption, Other Expenses would have been 0.34% and Total Expenses would have been 1.34%. The Fund's investment adviser is no longer waiving or assuming fees and expenses.

================================================================================

EXAMPLES:

      You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets: (a) upon surrender at the end of each time period; (b) if the contract is not surrendered; (c) if the contract is annuitized (except under certain circumstances).

                                                     TIME PERIODS
                                              1 YEAR             3 YEARS
--------------------------------------------------------------------------------
CONSECO SERIES TRUST
  Asset Allocation                            (a) $85          (a) $123
                                              (b) $23          (b) $ 69
                                              (c) $85          (c) $123
  Common Stock                                (a) $86          (a) $124
                                              (b) $23          (b) $ 71
                                              (c) $86          (c) $124
  Corporate Bond                              (a) $85          (a) $121
                                              (b) $22          (b) $ 68
                                              (c) $85          (c) $121
  Government Securities                       (a) $85          (a) $121
                                              (b) $22          (b) $ 68
                                              (c) $85          (c) $121
  Money Market                                (a) $82          (a) $114
                                              (b) $20          (b) $ 60
                                              (c) $82          (c) $114

THE ALGER AMERICAN FUND
  Alger American Growth                       (a) $86          (a) $124
                                              (b) $23          (b) $ 71
                                              (c) $86          (c) $124
  Alger American Leveraged AllCap             (a) $88          (a) $130
                                              (b) $25          (b) $ 77
                                              (c) $88          (c) $130
  Alger American MidCap Growth                (a) $86          (a) $126
                                              (b) $23          (b) $ 72
                                              (c) $86          (c) $126
  Alger American Small Capitalization         (a) $87          (a) $127
                                              (b) $24          (b) $ 74
                                              (c) $87          (c) $127
AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC
  VP Income & Growth                          (a) $85          (a) $121
                                              (b) $22          (b) $ 68
                                              (c) $85          (c) $121
  VP International                            (a) $93          (a) $145
                                              (b) $30          (b) $ 92
                                              (c) $93          (c) $145
  VP Value                                    (a) $88          (a) $130
                                              (b) $25          (b) $ 77
                                              (c) $88          (c) $130

BERGER INSTITUTIONAL PRODUCTS TRUST
  Berger IPT--100                             (a) $88          (a) $130
                                              (b) $25          (b) $ 77
                                              (c) $88          (c) $130
  Berger IPT--Growth and Income               (a) $88          (a) $130
                                              (b) $25          (b) $ 77
                                              (c) $88          (c) $130
  Berger IPT--Small Company Growth            (a) $89          (a) $135
                                              (b) $27          (b) $ 81
                                              (c) $89          (c) $135
  Berger/BIAM IPT--International              (a) $90          (a) $136
                                              (b) $27          (b) $ 83
                                              (c) $90          (c) $136

THE DREYFUS SOCIALLY RESPONSIBLE
GROWTH FUND, INC.

                                              (a) $86          (a) $125
                                              (b) $25          (b) $ 71
                                              (c) $86          (c) $125

DREYFUS STOCK INDEX FUND

                                              (a) $81          (a) $109
                                              (b) $18          (b) $ 55
                                              (c) $81          (c) $109

DREYFUS VARIABLE INVESTMENT FUND
   Disciplined Stock                          (a) $88          (a) $131
                                              (b) $25          (b) $ 77
                                              (c) $88          (c) $131
   International Value                        (a) $92          (a) $143
                                              (b) $29          (b) $ 89
                                              (c) $92          (c) $143

FEDERATED INSURANCE SERIES
  Federated High Income Bond II               (a) $86          (a) $124
                                              (b) $23          (b) $ 71
                                              (c) $86          (c) $124
  Federated International Equity II           (a) $90          (a) $137
                                              (b) $27          (b) $ 84
                                              (c) $90          (c) $137
  Federated Utility II                        (a) $86          (a) $126
                                              (b) $24          (b) $ 72
                                              (c) $86          (c) $126

INVESCO VARIABLE INVESTMENT FUNDS, INC.

  INVESCO VIF - High Yield                    (a) $87          (a) $127
                                              (b) $24          (b) $ 73
                                              (c) $87          (c) $127
  INVESCO VIF - Industrial Income             (a) $87          (a) $129
                                              (b) $25          (b) $ 75
                                              (c) $87          (c) $129

JANUS ASPEN SERIES
  Aggressive Growth                           (a) $85          (a) $123
                                              (b) $23          (b) $ 70
                                              (c) $85          (c) $123
  Growth                                      (a) $85          (a) $121
                                              (b) $22          (b) $ 68
                                              (c) $85          (c) $121
  Worldwide Growth                            (a) $85          (a) $123
                                              (b) $22          (b) $ 69
                                              (c) $85          (c) $123

LAZARD RETIREMENT SERIES, INC.
  Lazard Retirement Equity                    (a) $93          (a) $145
                                              (b) $30          (b) $ 92
                                              (c) $93          (c) $145
  Lazard Retirement Small Cap                 (a) $93          (a) $145
                                              (b) $30          (b) $ 92
                                              (c) $93          (c) $145

LORD ABBETT SERIES FUND, INC.
  Growth and Income                           (a) $85          (a) $120
                                              (b) $22          (b) $ 67
                                              (c) $85          (c) $120


MITCHELL HUTCHINS SERIES
TRUST
  Growth and Income                           (a) $93          (a) $147
                                              (b) $31          (b) $ 93
                                              (c) $93          (c) $147

NEUBERGER & BERMAN ADVISERS
MANAGEMENT TRUST
  Limited Maturity Bond                       (a) $86          (a) $123
                                              (b) $23          (b) $ 70
                                              (c) $86          (c) $123
  Partners                                    (a) $86          (a) $126
                                              (b) $24          (b) $ 73
                                              (c) $86          (c) $126

STRONG OPPORTUNITY FUND II, INC.
  Opportunity Fund II                         (a) $89          (a) $135
                                              (b) $27          (b) $ 81
                                              (c) $89          (c) $135

STRONG VARIABLE INSURANCE FUNDS, INC.
  Growth II                                   (a) $90          (a) $136
                                              (b) $27          (b) $ 83
                                              (c) $90          (c) $136

VAN ECK WORLDWIDE INSURANCE TRUST
  Worldwide Bond                              (a) $89          (a) $134
                                              (b) $26          (b) $ 80
                                              (c) $89          (c) $134
  Worldwide Emerging Markets                  (a) $86          (a) $124
                                              (b) $23          (b) $ 71
                                              (c) $86          (c) $124
  Worldwide Hard Assets                       (a) $90          (a) $136
                                              (b) $27          (b) $ 82
                                              (c) $90          (c) $136
  Worldwide Real Estate                       (a) $88          (a) $130
                                              (b) $25          (b) $ 77
                                              (c) $88          (c) $130

EXPLANATION OF FEE TABLE AND EXAMPLES

      1. The purpose of the Fee Table is to show you the various expenses you will incur directly or indirectly with the contract. The Fee Table reflects expenses of the Separate Account as well as the investment portfolios.

      2. Every year you can take money out of your contract, without the contingent deferred sales charge, of an amount equal to the greater of: (i) 10% of the value of your contract (on a non-cumulative basis), or (ii) the IRS minimum distribution requirement for your contract if issued as an Individual Retirement Annuity, or (iii) the total of your purchase payments that have been in the contract more than 7 complete years.

      3. Great American Reserve will not charge you the transfer fee even if there is more than one transfer in a 30-day period during the accumulation phase if the transfer is for the Dollar Cost Averaging, Sweep or Rebalancing Programs. We will also not charge you a transfer fee on transfers made at the end of the free look period. All reallocations made on the same day count as one transfer.

      4. Great American Reserve will not charge the contract maintenance charge if the value of your contract is $50,000 or more, although, if you make a complete withdrawal, Great American Reserve will charge the contract maintenance charge.

      5. Premium taxes are not reflected. Premium taxes may apply depending on the state where you live.

      6. The assumed average contract size is $30,000.

      7. THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


There is no condensed financial information presented because the sale of the contracts began on March 3, 1998.

1. THE ANNUITY CONTRACT

      This Prospectus describes the Fixed and Variable Annuity Contract offered by Great American Reserve.

      An annuity is a contract between you, the owner, and an insurance company (in this case Great American Reserve), where the insurance company promises to pay you an income, in the form of annuity payments, beginning on a designated date that is at least 90 days after we issue your contract. Until you decide to begin receiving annuity payments, your annuity is in the accumulation phase. Once you begin receiving annuity payments, your contract switches to the income phase. The contract benefits from tax-deferral.

      Tax-deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you take money out of your contract.

      The contract is a variable annuity. You can choose among 40 investment portfolios and, depending upon market conditions, you can make or lose money in any of these portfolios. If you select the variable annuity portion of the contract, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the investment portfolio(s) you select. The amount of the annuity payments you receive during the income phase from the variable annuity portion of the contract also depends upon the investment performance of the investment portfolios you select for the income phase.

      The contract contains a fixed account. The fixed account offers an interest rate that is guaranteed to be no less than 3% by Great American Reserve. If you select the fixed account, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the total interest credited to your contract. The amount of the annuity payments you receive during the income phase from the fixed account portion of the contract will remain level for the entire income phase.

      The contract also contains 3 guarantee periods within the MVA option. Your money will earn interest at the rate set by Great American Reserve. The interest rate is guaranteed by Great American Reserve for the time you agree to leave your money in the guarantee period. We currently offer guarantee periods for 1, 3 and 5 years. To the extent you allocate money to a guarantee period, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the total interest credited to your contract. An adjustment to your contract will apply to withdrawals, transfers or annuitizations from the 1, 3 and 5 year guarantee periods prior to the end of the selected period.

      As owner of the contract, you exercise all rights under the contract. You can change the owner at any time by notifying Great American Reserve in writing. You and another person can be named joint owners. We have described more information on this in Section 10--Other Information.

2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Under the contract you can receive regular income payments. You can choose the month and year in which those payments begin. We call that date the annuity date. Your annuity date can be any date selected by you. You can also choose among income plans. We call those annuity options.

      We ask you to choose your annuity date when you purchase the contract. With 30 days notice to us, you can change the annuity date or annuity option at any time before the annuity date. Your annuity date cannot be any earlier than 90 days after we issue the contract. Annuity payments must begin by the earlier of the annuitant's 90th birthday or the maximum date allowed by law. The annuitant is the person whose life we look to when we determine annuity payments.

      You can select an annuity option any time 30 days before the annuity date. If you do not choose an annuity option, we will assume that you selected Option 2 which provides a life annuity with 10 years of guaranteed payments.

      On the annuity date the value of your contract, less any premium tax, plus any market value adjustment (which may be positive or negative), less any contingent deferred sales charge, and less any contract maintenance charge will be applied under the annuity option you selected. If you select an annuity date that is at least 4 years after your contract was issued and you choose an annuity option that has a life contingency or is for a minimum of 5 years, the value of your contract, less any premium tax and less any contract maintenance charge will be applied under the annuity option you selected. A contingent deferred sales charge will not be deducted under these circumstances.

      During the income phase, you can choose to have payments come from the investment portfolios, the fixed account or both. Payments cannot come from the MVA option during the income phase. If you don't tell us otherwise, your annuity payments will be based on the investment allocations in the investment portfolios and fixed account that were in place on the annuity date.

      If you choose to have any portion of your annuity payments come from the investment portfolio(s), the dollar amount of your payment will depend upon 3 things: 1) the value of your contract in the investment portfolio(s) on the annuity date, 2) the 3% or 5% (as you selected) assumed investment rate used in the annuity table for the contract, and 3) the performance of the investment portfolios you selected. You can choose either a 5% or a 3% assumed investment rate. If the actual performance exceeds the 3% or 5% (as you selected) assumed rate, your annuity payments will increase. Similarly, if the actual rate is less than 3%, or 5% (as you selected) your annuity payments will decrease.

      Unless you notify us otherwise, we will pay the annuity payments to you. You can change the payee at any time prior to the annuity date. Income from any distribution will be reported to you for tax purposes.

      You can choose one of the following annuity options or any other annuity option which is acceptable to Great American Reserve. After annuity payments begin, you cannot change the annuity option.

      OPTION 1. INCOME FOR A SPECIFIED PERIOD. We will pay an income for a specific number of years in equal installments.

      OPTION 2. LIFE ANNUITY WITH 5, 10 OR 20 YEARS GUARANTEED. We will make monthly annuity payments so long as the annuitant is alive. However, when the annuitant dies, if we have made annuity payments for less than the selected guaranteed period, we will then continue to make annuity payments for the rest of the guaranteed period to the beneficiary.

      OPTION 3. INCOME OF SPECIFIED AMOUNT. We will pay income of a specified amount until the principal and interest are exhausted.

      OPTION 4. JOINT AND SURVIVOR ANNUITY. We will make monthly annuity payments so long as the annuitant and a joint annuitant are both alive. When either of these people die, the amount of the annuity payments we will make to the survivor can be equal to 100%, 66 2/3% or 50% of the amount that we would have paid if both were alive.

      Annuity payments are made monthly unless you have less than $5,000 to apply toward a payment. In that case, Great American Reserve may make a single lump sum payment to you. Likewise, if your annuity payments would be less than $50 a month, Great American Reserve has the right to change the frequency of payments so that your annuity payments are at least $50.

3. PURCHASE

PURCHASE PAYMENTS

      A purchase payment is the money you give us to buy the contract. The minimum we will accept is $5,000 when the contract is bought as a non-qualified contract. If you are buying the contract as part of an Individual Retirement Annuity (IRA) the minimum we will accept is $2,000. For each guarantee period of the MVA option, a minimum of $2,000 is required. The maximum we accept is $500,000 without our prior approval. You can make additional purchase payments of $500 or more to a non-qualified contract and $50 to an IRA contract. However, if you select the automatic premium check option, you can make additional payments of $200 each month for non-qualified contracts and $50 each month for IRA contracts.

ALLOCATION OF PURCHASE PAYMENTS

     When you purchase a contract, we will allocate your purchase payment to the fixed account, the guarantee periods of the MVA option and/or one or more of the investment portfolios you have selected. CURRENTLY, YOU CAN ALLOCATE MONEY TO UP TO 15 INVESTMENT PORTFOLIOS AT ANY ONE TIME. If you make additional purchase payments, we will allocate them in the same way as your first purchase payment unless you tell us otherwise. Currently, the minimum amount which can be allocated to any of the guarantee periods of the MVA option is $2,000. We reserve the right to change this amount in the future.

      If you change your mind about owning the contract, you can cancel it within 10 days after receiving it (or whatever period is required in your state). When you cancel the contract within this time period, Great American Reserve will not assess a contingent deferred sales charge. On the day we receive your request we will return the value of your contract. In some states, we may be required to refund your purchase payment. If you have purchased the contract as an IRA, we are required to give you back your purchase payment if you decide to cancel your contract within 10 days after receiving it (or whatever period is required in your state).

      Once we receive your purchase payment and the necessary information, we will issue your contract and allocate your first purchase payment within 2 business days. If you do not provide us all of the information needed, we will contact you. If for some reason we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information. If you add more money to your contract by making additional purchase payments, we will credit these amounts to your contract within one business day. Our business day closes when the New York Stock Exchange closes, usually 4:00 P.M. Eastern time.

ACCUMULATION UNITS

      The accumulation unit value for each account was arbitrarily set initially at $10.00. The value of the variable annuity portion of your contract will increase or decrease depending upon the investment performance of the investment portfolio(s) you choose. In order to keep track of the value of your contract, we use a unit of measure we call an accumulation unit. (An accumulation unit works like a share of a mutual fund.) During the income phase of the contract we call the unit an annuity unit.

      Every day we determine the value of an accumulation unit for each of the investment portfolios by multiplying the accumulation unit value for the previous period by a factor for the current period. The factor is determined by:

      1. dividing the value of an investment portfolio share at the end of the current period (and any charges for taxes) by the value of an investment portfolio share for the previous period; and

      2. subtracting the daily amount of the insurance charges.

      The value of an accumulation unit may go up or down from day to day.

      When you make a purchase payment, we credit your contract with accumulation units. The number of accumulation units credited is determined by dividing the amount of the purchase payment allocated to an investment portfolio by the value of the accumulation unit for that investment portfolio.

      We calculate the value of an accumulation unit for each investment portfolio after the New York Stock Exchange closes each day and then credit your contract.

      EXAMPLE:

     On Wednesday we receive an additional purchase payment of $4,000 from you. You have told us you want this to go to the Common Stock Portfolio. When the New York Stock Exchange closes on that Wednesday, we determine that the value of an accumulation unit for the Common Stock Portfolio is $12.25. We then divide $4,000 by $12.25 and credit your contract on Wednesday night with 326.53 accumulation units for the Common Stock Portfolio.

4. INVESTMENT OPTIONS

INVESTMENT PORTFOLIOS

     The contract offers 40 investment portfolios which are listed below. You can invest in up to 15 investment portfolios at any one time. Additional investment portfolios may be available in the future.

      Shares of the funds are offered in connection with certain variable annuity contracts and variable life insurance policies of various life insurance companies which may or may not be affiliated with Great American Reserve. Certain investment portfolios are also sold directly to qualified plans. The funds do not believe that offering their shares in this manner will be disadvantageous to you.

      YOU SHOULD READ THE PROSPECTUSES FOR THESE FUNDS CAREFULLY BEFORE INVESTING. COPIES OF THESE PROSPECTUSES ARE ATTACHED TO THIS PROSPECTUS.

      CONSECO SERIES TRUST

      Conseco Series Trust is a mutual fund with multiple portfolios. Conseco Series Trust is managed by Conseco Capital Management, Inc. The following portfolios are available under the contract:

      Asset Allocation Portfolio
      Common Stock Portfolio
      Corporate Bond Portfolio
      Government Securities Portfolio
      Money Market Portfolio

      THE ALGER AMERICAN FUND

      The Alger American Fund is a mutual fund with multiple portfolios. Fred Alger Management, Inc. serves as the investment adviser. The following portfolios are available under the contract:

      Alger American Growth Portfolio
      Alger American Leveraged AllCap Portfolio
      Alger American MidCap Growth Portfolio
      Alger American Small Capitalization Portfolio

      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

      American Century Variable Portfolios, Inc. is a series of funds managed by American Century Investment Management, Inc. The following portfolios are available under the contract:

      VP Income & Growth
      VP International
      VP Value

      BERGER INSTITUTIONAL PRODUCTS TRUST

      Berger Institutional Products Trust is a mutual fund with multiple portfolios. Berger Associates is the investment adviser to all portfolios except the Berger/BIAM IPT--International Fund. BBOI Worldwide LLC is the adviser to the Berger/BIAM IPT--International Fund. The following portfolios are available under the contract:

      Berger IPT--100 Fund
      Berger IPT--Growth and Income Fund
      Berger IPT--Small Company Growth Fund
      Berger/BIAM IPT--International Fund

      THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

      The Dreyfus Socially Responsible Growth Fund, Inc. is managed by The Dreyfus Corporation. Dreyfus has hired NCM Capital Management Group, Inc. to serve as sub-investment adviser and provide day-to-day management of the Fund's investments.

      DREYFUS STOCK INDEX FUND

      The Dreyfus Corporation serves as the Fund's manager. Dreyfus has hired its affiliate, Mellon Equity Associates, to serve as the Fund's index fund manager and provide day-to-day management of the Fund's investments.

      DREYFUS VARIABLE INVESTMENT FUND

      The Dreyfus Variable Investment Fund is a mutual fund with multiple portfolios. The Dreyfus Corporation serves as the investment adviser. The following portfolios are available under the contract:

      Disciplined Stock Portfolio
      International Value Portfolio


      FEDERATED INSURANCE SERIES

      Federated Insurance Series is a mutual fund with multiple portfolios. Federated Advisers is the investment adviser. The following portfolios are available under the contract:

      Federated High Income Bond Fund II
      Federated International Equity Fund II
      Federated Utility Fund II

      INVESCO VARIABLE INVESTMENT FUNDS, INC.

      INVESCO Variable Investment Funds, Inc. is a mutual fund with multiple portfolios. INVESCO Funds Group, Inc. is the investment adviser. The following portfolios are available under the contract:

       INVESCO VIF - High Yield Portfolio
       INVESCO VIF - Industrial Income Portfolio

      JANUS ASPEN SERIES

      The Janus Aspen Series is a mutual fund with multiple portfolios which are advised by Janus Capital Corporation. The following portfolios are available under the contract:

      Aggressive Growth Portfolio
      Growth Portfolio
      Worldwide Growth Portfolio

      LAZARD RETIREMENT SERIES, INC.

      Lazard Retirement Series, Inc. is a mutual fund with multiple portfolios. Lazard Asset Management, a division of Lazard Freres & Co. LLC, is the investment manager for each portfolio. The following portfolios are available under the contract:

      Lazard Retirement Equity Portfolio
      Lazard Retirement Small Cap Portfolio

      LORD ABBETT SERIES FUND, INC.

      Lord Abbett Series Fund, Inc. is a mutual fund managed by Lord, Abbett & Co. The following portfolio is available under the contract:

      Growth and Income Portfolio


      MITCHELL HUTCHINS SERIES TRUST

      Mitchell Hutchins Series Trust is a mutual fund with multiple portfolios. Mitchell Hutchins Asset Management Inc. provides advisory and administrative services to the Fund. The following portfolio is available under the contract:

      Growth and Income Portfolio

      NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST

      Each portfolio of Neuberger & Berman Advisers Management Trust invests in a corresponding series of Advisers Managers Trust. All series of Advisers Managers Trust are managed by Neuberger & Berman Management Incorporated. The following are available under the contract:

      Limited Maturity Bond Portfolio
      Partners Portfolio

      STRONG OPPORTUNITY FUND II, INC.

      Strong Opportunity Fund II is a mutual fund managed by Strong Capital Management, Inc. The following portfolio is available under the contract:

      Opportunity Fund II

      STRONG VARIABLE INSURANCE FUNDS, INC.

      Strong Variable Insurance Funds, Inc. is a mutual fund with multiple series. Strong Capital Management, Inc. serves as the investment adviser. The following series is available under the contract:

      Growth Fund II

      VAN ECK WORLDWIDE INSURANCE TRUST

      Van Eck Worldwide Insurance Trust is a mutual fund with multiple portfolios which are managed by Van Eck Associates Corporation. The following portfolios are available under the contract:

      Worldwide Bond Fund
      Worldwide Emerging Markets Fund
      Worldwide Hard Assets Fund
      Worldwide Real Estate Fund

THE FIXED ACCOUNT

      You can invest in the one year fixed account of Great American Reserve. The fixed account offers an interest rate that is guaranteed to be no less than 3% annually by Great American Reserve. If you select the fixed account, your money will be placed with the other general assets of Great American Reserve.

THE MVA OPTION

      The contract also offers three guarantee periods of the market value adjustment option (MVA option). A guarantee period is the period of time for which interest is credited in the market value adjustment option. Each allocation or transfer to the MVA option creates one or more new guarantee periods. We currently offer guarantee periods of 1, 3 and 5 years. You can allocate your purchase payment or transfer money to any of the currently available periods.

      The guarantee periods of the MVA option offer interest rates that are guaranteed by Great American Reserve. Interest rates may differ from time to time because of changes in market conditions. The interest rates set for a guarantee period for new purchase payments may be different from the interest rates offered for money already in the guarantee periods. We set interest rates at our discretion. Once we set an interest rate for a guarantee period, it will not change during that period.

      If you do not specify a guarantee period at the time of renewal, we will select the same guarantee period that just finished so long as it does not extend beyond the latest annuity date. If it does, we will choose the one year period. If there is no guarantee period for the same period available, the one year period will be selected. If it is not available, the next longest period will be selected.

      If you take money out (whether by withdrawal, transfer or annuitization) of the guarantee period before the end of the period in excess of the free amount (see below), an adjustment will be made to the amount withdrawn. This adjustment is referred to as a market value adjustment. The market value adjustment can increase or decrease the amount you take out of your contract. However, after the first year in a period, you can make one withdrawal each year of up to a total of 10% of the value of your MVA option in that period and no market value adjustment will be made to that withdrawal (free amount).

      We will not apply a market value adjustment for any withdrawals in the following situations: (1) to pay a death benefit; (2) to pay fees or charges under the contract; (3) amounts which are withdrawn or transferred during the 30-day period before the end of the guarantee period; or (4) when your contract switches to the income phase if your annuity payments begin after the 4th year from the date your contract was issued and you have chosen an annuity option that provides for a life contingency or is for a period of at least 5 years.

      The market value adjustment is determined by comparing the U.S. Treasury rate which was in effect at the beginning of the guarantee period for the length of the guarantee period selected versus the current U.S. Treasury Rate as of the date of the withdrawal or transfer for the number of years remaining (rounded up) plus .005. The U.S. Treasury Rate is the Bloomberg published Treasury rate found in the Wall Street Journal or on the Bloomberg System, representing the last trade made in the Treasury market for the applicable maturities related to the product. In general, if interest rates have dropped between the time you allocated your money to the guarantee period and the time you took it out, there will be a positive adjustment to the value of your contract. But, if interest rates have increased between the time you allocated your money to the guarantee period and the time you took it out, there will be a negative adjustment.

      The Appendix contains more information regarding how Great American Reserve calculates the market value adjustment, including examples.

TRANSFERS

      You can transfer money among the fixed account, the MVA option and the 40 investment portfolios. However, you cannot be invested in more than 15 investment portfolios, the 3 guarantee periods of the MVA option and/or the fixed account at any time.

      TRANSFERS DURING THE ACCUMULATION PHASE.

      You can make one transfer in a 30-day period during the accumulation phase without charge. You can make a transfer to or from the fixed account, the MVA option and to or from any investment portfolio. Transfers from a guarantee period of the MVA option before the end of the period may be subject to an adjustment. If you make more than one transfer in a 30-day period, a transfer fee of $25 may be deducted. The following apply to any transfer during the accumulation phase:

      1. The minimum amount which you can transfer is $500 or your entire value in the investment portfolio, or $2,000 into any guarantee period of the MVA option or fixed account. This requirement is waived if the transfer is pursuant to the Dollar Cost Averaging or Rebalancing Programs.

      2. You must leave at least $500 in each investment portfolio, guarantee period of the MVA option or the fixed account after you make a transfer unless the entire amount is being transferred. Transfers out of the fixed account are limited to 20% of the value of your contract every 6 months.

      3. Your request for a transfer must clearly state which investment portfolio(s), the guarantee period of the MVA option or the fixed account are involved in the transfer.

      4. Your request for transfer must clearly state how much the transfer is for.

      TRANSFERS DURING THE INCOME PHASE.

      You can only make two transfers every year during the income phase. The two transfers are free. We measure a year from the anniversary of the day we issued your contract. The following apply to any transfer during the income phase:

      1. You can make transfers at least 30 days before the due date of the first annuity payment for which the transfer will apply.

      2. The minimum amount which you can transfer is $500 or your entire value in the investment portfolio.

      3. You must leave at least $500 in each investment portfolio (or $0 if you are transferring the entire amount) after a transfer.

      4. No transfers can be made between the fixed account and the investment portfolios. You may only make transfers between the investment portfolios.

      This product is not designed for professional market timing organizations. Great American Reserve has reserved the right to modify the transfer privileges described above.

      TELEPHONE TRANSFERS. You can elect to make transfers by telephone. You can also authorize someone else to make transfers for you. If you own the contract with a joint owner, unless Great American Reserve is instructed otherwise, Great American Reserve will accept instructions from either you or the other owner. Great American Reserve will use reasonable procedures to confirm that instructions given us by telephone are genuine. All telephone calls will be recorded and the caller will be asked to produce personalized data about the owner before we will make the telephone transfer. We will send you a written confirmation of the transfer. If Great American Reserve fails to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

DOLLAR COST AVERAGING PROGRAM

      The Dollar Cost Averaging Program allows you to systematically transfer a set amount either monthly, quarterly, semi-annually or annually from the Money Market Portfolio or the fixed account to any of the other investment portfolio(s). You cannot transfer to the MVA option under this program. By allocating amounts on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations.

      You must have at least $2,000 in the Money Market Portfolio or the fixed account in order to participate in the Dollar Cost Averaging Program.

      All Dollar Cost Averaging transfers will be made on the first business day of the month. Dollar Cost Averaging must be for 36-60 months. Dollar Cost Averaging will end when the value in the Money Market Portfolio or the fixed account is zero. We will notify you when that happens.

      If you participate in the Dollar Cost Averaging Program, the transfers made under the program are not taken into account in determining any transfer fee.

REBALANCING PROGRAM

      Once your money has been allocated among the investment portfolios, the performance of each portfolio may cause your allocation to shift. If the value of your contract is at least $5,000, you can direct us to automatically rebalance your contract to return to your original percentage allocations by selecting our Rebalancing Program. You can tell us whether to rebalance quarterly, semi-annually or annually. We will measure these periods from the date you selected. You must use whole percentages in 1% increments for rebalancing. There will be no rebalancing within the fixed account or the MVA option. You can discontinue rebalancing at any time. You can change your rebalancing requests at any time in writing which we must receive before the next rebalancing date. If you participate in the Rebalancing Program, the transfers made under the program are not taken into account in determining any transfer fee.

EXAMPLE:

      Assume that you want your initial purchase payment split between 2 investment portfolios. You want 40% to be in the Corporate Bond Portfolio and 60% to be in Growth Portfolio. Over the next 2 1/2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Corporate Bond Portfolio now represents 50% of your holdings because of its increase in value. If you had chosen to have your holdings rebalanced quarterly, on the first day of the next quarter, Great American Reserve would sell some of your units in the Corporate Bond Portfolio to bring its value back to 40% and use the money to buy more units in the Growth Portfolio to increase those holdings to 60%.

ASSET ALLOCATION PROGRAM

      Great American Reserve understands the importance of advice from a financial adviser regarding your investments in the contract (asset allocation program). Certain investment advisers have made arrangements with us to make their services available to you. Great American Reserve has not made any independent investigation of these advisers and is not endorsing such programs. You may be required to enter into an advisory agreement with your investment adviser to have the fees paid out of your contract during the accumulation phase.

      Great American Reserve will, pursuant to an agreement with you, make a partial withdrawal from the value of your contract to pay for the services of the investment adviser. If the contract is non-qualified, the withdrawal will be treated like any other distribution and may be included in gross income for federal tax purposes and, if you are under age 59 1/2, may be subject to a tax penalty. If the contract is qualified, the withdrawal for the payment of fees may not be treated as a taxable distribution if certain conditions are met. Additionally, any withdrawals for this purpose may be subject to a contingent deferred sales charge. You should consult a tax adviser regarding the tax treatment of the payment of investment adviser fees from your contract.

SWEEP PROGRAM

      You can elect to transfer (sweep) your earnings from the fixed account to the investment portfolios on a periodic and systematic basis.

VOTING RIGHTS

      Great American Reserve is the legal owner of the investment portfolio shares. However, Great American Reserve believes that when an investment portfolio solicits proxies in conjunction with a vote of shareholders, it is required to obtain from you and other owners instructions as to how to vote those shares. When we receive those instructions, we will vote all of the shares we own in proportion to those instructions. Should Great American Reserve determine that it is no longer required to comply with the above, we will vote the shares in our own right.

SUBSTITUTION

      Great American Reserve may, in the interest of shareholders, deem it necessary to discontinue one or more of the investment portfolios or substitute a new portfolio for an existing portfolio. In the event that such a situation might occur, you will be notified in advance. Prior approval by the Securities and Exchange Commission will be obtained before any such change is made.

5. EXPENSES

      There are charges and other expenses associated with the contract that reduce the return on your investment in the contract. These charges and expenses are:

INSURANCE CHARGES

      Each day, Great American Reserve makes a deduction for its insurance charges. Great American Reserve does this as part of its calculation of the value of the accumulation units and the annuity units. The insurance charge has two parts: 1) the mortality and expense risk charge and 2) the administrative charge.

      MORTALITY AND EXPENSE RISK CHARGE. This charge is equal, on an annual basis, to 1.25% of the average daily value of the contract invested in an investment portfolio, after expenses have been deducted. This charge is for the insurance benefits provided under the contract and certain administrative and distribution expenses associated with the contract.

      ADMINISTRATIVE CHARGE. This charge is equal, on an annual basis, to .15% of the average daily value of the contract invested in an investment portfolio, after expenses have been deducted. This charge may be increased but will not exceed .25% of the average daily value of the contract invested in an investment portfolio, after expenses have been deducted. We will give you 60 days' notice if this charge is increased. This charge is for certain administrative expenses.

CONTRACT MAINTENANCE CHARGE

      During the accumulation phase, every year on the anniversary of the date when your contract was issued, Great American Reserve deducts $30 from your contract as a contract maintenance charge. We reserve the right to change this charge but it will not be more than $60 each year. No contract maintenance charge is deducted during the income phase. This charge is for certain administrative expenses associated with the contract.

      Under current practices, Great American Reserve does not deduct this charge if the value of your contract is $50,000 or more. Great American Reserve may some time in the future discontinue this practice and deduct the charge.

      If you make a complete withdrawal from your contract, the contract maintenance charge will also be deducted. The charge will be deducted if the annuity date is other than an anniversary.

CONTINGENT DEFERRED SALES CHARGE

      During the accumulation phase, you can make withdrawals from your contract. Great American Reserve keeps track of each purchase payment.

      Every year you can take money out of your contract, without charge, of an amount equal to the greater of: (1) 10% of the value of your contract (on a non-cumulative basis), or (2) the IRS minimum distribution requirement for this contract if it was issued under an Individual Retirement Annuity, or (3) the total of your purchase payments that have been in the contract more than 7 complete years. Withdrawals in excess of these amounts will be charged a contingent deferred sales charge which equals:

NO. OF YEARS                                                    CONTINGENT
FROM RECEIPT                                                  DEFERRED SALES
OF PURCHASE PAYMENT                                               CHARGE
-----------------------------------------------------------------------------

First Year......................................................    7%
Second Year.....................................................    7%
Third Year......................................................    6%
Fourth Year.....................................................    5%
Fifth Year......................................................    4%
Sixth Year......................................................    3%
Seventh Year....................................................    2%
Eighth Year and more............................................    0%

      In addition, the following circumstances further limit or reduce withdrawal charges: for issue ages up to 52, there is no contingent deferred sales charge made after the 15th contract year and later; for issue ages 53 to 56, there is no contingent deferred sales charge made after you attain age 67 or later; for issue ages 57 and later, any otherwise applicable contingent deferred sales charge will be multiplied by a factor ranging from .9 to 0 for contract years one through ten and later, respectively.

      The contingent deferred sales charge is assessed against each purchase payment withdrawn and will reduce the remaining value of your contract. The contingent deferred sales charge compensates us for expenses associated with selling the contract.

      Withdrawals from a guarantee period of the MVA option may also be subject to a market value adjustment. (See the Appendix for information on the market value adjustment.)

      NOTE: For tax purposes, withdrawals are generally considered to have come from earnings first.

      Great American Reserve does not assess the contingent deferred sales charge on death benefits or on any payments paid out as annuity payments if your annuity date is at least four years after we issue your contract and your annuity option has a life contingency or is for a minimum of 5 years.

REDUCTION OR ELIMINATION OF THE CONTINGENT DEFERRED SALES CHARGE

      Great American Reserve will reduce or eliminate the amount of the contingent deferred sales charge when the contract is sold under circumstances which reduce its sales expenses. Some examples are: if there is a large group of individuals that will be purchasing the contract or a prospective purchaser already had a relationship with Great American Reserve. Great American Reserve will not deduct a contingent deferred sales charge when a contract is issued to an officer, director or employee of Great American Reserve or any of its affiliates. Any circumstances resulting in the reduction or elimination of the contingent deferred sales charge requires our prior approval. In no event will elimination of the contingent deferred sales charge be permitted where it would be unfairly discriminatory to any person.

TRANSFER FEE

      You can make one free transfer every 30 days during the accumulation phase. If you make more than one transfer in a 30-day period, you could be charged a transfer fee of $25 per transfer. We reserve the right to change the transfer fee. The transfer fee is deducted from the account from which the transfer was made. If the entire amount in the account is transferred, the fee will be deducted from the amount transferred. If you transfer money from more than one account, the charge is deducted from the account with the largest balance. The two transfers permitted each year during the income phase are free.

      All reallocations made in the same day count as one transfer. Transfers made at the end of the free look period by us are not counted in determining the transfer fee. If the transfer is part of the Dollar Cost Averaging Program, the Rebalancing Program or the Sweep Program it will not count in determining the transfer fee.

      Transfers from a guarantee period of the MVA option may also be subject to a market value adjustment. (See the Appendix for information on the market value adjustment.)

PREMIUM TAXES

      Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. Great American Reserve is responsible for the payment of these taxes and will make a deduction from the value of the contract for them. These taxes are due either when the contract is issued or when annuity payments begin. It is Great American Reserve's current practice to deduct these taxes when either annuity payments begin or upon partial or full surrender of the contract. Great American Reserve may in the future discontinue this practice and assess the charge when the tax is due. Premium taxes currently range from 0% to 3.5%, depending on the state.

INCOME TAXES

      Great American Reserve will deduct from the contract for any income taxes which it incurs because of the contract. At the present time, we are not making any such deductions.

INVESTMENT PORTFOLIO EXPENSES

      There are deductions from and expenses paid out of the assets of the various investment portfolios, which are described in the attached fund prospectuses.

6. TAXES

      NOTE: GREAT AMERICAN RESERVE HAS PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT INTENDED AS TAX ADVICE TO ANY INDIVIDUAL. YOU SHOULD CONSULT YOUR OWN TAX ADVISER ABOUT YOUR OWN CIRCUMSTANCES. GREAT AMERICAN RESERVE HAS INCLUDED IN THE STATEMENT OF ADDITIONAL INFORMATION AN ADDITIONAL DISCUSSION REGARDING TAXES.

ANNUITY CONTRACTS IN GENERAL

      Annuity contracts are a means of setting aside money for future needs usually retirement. Congress recognized how important saving for retirement was and provided special rules in the Internal Revenue Code (Code) for annuities.

      Simply stated these rules provide that you will not be taxed on the earnings on the money held in your annuity contract until you take the money out. This is referred to as tax-deferral. There are different rules as to how you will be taxed depending on how you take the money out and the type of contract--qualified or non-qualified (see following sections).

      You, as the owner, will not be taxed on increases in the value of your contract until a distribution occurs--either as a withdrawal or as annuity payments. When you make a withdrawal you are taxed on the amount of the withdrawal that is earnings. For annuity payments, different rules apply. A portion of each annuity payment is treated as a partial return of your purchase payments and will not be taxed. The remaining portion of the annuity payment will be treated as ordinary income. How the annuity payment is divided between taxable and non-taxable portions depends upon the period over which the annuity payments are expected to be made. Annuity payments received after you have received all of your purchase payments are fully includible in income.

      When a non-qualified contract is owned by a non-natural person (e.g., corporation or certain other entities other than tax-qualified trusts), the contract will generally not be treated as an annuity for tax purposes.

QUALIFIED AND NON-QUALIFIED CONTRACTS

      If you purchase the contract as an individual and not under an Individual Retirement Annuity (IRA), your contract is referred to as a non-qualified contract.

      If you purchase the contract under an IRA, your contract is referred to as a qualified contract.

WITHDRAWALS--NON-QUALIFIED CONTRACTS

      If you make a withdrawal from your contract, the Code generally treats such a withdrawal as first coming from earnings and then from your purchase payments. Such withdrawn earnings are includible in income.

      The Code also provides that any amount received under an annuity contract which is included in income may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includible in income. Some withdrawals will be exempt from the penalty. They include any amounts: (1) paid on or after you reach age 59 1/2; (2) paid after you die; (3) paid if you become totally disabled (as that term is defined in the Code); (4) paid in a series of substantially equal payments made annually (or more frequently) under a lifetime annuity; (5) paid under an immediate annuity; or (6) which come from purchase payments made prior to August 14, 1982.

WITHDRAWALS--QUALIFIED CONTRACTS

      The above information describing the taxation of non-qualified contracts does not apply to qualified contracts. There are special rules that govern with respect to qualified contracts. We have provided a more complete discussion in the Statement of Additional Information.

DIVERSIFICATION

      The Code provides that the underlying investments for a variable annuity must satisfy certain diversification requirements in order to be treated as an annuity contract. Great American Reserve believes that the investment portfolios are being managed so as to comply with the requirements.

INVESTOR CONTROL

      Neither the Code nor the Internal Revenue Service Regulations issued to date provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Great American Reserve would be considered the owner of the shares of the investment portfolios. If this occurs, it will result in the loss of the favorable tax treatment for the contract. It is unknown to what extent under federal tax law owners are permitted to select investment portfolios, to make transfers among the investment portfolios or the number and type of investment portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the contract, could be treated as the owner of the investment portfolios.

      Due to the uncertainty in this area, Great American Reserve reserves the right to modify the contract as reasonably deemed necessary to maintain favorable tax treatment.

7. ACCESS TO YOUR MONEY

      You can have access to the money in your contract: (1) by making a withdrawal (either a partial or a complete withdrawal); (2) by electing to receive annuity payments; or (3) when a death benefit is paid to your beneficiary. Withdrawals can only be made during the accumulation phase.

      When you make a complete withdrawal you will receive the value of the contract on the day you made the withdrawal less any applicable contingent deferred sales charge, less any premium tax less any contract maintenance charge and plus or minus any market value adjustment (which may be positive or negative). (See Section 5. Expenses for a discussion of the charges and Section
4. Investment Options--The MVA Option and the Appendix for a discussion of withdrawals from the MVA option.)

      You must tell us which account (investment portfolio(s), guarantee periods of the MVA option and/or the fixed account) you want the withdrawal to come from. Under most circumstances, the amount of any partial withdrawal from any investment portfolio, guarantee period of the MVA option or the fixed account must be for at least $500. Great American Reserve requires that after a partial withdrawal is made there must be at least $500 left in your contract.

      INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE.

SYSTEMATIC WITHDRAWAL PROGRAM

      The Systematic Withdrawal Program allows you to choose to receive your automatic payments either monthly, quarterly, semi-annually or annually. You must have at least $5,000 in your contract to start the program. You cannot take systematic withdrawals from any guarantee period of the MVA option. You can instruct us to withdraw a specific amount which can be a percentage of the value of your contract or a dollar amount. The systematic withdrawal program will end any time you designate. If you make a partial withdrawal outside the program and the value of your contract is less than $5,000 the program will automatically terminate. Great American Reserve does not have any charge for this program, however, the withdrawal may be subject to a contingent deferred sales charge. For a discussion of the withdrawal charge, see Section 5. Expenses.

      All systematic withdrawals will be paid on the last business day of the month (beginning with the first full month after you bought your contract).

      You may not participate in the Systematic Withdrawal Program and the Dollar Cost Averaging Program at the same time.

      INCOME TAXES AND TAX PENALTIES MAY APPLY TO SYSTEMATIC WITHDRAWALS.

SUSPENSION OF PAYMENTS OR TRANSFERS

      Great American Reserve may be required to suspend or postpone payments for withdrawal or transfers for any period when:

      1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

      2. trading on the New York Stock Exchange is restricted;

      3. an emergency exists as a result of which disposal of shares of the investment portfolios is not reasonably practicable or Great American Reserve cannot reasonably value the shares of the investment portfolios;

      4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of owners.

      Great American Reserve has reserved the right to defer payment for a withdrawal or transfer from the fixed account for the period permitted by law but not for more than six months.

8. PERFORMANCE

      Great American Reserve may periodically advertise performance of the annuity investment in the various investment portfolios. Great American Reserve will calculate performance by determining the percentage change in the value of an accumulation unit by dividing the increase (decrease) for that unit by the value of the accumulation unit at the beginning of the period. This performance number reflects the deduction of the insurance charges and the fees and expenses of the investment portfolio. It does not reflect the deduction of any applicable contract maintenance charge and contingent deferred sales charge. The deduction of any applicable contract maintenance charge and contingent deferred sales charge would reduce the percentage increase or make greater any percentage decrease. Any advertisement will also include standardized average annual total return figures which reflect the deduction of the insurance charges, contract maintenance charge, contingent deferred sales charge and the fees and expenses of the investment portfolio.

     For periods starting prior to the date the contracts were first offered, the performance will be based on the historical performance of the corresponding portfolios, modified to reflect the charges and expenses of the contract as if the contract had been in existence during the period stated in the advertisement. These figures should not be interpreted to reflect actual historic performance.

      Great American Reserve may, from time to time, include in its advertising and sales materials, tax deferred compounding charts and other hypothetical illustrations, which may include comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets.

9. DEATH BENEFIT

UPON YOUR DEATH

      If you die before annuity payments begin, Great American Reserve will pay a death benefit to your beneficiary (see below). If you have a joint owner, the death benefit will be paid when the first owner dies. The surviving joint owner will be treated as the beneficiary.

      If death occurs prior to age 90, the amount of the death benefit will be the greater of:

      (1) the value of your contract at the time Great American Reserve receives proof of death and a payment election; or (2) the total purchase payments you have made, less any adjusted partial withdrawals, increased by 5% each year up to the date of death. Adjusted partial withdrawal means the amount of the partial withdrawal multiplied by the amount of the death benefit just before the partial withdrawal divided by the value of your contract just before the partial withdrawal. A partial withdrawal is the amount paid to you plus any taxes withheld less any contingent deferred sales charge.

      If death occurs at age 90 or later, the death benefit will be the contract value at the time Great American Reserve receives proof of death and a payment election.

      The entire death benefit must be paid within 5 years of the date of death unless the beneficiary elects to have the death benefit payable under an annuity option. The death benefit payable under an annuity option must be paid over the beneficiary's lifetime or for a period not extending beyond the beneficiary's life expectancy. Payment must begin within one year of the date of death. If the beneficiary is the spouse of the owner, he/she can continue the contract in his/her own name at the then current value. If a lump sum payment is elected and all the necessary requirements are met, the payment will be made within 7 days. Different rules may apply in the case of an Individual Retirement Annuity.

      If you or any joint owner (who is not the annuitant) dies during the income phase, any remaining payments under the annuity option elected will continue at least as rapidly as under the method of distribution prior to the death of the owner or joint owner. If you die during the income phase, the beneficiary becomes the owner. If any joint owner dies during the income phase, the surviving joint owner, if any, will be treated as the primary beneficiary. Any other beneficiary on record at the time of death will be treated as a contingent beneficiary. Different rules may apply in the case of an Individual Retirement Annuity.

DEATH OF ANNUITANT

      If the annuitant, who is not an owner or joint owner, dies during the accumulation phase, you can name a new annuitant. Unless another annuitant is named within 30 days of the death of the annuitant, you will become the annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the annuitant will be treated as the death of the owner, and a new annuitant may not be named.

      Upon the death of the annuitant during the income phase, the death benefit, if any, will be as provided for in the annuity option selected.

10. OTHER INFORMATION

GREAT AMERICAN RESERVE

      Great American Reserve Insurance Company (Great American Reserve) was originally organized in 1937. It is principally engaged in the life insurance business in 49 states and the District of Columbia. Great American Reserve is a stock company organized under the laws of the state of Texas and is an indirect wholly-owned subsidiary of Conseco, Inc. (Conseco). The operations of Great American Reserve are handled by Conseco. Conseco is a publicly owned financial services organization headquartered in Carmel, Indiana. Through its subsidiaries, Conseco is one of the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

THE SEPARATE ACCOUNTS

      Great American Reserve has established two separate accounts to hold the assets that underlie the contracts. One account, Great American Reserve Variable Annuity Account F, serves the variable annuity portion of the contract. The other separate account, Great American Reserve Market Value Adjustment Account, serves the portion of the contract that may be subject to a market value adjustment. The Board of Directors of Great American Reserve adopted a resolution to establish the Separate Accounts under Texas Insurance law on September 26, 1997. Great American Reserve Variable Annuity Account F is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Great American Reserve Market Value Adjustment Account is not registered with the Securities and Exchange Commission.

      The assets of the Separate Accounts are held in Great American Reserve's name on behalf of the Separate Accounts and legally belong to Great American Reserve. However, those assets that underlie the contracts, are not chargeable with liabilities arising out of any other business Great American Reserve may conduct. All the income, gains and losses (realized or unrealized) resulting from these assets are credited to or charged against the contracts and not against any other contracts Great American Reserve may issue.

DISTRIBUTOR

      Conseco Equity Sales, Inc. (CES), 11815 N. Pennsylvania Street, Carmel, Indiana 46032 acts as the distributor of the contracts. CES, an affiliate of Great American Reserve, is registered as a broker-dealer under the Securities Exchange Act of 1934. CES is a member of the National Association of Securities Dealers, Inc.

      Commissions will be paid to broker-dealers who sell the contracts. Broker-dealers commissions may cost up to 8.25% of purchase payments and may include reimbursement of promotional or distribution expenses associated with the marketing of the contracts. Great American Reserve may, by agreement with the broker-dealer, pay commissions as a combination of a certain percentage amount at the time of sale and a trail commission. This combination may result in the broker-dealer receiving more commission over time than would be the case if it had elected to receive only a commission at the time of sale. The commission rate paid to the broker-dealer will depend upon the nature and level of services provided by the broker-dealer.

OWNERSHIP

      The contract is an allocated fixed and variable deferred annuity contract. This group contract is issued to a contract holder, for the benefit of the participants in the group. You are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this prospectus, the term contract refers to your certificate. In some states, an individual fixed and variable deferred annuity contract may be available instead, which is identical to the group contract described in this prospectus except that it is issued directly to the owner.

      Spousal joint owners are allowed with this contract (except if it is issued pursuant to a qualified plan). Upon the death of either joint owner, the surviving owner will be the designated beneficiary. Any other beneficiary designation at the time the contract was issued or as may have been later changed will be treated as a contingent beneficiary unless otherwise indicated.

BENEFICIARY

      The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before you die.

ASSIGNMENT

      You can assign the contract at any time during your lifetime. Great American Reserve will not be bound by the assignment until it receives the written notice of the assignment. Great American Reserve will not be liable for any payment or other action we take in accordance with the contract before we receive notice of the assignment. AN ASSIGNMENT MAY BE A TAXABLE EVENT.

      If the contract is issued pursuant to a qualified plan, there are limitations on your ability to assign the contract.

ADDITIONAL INFORMATION

      Great American Reserve is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with such requirements, we file reports and other information with the SEC. Such reports and other information we file can be inspected and copied. Copies can be obtained at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the SEC at prescribed rates.

      Registration statements have been filed with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, relating to the contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements and the exhibits filed as part of the registration statements. Reference should be made to such registration statements and exhibits for further information concerning the separate accounts, Great American Reserve and its general account, the investment portfolios and the contract.

SELECTED HISTORICAL FINANCIAL INFORMATION OF GREAT AMERICAN RESERVE

     The selected historical financial information set forth below was derived from the audited financial statements of Great American Reserve. Great American Reserve's balance sheets at December 31, 1997 and 1996, and the statements of operations, shareholder's equity and cash flows for the years ended December 31, 1997 and 1996, the four months ended December 31, 1995 and the eight months ended August 31, 1995, and the notes thereto were audited
by  Coopers &  Lybrand  L.L.P.,  independent accountants,   and  are  included
elsewhere herein. The selected historical financial information set forth below should be read in conjunction with the financial statements and notes of Great American Reserve and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Great American Reserve" appearing elsewhere herein. The financial data for all periods reflects the effect of the December 31, 1994, merger of Jefferson National Life Insurance Company ("Jefferson National") into Great American Reserve. This merger has been accounted for as a pooling of interests; therefore, the assets and liabilities of Jefferson National have been combined with Great American
 Reserve at their book values and the financial data is presented as if the merger had occurred prior to the periods presented.

                                                                                                  Prior basis (a)
                                                                                           ------------------------------
                                                                                 Four         Eight
                                                   Year            Year         months       months          Year ended
                                                   ended           ended         ended        ended         December 31,
                                               December 31,   December 31,   December 31,  August 31,    -----------------
                                                   1997            1996          1995         1995       1994         1993
                                                   ----            ----          ----         ----       ----         ----
                                                                           (Dollars in millions)
STATEMENT OF
   OPERATIONS DATA
Insurance policy income.....................    $  75.7          $  81.4       $  31.8      $  60.5     $ 98.6       $108.2
Net investment income.......................      222.6            218.4          74.2        136.4      187.9        214.5
Net investment  gains.......................       13.3              2.7          12.5          7.3         .2         32.4
Total revenues..............................      311.6            302.5         118.5        204.2      286.7        355.1
Total benefits and expenses.................      250.3            261.4          92.7        159.5      225.2        260.4
Income before income taxes..................       61.3             41.1          25.8         44.7       61.5         94.7
Net income..................................       39.2             25.7          16.1         28.2       38.8         54.5

BALANCE SHEET
   DATA - PERIOD END
Investments.................................   $2,500.5         $2,382.8      $2,484.8                $2,217.9     $2,473.8
Total assets................................    2,771.7          2,680.5       2,756.8                 2,625.0      2,751.1
Insurance liabilities.......................    2,235.0          2,189.9       2,176.6                 2,241.8      2,201.7
Total liabilities...........................    2,354.8          2,283.6       2,314.2                 2,260.1      2,302.6
Shareholder's equity .......................      416.9            396.9         442.6                   364.9        448.5

    (a) Financial data for the period subsequent to August 31, 1995, reflect the adoption of a new basis of accounting under the "push down" method as a result of the acquisition of all of the common stock of Great American's parent not previously owned, by Conseco, Inc. Accordingly, data prior to August 31, 1995, may not be comparable with subsequent data. Significant accounting adjustments recorded as a result of the adoption of the new basis include: (i) an increase of $59.0 million to cost of policies purchased; (ii) a reduction of $27.0 million to cost of policies produced; (iii) a reduction of $15.1 million to goodwill; (iv) an increase of $1.2 million to insurance liabilities; and (v) the establishment of a deferred income tax liability to reflect the income tax effects of all of the accounting adjustments.

BUSINESS OF GREAT AMERICAN RESERVE INSURANCE COMPANY

     Background

     Great American Reserve, with total assets of $2.8 billion at December 31, 1997, markets tax-qualified annuities and certain employee benefit-related insurance products through professional independent agents. Since August 1995, Great American Reserve has been a wholly owned subsidiary of Conseco, Inc. ("Conseco"), a financial services holding company engaged in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. During 1994, Conseco effectively owned 36 percent of Great American Reserve, through its ownership interest in CCP Insurance, Inc. ("CCP"), a holding company organized for companies previously acquired by Conseco Capital Partners, L.P. (the "Partnership"), a limited partnership organized by Conseco. Great American Reserve was acquired by the Partnership in 1990. During 1995, Conseco's ownership in CCP (and in Great American Reserve) increased to 49 percent as a result of purchases of CCP common stock by CCP and Conseco. In August 1995, Conseco completed the purchase of the remaining shares of CCP common stock it did not already own in a transaction pursuant to which CCP was merged with Conseco, with Conseco being the surviving corporation (the "Conseco Acquisition").

     Great American Reserve was organized as a Texas corporation and commenced operations in 1937. Its main administrative offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and its telephone number is (317) 817-3700.

     MARKETING

     Great American Reserve primarily utilizes independent market specialists to distribute its products. Great American Reserve does not have the fixed costs associated with recruiting, training and maintaining employee agents. Rather, in-house marketing personnel develop, direct and support the external distribution channels through which Great American Reserve's products are marketed.







     Products. Great American Reserve's collected premiums (net of reinsurance ceded) by product categories for the three years ended December 31, 1997, 1996 and 1995, are set forth below (dollars in millions).

                                                                      Year ended December 31, 1997
                                                        --------------------------------------------------------------
                                                        First Year              Renewal                  Total
                                                          Premiums             Premiums                 Premiums
                                                        -------------        -------------          ----------------

Products                                               Amount      %         Amount     %           Amount         %
--------                                               ------     ---        ------    ---          ------        --


Single-premium immediate annuities.............       $ 10.6       6%       $   -       -%          $ 10.6         3%
Flexible-premium deferred annuities............         17.0      10          28.4     21             45.4        15
Variable annuities.............................        126.9      76          46.1     35            173.0        58
                                                      ------     ---        ------    ---           ------       ---

       Total annuities.........................        154.5      92          74.5     56            229.0        76

Individual life................................          1.5       1          40.9     31             42.4        14

Accident and health and other..................         12.3       7          16.6     13             28.9        10
                                                      ------     ---        ------    ---           ------       ---

       Total collected premiums................       $168.3     100%       $132.0    100%          $300.3       100%
                                                      ======     ===        ======    ===           ======       ===


                                                                      Year ended December 31, 1996
                                                        -------------------------------------------------------------
                                                        First Year              Renewal                   Total
                                                         Premiums              Premiums                  Premiums
                                                       --------------        -------------          -----------------
Products                                               Amount      %         Amount     %           Amount         %
--------                                               ------     ---        ------    ---          ------        --

Single-premium immediate annuities.............        $17.2      21%        $   -        -%        % 17.2         8%
Flexible-premium deferred annuities............         15.4      18           27.9       21          43.3        20
Variable annuities.............................         37.9      45           43.6       32          81.5        37
                                                       -----     ----        ------      ----       ------       ---

       Total annuities.........................         70.5      84           71.5       53         142.0        65

Individual life................................          2.1       3           45.0       33          47.1        22

Accident and health and other..................         11.1      13           18.2       14          29.3        13
                                                       -----     ---         ------      ---        ------      ----

       Total collected premiums................        $83.7     100%        $134.7      100%       $218.4       100%
                                                       =====     ===         ======      ===        ======       ===

                                                                       Year ended December 31, 1995
                                                        -------------------------------------------------------------
                                                         First Year             Renewal                   Total
                                                          Premiums             Premiums                  Premiums
                                                        --------------       --------------         ------------------
Products                                               Amount      %         Amount     %           Amount         %
--------                                               ------     ---        ------    ---          ------        --
Single-premium immediate annuities.............        $32.3      41%        $    -       -%        $ 32.3        15%
Flexible-premium deferred annuities............         16.3      20            23.6     17           39.9        18
Variable annuities.............................         17.2      22            40.1     30           57.3        27
                                                       -----     ---          ------    ---         ------       ---

       Total annuities.........................         65.8      83            63.7     47          129.5        60

Individual life................................          1.8       2            49.3     36           51.1        24

Accident and health and other..................         11.8      15            22.6     17           34.4        16
                                                       -----     ---          ------    ---         ------       ---

       Total collected premiums................        $79.4     100%         $135.6    100%        $215.0       100%
                                                       =====     ===          ======    ===         ======       ===

     Annuities

     Great American Reserve markets several basic types of annuities: single-premium immediate annuities ("SPIAs"), flexible- premium deferred annuities ("FPDAs") and variable annuities which are sold through professional independent producers. The profitability of annuities largely depends on the investment spread earned (i.e., the excess of investment earnings over interest credited on annuity deposits), the persistency of in force business and expense management.

     Single-Premium Immediate Annuities. SPIAs accounted for $10.6 million, or 3 percent, of Great American Reserve's total premiums collected in 1997, $17.2 million, or 8 percent, of total premiums collected in 1996 and $32.3 million, or 15 percent, of premiums collected in 1995. SPIAs are designed to provide a series of periodic payments for a fixed period of time or for life, according to the policyholder's choice at the time of issue. Once the payments begin, the amount, frequency and length of time for which they are payable are fixed. SPIAs often are purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years. The single premium is often the payout from a terminated annuity contract. The implicit interest rate on SPIAs is based on market conditions when the policy is issued and averaged 6 percent at December 31, 1997. SPIA collected premiums have decreased as a result of decreases in SPIAs purchased with the proceeds of redeemed annuity contracts.

     Flexible-Premium Deferred Annuities. FPDAs accounted for $45.4 million, or 15 percent, of Great American Reserve's total premiums collected in 1997, $43.3 million, or 20 percent, of premiums collected in 1996 and $39.9 million, or 18 percent, of premiums collected in 1995. FPDAs allow more than one premium payment, usually on a salary reduction basis. FPDAs are marketed through networks of educator market specialists primarily to teachers and employees of not-for-profit institutions as tax-qualified salary-reduction retirement programs as permitted under Section 403(b) of the Internal Revenue Code. A tax-qualified annuity purchased under Section 403(b) is similar to contributions made to a 401(k) plan, but with different (and somewhat more generous) rules on the maximum amount of current income which may be contributed by the participant on a pre-tax basis. Generally, a participant may elect to defer (through the purchase of a tax-qualified annuity under a 403(b) plan) a percentage of includible compensation limited by statute and subject to a maximum of $10,000 per year in 1997.

     Great American Reserve's FPDAs typically have a guaranteed crediting rate for the first policy year that exceeds the minimum annual guaranteed rate of at least 3 percent. After the first year, the crediting rate may be changed at least annually. The policyholder is permitted to withdraw all or part of the accumulation value, less a surrender charge for withdrawals during an initial penalty period of up to 15 years. The initial surrender charges range from 5 percent to 19 percent of the first-year premium and decline over the penalty period.

     Variable Annuities. Variable annuities accounted for $173.0 million, or 58 percent, of Great American Reserve's total premiums collected in 1997, $81.5 million, or 37 percent, of premiums collected in 1996 and $57.3 million, or 27 percent, of premiums collected in 1995. Great American Reserve markets variable annuities primarily to the educator market. Variable annuities, sold on a single- premium or flexible-premium basis, differ from fixed annuities in that the original principal value may fluctuate, depending on the performance of assets allocated pursuant to various investment options chosen by the contract owner. Variable annuities offer contract owners a fixed interest option or a variable rate of return based upon the specific investment portfolios into which premiums may be directed. The popularity of such annuities has increased recently as a result of the desire of investors to invest in common stocks. In addition, in recent years, Great American Reserve has offered additional investment options for variable annuity deposits and expanded its variable annuity marketing efforts. Profits on variable annuities are derived from the fees charged to contract holders, rather than from the investment spread.

     Individual Life

     Individual life products, consisting of interest-sensitive life and traditional life products, accounted for $42.4 million, or 14 percent, of Great American Reserve's total premiums collected in 1997, $47.1 million, or 22 percent, of premiums collected in 1996 and $51.1 million, or 24 percent, of premiums collected in 1995. Although Great American Reserve no longer actively markets these products, it continues to have a substantial block of in-force policies on which renewal premiums are collected. These products were sold through professional independent producers.

     Interest-sensitive life insurance products (including universal life products) provide whole life insurance with adjustable rates of return related to current interest rates. The principal differences between Great American Reserve's universal life products and other interest-sensitive life insurance products are policy provisions affecting the amount and timing of premium payments. Universal life policyholders may vary the frequency and size of their premium payments, and policy benefits may also fluctuate according to such payments. Premium payments under the other interest-sensitive policies may not be varied by the policyholders, and as a result, are designed to reduce the administrative costs typically associated with monitoring universal life premium payments and policy benefits.

     Individual life products also include whole life and term life products. Under whole life policies, the policyholder generally pays a level premium over the policyholder's expected lifetime. The annual premium for a whole life policy is generally higher than the premium for comparable term insurance coverage in the early years of the policy's life, but is generally lower than the premium for comparable term insurance coverage in the later years of the policy's life. These policies combine insurance protection with a savings component that increases in amount gradually over the life of the policy. The policyholder may borrow against the savings generally at a rate of interest lower than that available from other lending sources. The policyholder may also choose to surrender the policy and receive the accumulated cash value rather than continuing the insurance protection. Term life products offer pure insurance protection for a specified period of time-typically 5, 10 or 20 years.

     Accident and Health and Other

     Accident and health and other products accounted for $28.9 million, or 10 percent, of Great American Reserve's total premiums collected in 1997, $29.3 million, or 13 percent, of premiums collected in 1996 and $34.4 million, or 16 percent, of premiums collected in 1995. Great American Reserve offers group dental, group disability, blanket student accident and a limited amount of other health insurance products, through independent market specialists. Great American Reserve markets accident and health policies primarily because it believes that offering a broad range of products is important to successfully market life insurance and annuity products, although such accident and health policies are also designed to be profitable. Group dental coverage provides a range of benefits for dental care and related procedures. Disability products provide defined monthly benefits up to specified levels in the case of disability. Student accident products provide limited supplemental reimbursement coverage to students for accidents and sickness. Great American Reserve's health business is subject to the risk that its claims experience deviates from the assumptions used in setting premium rates. However, Great American Reserve has the right to change rates to correct for adverse experience every six months on many group policies and annually on all others. Experience may be adversely affected by inflationary trends in the costs of medical treatment, competition-driven business cycles and the extent to which insureds utilize covered services.

     INVESTMENTS

     Conseco Capital Management, Inc. ("CCM"), a registered investment adviser wholly owned by Conseco, manages the investment portfolio of Great American Reserve. CCM's investment philosophy is to maintain a largely investment-grade fixed-income portfolio, provide adequate liquidity for expected liability durations and other requirements and maximize total return through active investment management.

     Investment activities are an integral part of Great American Reserve's business; investment income is a significant component of Great American Reserve's total revenues. Profitability of many of Great American Reserve's products is significantly affected by spreads between interest yields on investments and rates credited on insurance liabilities. Although substantially all credited rates on FPDAs may be changed annually, changes in crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the impact of the level of surrenders and withdrawals, may limit Great American Reserve's ability to adjust or to maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions. As of December 31, 1997, the average yield, computed on the cost basis of the investment portfolio, was 7.5 percent, and the average interest rate credited or accruing to total insurance liabilities, excluding interest bonuses guaranteed for the first year of the annuity contract only, was 5.4 percent.

     Great American Reserve seeks to balance the duration of the invested assets with the expected duration of benefit payments arising from insurance liabilities. At December 31, 1997, the adjusted modified duration of fixed
maturities  and  short-term investments  was   approximately  5.6  years and the
duration  of  insurance liabilities was approximately 7.0 years.

     For information regarding the composition and diversification of the investment portfolio of Great American Reserve, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Great American Reserve - Investments" and note 2 to Great American Reserve's financial statements for the year ended December 31, 1997.

     COMPETITION

     Great American Reserve operates in a highly competitive environment. The life insurance industry consists of a large number of insurance companies, many of which are substantially larger and have greater financial resources, broader and more diversified product lines and larger staffs than those of Great American Reserve. An expanding number of banks, securities brokerage firms and other financial intermediaries also market insurance products or offer competing products, such as mutual fund products, traditional bank investments and other investment and retirement funding alternatives. In most areas, competition is based on a number of factors, including pricing, service provided to distributors and policyholders, and ratings. Great American Reserve must also compete with other insurers to attract and retain the allegiance of agents.

     Marketing companies, agents who market insurance products, school districts, financial institutions and policyholders use the financial strength ratings assigned to an insurer by independent rating agencies as one factor in determining which insurer's annuity to market or purchase.

     Great American Reserve is rated "A (Excellent)" by A.M. Best Company ("A.M. Best"). A.M. Best's insurance company ratings for the industry currently range from "A++ (Superior)" to "F ( In Liquidation)". Publications of A.M. Best indicate that the "A" rating is assigned to those companies that, in A.M. Best's opinion, have demonstrated excellent overall performance when compared to the standards established by A.M. Best and have demonstrated a strong ability to meet their obligations to policyholders over a long period of time. A.M. Best's rating procedure includes quantitative and qualitative evaluations of a company's financial condition and operating performance. Its quantitative evaluation is based on an analysis of a company's financial performance in the areas of profitability, leverage/capitalization and liquidity. A.M. Best's review also includes a qualitative evaluation of a company's spread of risk, quality and appropriateness of the reinsurance program, quality and diversification of assets, adequacy of policy or loss reserves, management experience and objectives, market presence and policyholders' confidence.

     Great American Reserve received a claims paying ability rating of "AA-" from Duff & Phelps Credit Rating Company ("Duff & Phelps"). Duff & Phelps' claims-paying ability ratings range from "AAA (Highest claims-paying ability)" to "DD (Company is under an order of liquidation)." An "AA" rating represents "Very high claims-paying ability." A plus or minus sign attached to a Duff & Phelps claims paying rating shows relative standing within a ratings category.

     Great American Reserve has received a claims paying ability rating of A+ from Standard & Poor's Corporation ("Standard & Poor's"). Claims-paying ability ratings from Standard & Poor's range from "AAA (Superior)" to "R (Regulatory Action)". An "A" is assigned by Standard & Poor's to those companies which, in its opinion, have a secure claims-paying ability and whose financial capacity to meet policyholder obligation is viewed on balance as sound, but their capacity to meet policyholder obligations is somewhat more susceptible to adverse economic and underwriting conditions than more highly rated insurers. According to Standard & Poor's, a plus or minus attached to a Standard & Poor's claims-paying rating shows relative standing within a ratings category.

     Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions. A.M. Best's ratings, Duff & Phelps' claims-paying ratings and Standard & Poor's claims-paying ratings are principally based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors. Given the competitive nature of Great American Reserve's business and the increasing focus placed on the aforementioned ratings, Great American Reserve manages its business with the objective of preserving existing ratings and, where possible, achieving more favorable ratings. There can be no assurance that any particular rating will continue for any given period of time, or that it will not be changed or withdrawn entirely if, in the judgement of the rating agency, circumstances so warrant. If Great American Reserve's ratings are downgraded from their current levels, sales of its products and the persistency of its in-force policies could be adversely affected in a material way.

     Great American Reserve believes that it is able to compete effectively because: (i) it is experienced in establishing and cultivating relationships with independent market specialists; (ii) it can offer competitive rates as a result of the lower-than-average operating costs and higher-than-average investment yields achieved by applying active investment portfolio management techniques; and (iii) it has reliable policyholder administrative services, supported by customized information technology systems.

     UNDERWRITING

     Underwriting with respect to the majority of products sold by Great American Reserve (FPDAs and variable annuities) is minimal. Substantially all life insurance policies issued by Great American Reserve are underwritten individually, although standardized underwriting procedures have been adopted for certain low face-amount life insurance coverages. Great American Reserve's group accident and health policies are underwritten based on the characteristics of a group and its past claim experience.

     REINSURANCE

     Consistent with the general practice of the life insurance industry, Great American Reserve enters into both facultative and treaty agreements of indemnity reinsurance with other insurance companies in order to reinsure portions of the coverage provided under its insurance products. Indemnity reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to diversify its risk. Indemnity insurance does not discharge the original insurer's primary liability to the insured. Great American Reserve believes the assuming companies are able to honor all contractual commitments, based on periodic review of their financial statements, insurance industry reports and reports filed with state insurance departments. Great American Reserve also reinsures risks from other insurers, which are accounted for in the same manner as direct business.

     At December 31, 1997,  the policy risk  retention  limit on the life of one individual is $.5 million. Reinsurance ceded by Great American Reserve represented 8.2 percent of gross life insurance in force and reinsurance assumed represented 4.8 percent of net life insurance in force. At December 31, 1997, Great American Reserve's largest reinsurer accounted for less than .1 percent of total insurance liabilities and 7.1 percent of total reinsurance receivables.

     EMPLOYEES

     Great American Reserve has no full-time employees. Great American Reserve's day-to-day operations are administered by Conseco pursuant to agreements between Great American Reserve and Conseco.

     GOVERNMENTAL REGULATION

     Great American Reserve is subject to regulation and supervision by the states in which it transacts business. State laws generally establish supervisory agencies with broad administrative authority, including power to:
(i) grant and revoke business licenses; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; (x) perform financial, market conduct and other examinations; (xi) define acceptable accounting principles; (xii) regulate the type and amount of permitted investments; and (xiii) limit the amount of dividends and surplus debenture payments that can be paid without obtaining regulatory approval. Great American Reserve is subject to periodic examinations by state regulatory authorities. Management does not expect the results of any on-going examinations to have a material effect on the financial condition of Great American Reserve.

     The federal government does not directly regulate the insurance business. However, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation and federal taxation, do affect the insurance business. In addition, legislation has been introduced from time to time in recent years which, if enacted, could result in the federal government assuming a more direct role in the regulation of the insurance industry.

     The Risk-Based Capital for Life and/or Health Insurers Model Act (the "Model Act") adopted by the NAIC provides a tool for insurance regulators to determine the levels of capital and surplus an insurer must maintain in relation to its insurance and investment risks and whether there is a need for possible regulatory attention.

     The Model Act provides for four levels of regulatory attention, varying with the ratio of the company's total adjusted capital (defined as the total of its statutory capital, surplus, asset valuation reserve and certain other adjustments) to its risk-based capital ("RBC"). If a company's total adjusted capital is less than 100 percent but greater than or equal to 75 percent of its RBC, or if a negative trend (as defined by the regulators) has occurred and total adjusted capital is less than 125 percent of RBC (the "Company Action Level"), the company must submit a comprehensive plan to the regulatory authority proposing corrective actions aimed at improving its capital position. If a company's total adjusted capital is less than 75 percent but greater than or equal to 50 percent of its RBC (the "Regulatory Action Level") , the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed. If a company's total adjusted capital is less than 50 percent but greater than or equal to 35 percent of its RBC (the "Authorized Control Level"), the regulatory authority may take any action it deems necessary, including placing the company under regulatory control. If a company's total adjusted capital is less than 35 percent of its RBC (the "Mandatory Control Level") the regulatory authority must place the company under its control. At December 31, 1997, the total adjusted capital for Great American Reserve was greater than twice the respective Company Action Level.

     The Texas Insurance Department has adopted its own RBC requirements, the stated purpose of which is to require a minimum level of capital and surplus to absorb the financial, underwriting, and investment risks assumed by an insurer. Texas' RBC requirements differ from those adopted by the NAIC in two principal respects: (i) they use different elements to determine minimum RBC levels in their calculation formulas; and (ii) they do not stipulate "Action Levels" (like those described in the preceding paragraph) where corrective actions are required. However, the Commissioner of the Texas Insurance Department does have the power to take similar corrective actions if a company does not maintain the required minimum level of capital and surplus. Under the Texas Regulations, an insurer has met RBC requirements if its admitted assets exceed its liabilities by at least 6 percent. Great American Reserve is domiciled in Texas and must comply with Texas RBC requirements. At December 31, 1997, the admitted assets of Great American Reserve exceeded liabilities by the required 6 percent level.

     On the basis of statutory statements filed with state regulators annually, the NAIC calculates 11 financial ratios to assist state regulators in monitoring the financial condition of insurance companies. A "usual range" of results for each ratio is used as a benchmark. In the past, variances in certain ratios of Great American Reserve have resulted in inquiries from insurance departments to which Great American Reserve has responded. Such inquiries did not lead to any restrictions affecting Great American Reserve's operations.

     Under the solvency or guaranty laws of most states in which it does business, Great American Reserve is required to pay guaranty fund assessments (up to certain prescribed limits). Guaranty funds are established by various states to fund policyholder losses or the liabilities of insolvent or rehabilitated insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength. In certain instances, the assessments may be offset against future premium taxes. Great American Reserve establishes a reserve to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies or changes to the availability of the right to offset assessments against premium tax payments could materially affect Great American Reserve's results of operations. Great American Reserve's statutory financial statements for the year ended December 31, 1997, include $1.2 million in expenses as a result of such assessments.

     FEDERAL INCOME TAXATION

     The  annuity  and life  insurance  products  marketed  and  issued by Great
American Reserve generally provide the policyholder with an income tax advantage, as compared to other saving investments such as certificates of deposit and bonds, in that income taxation on the increase in value of the product is deferred until it is received by the policyholder. With other savings investments, the increase in value is taxed as earned. Annuity benefits, and life insurance benefits, which accrue prior to the death of the policyholder, are generally not taxable until paid. Life insurance death benefits are generally exempt from income tax. Also, benefits received on immediate annuities (other than structured settlements) are recognized as taxable income ratably, as opposed to the methods used for some other investments, which tend to accelerate taxable income into earlier years. The tax advantage for annuities and life insurance is provided in the Internal Revenue Code (the "Code"), and is generally followed in all states and other United States taxing jurisdictions. Accordingly, the tax advantage is subject to change by Congress and by the legislatures of the respective taxing jurisdictions.

       In February of 1998, President Clinton released various revenue proposals and tax changes to be considered in the current federal budget. Such proposals contained numerous tax increases directed at the insurance industry, of which the more significant ones were as follows: taxing asset reallocations within variable annuities and exchanges of variable annuities, reducing the tax basis of insurance and annuity contracts for mortality charges and modifying tax reserving rules for annuity contracts. Great American Reserve has joined the insurance industry and other groups opposing these taxes upon savings, and expects that these proposed changes will not be enacted into legislation.

     Great American Reserve is taxed under the life insurance company provisions of the Code. Provisions in the Code require a portion of the expenses incurred in selling insurance products to be deducted over a period of years, as opposed to immediate deduction in the year incurred. This provision increases the tax for statutory accounting purposes, which reduces statutory surplus and, accordingly, decreases the amount of cash dividends that may be paid by Great American Reserve. As of December 31, 1997, the cumulative taxes paid as a result of this provision were $6.0 million.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GREAT AMERICAN RESERVE


     The following discussion highlights the material factors affecting the results of operations and financial condition and resources of Great American Reserve. This discussion should be read in conjunction with the financial statements and notes of Great American Reserve included elsewhere herein.

       All statements, trend analyses and other information contained in this report and elsewhere (such as in other filings by Great American Reserve with the Securities and Exchange Commission, press releases, presentations by Great American Reserve or its management or oral statements) relative to markets for Great American Reserve products and trends in Great American Reserve's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels, stock market performance and health care inflation, which may affect the ability of Great American Reserve to sell its products, the market value of Great American Reserve's investments and the lapse rate and profitability of Great American Reserve's policies; (ii) Great American Reserve's ability to achieve anticipated levels of operational efficiencies through cost-saving initiatives; (iii) customer response to new products, distribution channels and marketing initiatives; (iv) mortality, morbidity, use of health care services and other factors that may affect the profitability of Great American Reserve's insurance products; (v) changes in the federal income tax laws and regulations that may affect the relative tax advantages of some of Great American Reserve's products; (vi) increasing competition in the sale of Great American Reserve's products; (vii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of insurance products, and health care regulation affecting Great American Reserve's health insurance products; and
(viii) the risk factors or uncertainties listed from time to time in Great American Reserve's other filings with the Securities and Exchange Commission.

     RESULTS OF OPERATIONS

     The adjustments resulting from the adoption of a new basis of accounting under the "push down" method discussed above under "Selected Historical Financial Information of Great American Reserve Insurance Company", may impact the comparability of financial data for the periods before and after August 31, 1995.

     Year Ended December 31, 1997, Compared with Year Ended December 31, 1996

     Insurance policy income consists of premiums received on traditional life products and policy fund and surrender charges assessed against investment type products. This amount decreased in 1997 compared with 1996 as a result of a decrease in sales of policies with mortality or morbidity risks. In addition, withdrawals from insurance liabilities were higher in 1997 than 1996, however fewer withdrawals were subject to surrender charges. Increases in withdrawals were primarily due to increased competition from higher yielding alternative investment products.

     Net investment income includes both income earned on the general invested assets of Great American Reserve and separate account assets related to variable annuities. Investment income earned on separate account assets is offset by a corresponding charge to amounts added to annuity and financial product policyholder account balances. Excluding investment income on separate accounts, net investment income in 1997 decreased 8.7 percent from 1996, to $166.9 million. Average invested assets (amortized cost basis and excluding separate account assets) decreased to $2.1 billion in 1997 from $2.3 billion in 1996, and the yield earned on average invested assets decreased to 7.9 percent from 8.1 percent. Cash flows received during 1997 and 1996 (including cash flows from the sales of investments) were invested in lower-yielding securities due to a general decline in interest rates.

     Net investment income on separate account assets in 1997 increased to $55.7 million from $35.6 million in 1996. Such income fluctuates in relation to total separate account assets and the return earned on such assets.

     Net investment gains often fluctuate from period to period. Great American Reserve sold $755.2 million of investment securities during 1997 compared with $988.9 million in 1996 which sales resulted in net investment gains of $13.6 million in 1997 compared with net investment gains of $3.5 million in 1996. In addition, Great American Reserve recorded net investment losses of $.3 million in 1997 and $.8 million in 1996 on writedowns of fixed maturity securities as a result of changes in conditions which caused it to believe that a decline in fair value of the investments was other than temporary.

     Selling securities at a gain and reinvesting the proceeds at a lower yield may, absent other management action, tend to decrease future investment yields. Great American Reserve believes, however, that certain factors would mitigate the adverse effect on net income of such yield decreases as follows: (i) additional amortization of the cost of policies purchased and the cost of policies produced is recognized in the same period as the gain in order to reflect reduced future yields (thereby reducing such amortization in future periods); (ii) interest rates credited to some products can be reduced thereby diminishing the effect of the yield decrease on the investment spread; and (iii) the investment portfolio grows as a result of reinvesting the realized gains.

     Insurance policy benefits and change in future policy benefits relate solely to policies with mortality or morbidity features. The increase in the 1997 period corresponds with the increase in the in-force block of such policies.

     Amounts added to annuity and financial product policyholder account balances (excluding amounts added to variable annuity products) decreased 11 percent in 1997 compared with 1996. Such decrease reflects changes in crediting rates. The weighted average crediting rate for annuity liabilities (other than separate accounts where the credited amount is based on investment income from segregated investments and excluding interest bonuses guaranteed for the first year of the contract) was 5.4 percent and 5.5 percent at December 31, 1997 and 1996, respectively.

     Interest expense on investment borrowings in the 1997 and 1996 periods reflect changes in investment borrowing activities and lower rates paid on such borrowings in 1997.

     Amortization consists of the amortization of cost of policies purchased, cost of policies produced and goodwill.

     Cost of policies produced represents the cost of producing new business (primarily commissions and certain costs of policy issuance and underwriting) which varies with and is primarily related to the production of new business. Costs deferred may represent amounts paid in the period new business is written (such as underwriting costs and first year commissions) or in periods after the business is written (such as commissions paid in subsequent years in excess of ultimate commissions paid).

     Cost of policies purchased represents the cost to acquire Great American Reserve that is attributable to the right to receive cash flows from insurance contracts in force at the acquisition dates.

     Net investment gains (losses) affect the timing of the amortization of the cost of policies purchased and the cost of policies produced. As a result of net investment gains from the sales of fixed maturity investments, amortization of cost of policies purchased and cost of policies produced increased $14.2 million in 1997 and $2.5 million in 1996.

     Other operating costs and expenses decreased 48 percent to $28.2 million in 1997 compared with $54.3 million in 1996 primarily as a result of decreases in policy maintenance expenses.

     Income tax expense fluctuated primarily in relationship to income before taxes.

     Year Ended December 31, 1996, Compared with 1995 Periods Combined (Eight Months Ended August 31, 1995 and Four Months Ended December 31, 1995)

     Insurance policy income consists of premiums received on traditional life products and policy fund and surrender charges assessed against investment type products. This amount decreased in 1996 compared with the 1995 periods as a result of a decrease in sales of policies with mortality or morbidity risks. In addition, withdrawals from insurance liabilities were higher in 1996 than 1995, however fewer withdrawals were subject to surrender charges. Increases in withdrawals were primarily due to the increased size of Great American Reserve's annuity portfolio and increased competition from higher yielding alternative investment products.

     Net investment income includes both income earned on the general invested assets of Great American Reserve and separate account assets related to variable annuities. Investment income earned on separate account assets is offset by a corresponding charge to amounts added to annuity and financial product policyholder account balances. Excluding investment income on separate accounts, net investment income in 1996 decreased 4.5 percent from 1995, to $182.8 million. Average invested assets (amortized cost basis and excluding separate account assets) decreased to $2.3 billion in 1996 from $2.4 billion in 1995, while the yield earned on such average invested assets was 8.1 percent in both years.

     Net investment income on separate account assets in 1996 increased to $35.6 million from $19.2 million in the 1995 periods.

     Net investment gains often fluctuate from period to period. Great American Reserve sold $988.9 million of investments during 1996 compared with $919.7 million in 1995 which sales resulted in net investment gains of $3.5 million in 1996 compared with net investment gains of $21.4 million in 1995. In addition, Great American Reserve recorded net investment losses of $.8 million in 1996 and $1.6 million in the 1995 periods on writedowns taken as a result of conditions which caused Great American Reserve to conclude that declines in the fair value of certain securities were other than temporary.

     Selling securities at a gain and reinvesting the proceeds at a lower yield may, absent other management action, tend to decrease future investment yields. Great American Reserve believes, however, that certain factors would mitigate the adverse effect on net income of such yield decreases as follows: (i) additional amortization of the cost of policies purchased and the cost of policies produced is recognized in the same period as the gain in order to reflect reduced future yields (thereby reducing such amortization in future periods); (ii) interest rates credited to some products can be reduced thereby diminishing the effect of the yield decrease on the investment spread; and (iii) the investment portfolio grows as a result of reinvesting the investment gains.

     Insurance policy benefits and change in future policy benefits relate solely to policies with mortality or morbidity features. The decrease in 1996 corresponds with the decrease in the in-force block of such policies.

     Amounts added to annuity and financial product policyholder account balances (excluding amounts added to variable annuity products) decreased 5.8 percent in 1996 compared with the 1995 periods. Such decrease reflects changes in crediting rates. The weighted average crediting rate for annuity liabilities (other than separate accounts where the credited amount is based on investment income from segregated investments and excluding interest bonuses guaranteed for the first year of the contract) was 5.5 percent and 5.6 percent at December 31, 1996 and 1995, respectively.


     Interest expense on investment borrowings in 1996 and the 1995 periods reflect changes in investment borrowing activities and lower rates paid on such borrowings in 1996.

     Amortization is affected by the Conseco Acquisition and the adoption of a new basis of accounting under the "push down" method. Amortization in periods prior to the Conseco Acquisition is comprised of cost of policies purchased, cost of policies produced and goodwill based on the previous balances and bases. Amortization after the Conseco Acquisition is comprised of amortization of the aforementioned account balances, reflecting a combination of Conseco's ownership interests in previous balances and its newly purchased interests using the step-basis of accounting.

     Cost of policies purchased represents the cost to acquire Great American Reserve that is attributable to the right to receive cash flows from insurance contracts in force at the acquisition dates. Some costs incurred subsequent to the adoption of the new accounting basis on policies issued prior to such date, which otherwise would have been deferred had it not been for the change in accounting basis (because they vary with and are primarily related to the production of the acquired interests in policies) are expensed. Such costs are primarily comprised of certain commissions paid in excess of ultimate commissions which have been expensed as operating expense after August 31, 1995. However, such amounts were considered in determining the cost of policies purchased and its amortization.

     Net investment gains (losses) affect the timing of the amortization of the cost of policies purchased and the cost of policies produced. As a result of net investment gains from the sales of fixed maturity investments, amortization of cost of policies purchased and cost of policies produced increased $2.5 million in 1996, $10.0 million in the four months ended December 31, 1995 and $4.3 million in the eight months ended August 31, 1995.

     Other operating costs and expenses increased 48 percent to $54.3 million in 1996 compared with $36.8 million in the 1995 periods as a result of costs which were previously capitalized as part of cost of policies produced which were expensed in 1996 (see discussion of amortization related to operations); and additional costs incurred under new service agreements with Conseco as described in the notes to the financial statements for the year ended December 31, 1997, included herein.

     Income tax expense fluctuated primarily in relationship to income before taxes.

     INVESTMENTS

     Great American Reserve's investment strategy is to: (i) maintain a predominately investment grade fixed income portfolio; (ii) provide adequate liquidity to meet the cash flow requirements of policyholders and other obligations; and (iii) maximize current income and total investment return through active investment management. Consistent with this strategy, investments in fixed maturity securities, mortgage loans, credit-tenant loans, policy loans and short-term investments comprised 80 percent of Great American Reserve's investment portfolio at December 31, 1997. The remainder of the invested assets were in assets held in separate accounts and other invested assets. At December 31, 1997, Great American Reserve had invested assets of approximately $2.5 billion.

     Great American Reserve is regulated by insurance statutes and regulations as to the type of investments that it is permitted to make and the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and Great American Reserve's business and investment strategy, Great American Reserve generally seeks to invest in United States government and government agency securities and corporate securities rated investment grade by established nationally recognized rating organizations or, if not rated, in securities of comparable investment quality.

     The following table summarizes investment yields earned over the periods indicated:

                                                                                                       Prior basis
                                                                                                      -------------
                                                           Year            Year         Four months   Eight months
                                                           ended           ended           ended          ended
                                                       December 31,    December 31,    December 31,    August 31,
                                                           1997            1996            1995           1995
                                                           ----            ----            ----           ----
                                                                           (Dollars in millions)
Weighted average invested assets
   excluding separate account assets):
       As reported ................................     $2,113.7        $2,237.9        $2,371.9       $2,312.8
       Excluding unrealized
         appreciation (depreciation) (a)...........      2,121.2         2,258.9         2,341.1        2,366.9
Net investment income (excluding investment
   income on separate accounts)....................        166.9           182.8            62.9          128.5

Yields earned:
    As reported....................................          7.9%            8.2%            8.0%           8.3%
    Excluding unrealized
      appreciation (depreciation) (a)..............          7.9%            8.1%            8.1%           8.1%

--------------------

    (a) Excludes the effect of reporting fixed maturities at fair value as described in note 1 to the financial statements.


     Although investment income is a significant component of total revenues, the profitability of Great American Reserve's annuity business is determined primarily by spreads between interest rates earned and rates credited on annuity contracts. At December 31, 1997, the average yield, computed on the cost basis of Great American Reserve's investment portfolio, was 7.5 percent and the average interest rate credited or accruing to Great American Reserve's total liability portfolio, excluding interest bonuses guaranteed for the first year of the annuity contract only, was 5.4 percent.

     Actively Managed Fixed Maturities

     Great American Reserve's actively managed fixed maturity portfolio at December 31, 1997, was comprised primarily of debt securities of the United States government, public utilities and other corporations and mortgage-backed securities. Mortgage-backed securities included collateralized mortgage obligations ("CMOs") and mortgage-backed pass-through securities.

     At December 31, 1997, the amortized cost and estimated fair value of actively managed fixed maturity securities were as follows:

                                                                                Gross          Gross          Estimated
                                                               Amortized     unrealized     unrealized          fair
                                                                 cost           gains         losses            value
                                                                 ----           -----         ------            -----
                                                                                 (Dollars in millions)
United States Treasury securities and obligations
   of United States government corporations and
   agencies...............................................   $   28.0           $  .7          $ -           $   28.7
Obligations of state and political subdivisions and
   foreign government obligations.........................       39.0             1.2            1.3             38.9
Public utility securities.................................      184.6             3.5            2.3            185.8
Other corporate securities................................      902.0            26.6            7.8            920.8
Mortgage-backed securities ...............................      551.6             8.6             .4            559.8
                                                             --------           -----          -----         --------

   Total..................................................   $1,705.2           $40.6          $11.8         $1,734.0
                                                             ========           =====          =====         ========

     As discussed in the notes to the financial statements, when Great American Reserve adjusts carrying values of actively managed fixed maturity securities for changes in fair value, it also adjusts the cost of policies purchased, cost of policies produced and insurance liabilities. These adjustments are made in order to reflect the change in amortization that would be needed if those fixed maturity investments had actually been sold at their fair values and the proceeds reinvested at current interest rates.

     The following table sets forth actively managed fixed maturity securities at December 31, 1997, classified by rating categories. The category assigned is the highest rating by a nationally recognized statistical rating organization or, as to $42.4 million estimated fair value of fixed maturity securities not rated by such firms, the rating assigned by the National Association of Insurance Commissioners ("NAIC"). For the purposes of this table, NAIC Class 1 is included in the "A" rating; Class 2, "BBB-"; Class 3, "BB-"; and Classes 4-6, "B+ and below":

                                                                                                    Percent of      Percent of
Investment                                                                                    fixed           total
  Rating                                                                                   maturities      investments
  ------                                                                                   ----------      -----------
AAA...................................................................................         39%              27%
AA....................................................................................          7                5
A.....................................................................................         18               13
BBB+..................................................................................          8                6
BBB...................................................................................         12                8
BBB-..................................................................................          8                5
                                                                                              ---             ----

     Investment-grade.................................................................         92               64
                                                                                              ---              ---

BB+...................................................................................          2                1
BB....................................................................................          2                1
BB-...................................................................................          1                1
B+ and below .........................................................................          3                2
                                                                                              ---              ---

     Below investment-grade...........................................................          8                5
                                                                                              ---              ---

         Total actively managed fixed maturities......................................        100%              69%
                                                                                              ===               ==

     Great American Reserve plans to maintain approximately the present level of below investment grade fixed maturities. These securities generally have greater risks than other corporate debt investments, including risk of loss upon default by the borrower, and are often unsecured and subordinated to other creditors. Below investment grade issuers usually have high levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than are investment grade issuers. Great American Reserve is aware of these risks and monitors its below investment grade securities closely. At December 31, 1997, Great American Reserve's below investment grade fixed maturity investments had an amortized cost of $135.8 million and an estimated fair value of $132.3 million.

     Great American Reserve's investment portfolio is managed by CCM. Great American Reserve and CCM periodically evaluate the creditworthiness of each issuer whose securities are held in the portfolio. Special attention is paid to those securities whose market values have declined materially for reasons other than changes in interest rates or other general market conditions. Great
American Reserve considers available information to evaluate the realizable value of the investment, the specific condition of the issuer, and the issuer's ability to comply with the material terms of the security. Information reviewed may include the recent operational results and financial position of the issuer, information about its industry, recent press releases and other information. CCM employs a staff of experienced securities analysts in a variety of specialty areas. Among other responsibilities, this staff compiles and reviews such evidence. If evidence does not exist to support a realizable value equal to or greater than the carrying value of the investment and such decline in market value is determined to be other than temporary, Great American Reserve reduces the carrying amount to its net realizable value, which becomes the new cost basis; the amount of the reduction is reported as an investment loss. Great American Reserve recognizes any recovery of such reductions in the cost basis of an investment only upon the sale, repayment or other disposition of the investment. Great American Reserve recorded writedowns of investments of $.3 million in 1997 and $.8 million in 1996 as a result of changes in conditions which caused it to conclude that the decline in fair value of such investments was other than temporary. Great American Reserve's investment portfolio is subject to the risks of further declines in realizable value. Great American Reserve and CCM, however, attempt to mitigate this risk through the diversification and active management of its portfolio.

     Great American Reserve had no fixed maturity investment in technical default (i.e., in default, but not as to the payment of interest or principal) and $.3 million of fixed maturity investments in substantive default (i.e., in default due to nonpayment of interest or principal) at December 31, 1997.

     At December 31, 1997, fixed maturity investments included $559.8 million of mortgage-backed securities (32 percent of the fixed maturity security portfolio). CMOs are securities backed by pools of pass-through securities and/or mortgages that are segregated into sections or "tranches" which provide for sequential retirement of principal rather than the pro rata share of principal return which occurs through regular monthly principal payments on pass-through securities.

     The yield characteristics of mortgage-backed securities differ from those of traditional fixed income securities. Interest and principal payments occur more frequently, often monthly, and mortgage-backed securities are subject to risks associated with variable prepayments. Prepayment rates are influenced by a number of factors which cannot be predicted with certainty, including the relative sensitivity of the underlying mortgages backing the assets to changes in interest rates; a variety of economic, geographic and other factors; and the repayment priority of the securities in the overall securitization structures.

     In general, prepayments on the underlying mortgage loans, and the securities backed by these loans, increase when the level of prevailing interest rates declines significantly below the interest rates on such loans. Mortgage-backed securities purchased at a discount to par will experience an increase in yield when the underlying mortgages prepay faster than expected. Those securities purchased at a premium that prepay faster than expected will incur a reduction in yield. When declines in interest rates occur, the proceeds from the prepayment of mortgage-backed securities are likely to be reinvested at lower rates than Great American Reserve was earning on the prepaid securities. As the level of prevailing interest rates increases, prepayments on mortgage-backed securities decrease as fewer underlying mortgages are refinanced. When this occurs, the average maturity and duration of the mortgage-backed securities increase, which decreases the yield on mortgage-backed securities purchased at a discount because the discount is realized as income at a slower rate and increases the yield on those purchased at a premium as a result of a decrease in annual amortization of the premium.

     The following table sets forth the par value, amortized cost and estimated fair value of mortgage-backed securities including CMOs summarized by interest rates on the underlying collateral at December 31, 1997:

                                                                                  Par        Amortized      Estimated
                                                                                 value         cost        fair value
                                                                                 -----         ----        ----------
                                                                                       (Dollars in millions)
Below 7 percent............................................................       $218.9        $216.2       $218.9
7 percent - 8 percent......................................................        228.4         232.5        235.5
8 percent - 9 percent......................................................         63.9          62.6         64.2
9 percent and above........................................................         38.9          40.3         41.2
                                                                                  ------        ------       ------

     Total mortgage-backed securities......................................       $550.1        $551.6       $559.8
                                                                                  ======        ======       ======

     The amortized cost and estimated fair value of mortgage-backed securities including CMOs at December 31, 1997, summarized by type of security were as follows:

                                                                                                Estimated fair value
                                                                                              -------------------------
                                                                                                               % of
                                                                                Amortized                      fixed
Type                                                                              cost         Amount       maturities
----                                                                              ----         ------       ----------
                                                                                  (Dollars in millions)
Pass-throughs and sequential and targeted amortization  classes............      $455.4         $462.2          26%
Planned amortization classes and accretion directed bonds..................        67.6           68.7           4
Subordinated classes.......................................................        28.6           28.9           2
                                                                                 ------         ------          --

                                                                                 $551.6         $559.8          32%
                                                                                 ======         ======          ==

     Pass-throughs and sequential and targeted amortization classes have similar prepayment variability. Pass-throughs have historically provided the best liquidity in the mortgage-backed securities market and provide the best price/performance ratio in a highly volatile interest rate environment. This type of security is also frequently used as collateral in the dollar-roll market. Sequential classes pay in a strict sequence; all principal payments received by the CMO are paid to the sequential tranches in order of priority. Targeted amortization classes provide a modest amount of prepayment protection when prepayments on the underlying collateral increase from those assumed at pricing. Thus, they offer slightly better call protection than sequential classes and pass-throughs.

     Planned amortization classes and accretion directed bonds are some of the most stable and liquid instruments in the mortgage-backed securities market. Planned amortization class bonds adhere to a fixed schedule of principal payments as long as the underlying mortgage collateral experiences prepayments within a certain range. Changes in prepayment rates are first absorbed by support classes. This insulates the planned amortization classes from the consequences of both faster prepayments (average life shortening) and slower prepayments (average life extension).

     Subordinated CMO classes have both prepayment and credit risk. The subordinated classes are used to lend credit enhancement to the senior securities and as such, rating agencies require that this support not deteriorate due to the prepayment of the subordinated securities. The credit risk of subordinated classes is derived from the negative leverage of owning a small percentage of the underlying mortgage loan collateral while bearing a majority of the risk of loss due to homeowner defaults.

     All mortgage-backed securities are subject to risks associated with variable prepayments. As a result, these securities may have a different actual maturity than planned at the time of purchase. When securities having a cost greater than par are backed by mortgages that prepay faster than expected, Great American Reserve records a charge to investment income. When securities having a cost less than par prepay faster than expected, Great American Reserve records investment income.

     The degree to which a mortgage-backed security is susceptible to income fluctuations is influenced by: (i) the difference between its cost and par; (ii) the relative sensitivity of the underlying mortgages backing the security to prepayment in a changing interest rate environment; and (iii) the repayment priority of the security in the overall securitization structure. Great American Reserve limits the extent of these risks by : (i) purchasing securities which are backed by collateral with lower prepayment sensitivity (such as mortgages priced at a discount to par value and mortgages that are extremely seasoned);
(ii) avoiding securities whose values are heavily influenced by changes in prepayments (such as interest-only and principal-only securities); and (iii) investing in securities structured to reduce prepayment risk (such as planned amortization class ("PAC") and targeted amortization class ("TAC") collateralized mortgage obligations). PAC and TAC instruments represented approximately 17 percent of Great American Reserve's mortgage-backed securities at December 31, 1997.

     If Great American Reserve determines that it will dispose of an investment held in the actively managed fixed maturity category, it will either sell the security or transfer it to the trading account at its fair value; the gain or loss is recognized immediately. There were no such transfers in 1997. During 1997, Great American Reserve sold actively managed fixed maturity securities generating proceeds of $739.4 million, resulting in $20.6 million of investment gains and $5.1 million in investment losses (before related expenses, amortization and taxes). Such securities were sold in response to changes in the investment environment which created opportunities to enhance the total return of the investment portfolio without adversely affecting the quality of the portfolio or the matching of expected maturities of assets and liabilities. The realization of gains and losses affects the timing of the amortization of the cost of policies produced and the cost of policies purchased, as explained in note 1 to the financial statements.

     Other Investments

     Credit-tenant loans are loans on commercial properties where the lease of the principal tenant is assigned to the lender and the principal tenant, or any guarantor of such tenant's obligations, has a credit rating at the time of origination of the loan of at least BBB- or its equivalent. The underwriting guidelines consider such factors as: (i) the lease term of the property; (ii) the mortgagee's management ability, including business experience, property management capabilities and financial soundness; and (iii) such economic, demographic or other factors that may affect the income generated by the property, or its value. The underwriting guidelines also generally require a loan-to-value ratio of 75 percent or less. Credit-tenant loans are carried at amortized cost and were $88.9 million at December 31, 1997, or 3.6 percent of total invested assets. The total estimated fair value of credit-tenant loans was $93.4 million at December 31, 1997.

     At December 31, 1997, Great American Reserve held mortgage loan investments with a carrying value of $57.2 million (or 2.3 percent of total invested assets) and a fair value of $61.2 million. Substantially all of the mortgage loan investments were commercial loans.

     Non-current mortgage loans were not significant at December 31, 1997. At December 31, 1997, Great American Reserve had a loan loss reserve of $.8 million. Approximately 35 percent, 20 percent, 9 percent and 9 percent of the mortgage loans were on properties located in California, Texas, Kentucky and Florida, respectively. No other state comprised greater than 5 percent of the mortgage loan balance.

     At December 31, 1997, Great American Reserve held $.9 million of trading securities. Trading securities are investments that are purchased with the intent to be traded prior to their maturity, or are believed likely to be disposed of in the foreseeable future as a result of market or issuer developments. Trading securities are carried at estimated fair value, with the changes in fair value reflected in the statement of operations.

     Short-term investments totaled $49.5 million, or 2.0 percent of invested assets at December 31, 1997, and consisted primarily of commercial paper and repurchase agreements relating to government securities.

     LIQUIDITY

     Great American Reserve generally produces adequate cash flow from premium collections and investment income to meet its obligations. The liabilities related to insurance policies are primarily long term and generally are paid from future cash flows. Most of the assets, other than policy loans, are invested in bonds and other securities, substantially all of which are readily marketable. Although there is no present need or intent to dispose of such investments, Great American Reserve could liquidate portions of its investments if the need arose.

     As part of its investment strategy, Great American Reserve enters into reverse repurchase agreements and dollar-roll transactions to increase its return on investments and improve its liquidity. Reverse repurchase agreements involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed upon price. Dollar-rolls are similar to reverse repurchase agreements except that the repurchase involves securities that are only substantially the same as the securities sold. These transactions are accounted for as short-term collateralized borrowings. Such borrowings averaged approximately $90.4 million during 1997 (compared with an average of $115.3 million during 1996) and were collateralized by investment securities with fair values approximately equal to the loan value. The weighted average interest rate on short-term collateralized borrowings was 4.4 percent in 1997 and 5.3 percent in 1996. The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. Great American Reserve's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments (which was not material at December 31, 1997). Great American Reserve believes that the counterparties to its reverse repurchase and dollar-roll agreements are financially responsible and that the counterparty risk is minimal.

     Of Great American Reserve's total insurance liabilities at December 31, 1997 less than 8 percent could not be surrendered, 49 percent could be surrendered only by incurring a surrender charge and 43 percent could be surrendered without penalty.

     Great American Reserve believes that it has adequate short-term investments and readily marketable investment-grade securities to cover the payments under contracts containing fixed payment dates plus any likely cash needs for all other contracts and obligations. Great American Reserve's investment portfolio at December 31, 1997 included $49.5 million of short-term investments and $1.5 billion of publicly traded investment-grade bonds. Great American Reserve believes that such investments could be readily sold at or near carrying value or used to facilitate borrowings under reverse repurchase agreements.

     YEAR 2000 CONVERSION COSTS

     Great American Reserve, like other companies, has initiated programs to ensure that all of the computer systems it utilizes (including the computer systems used by its outside service providers) will function properly in the year 2000. Although an assessment of the total expected costs specifically related to the year 2000 conversion has not been completed, the total amounts to be expensed over the next two years are not expected to have a significant effect on Great American Reserve's financial position or results of operations. Great American Reserve believes it has taken steps that are reasonably designed to address the potential failure of computer systems used by its service providers and to ensure its year 2000 program is completed on a timely basis. However, there can be no assurance that the steps taken will be sufficient to avoid any adverse impact.

       MARKET-SENSITIVE INSTRUMENTS AND RISK MANAGEMENT

       Great American Reserve seeks to invest its available funds in a manner that will maximize shareholder value and fund future obligations to policyholders and debtors, subject to appropriate risk considerations. Great American Reserve seeks to meet this objective through investments that: (i) have similar characteristics to the liabilities they support; (ii) are diversified among industries, issuers and geographic locations; and (iii) make up a predominantly investment-grade fixed maturity securities portfolio. Many of Great American Reserve's products incorporate surrender charges, market interest rate adjustments or other features to encourage persistency. Approximately 49 percent of Great American Reserve's total insurance liabilities at December 31, 1997, had surrender penalties or other restrictions and approximately 8 percent are not subject to surrender.

       Great American Reserve seeks to maximize the total return on its investments through active investment management. Accordingly, Great American Reserve has determined that its entire portfolio of fixed maturity securities is available to be sold in response to: (i) changes in market interest rates; (ii) changes in relative values of individual securities and asset sectors; (iii) changes in prepayment risks; (iv) changes in credit quality outlook for certain securities; (v) liquidity needs; and (vi) other factors. From time to time, Great American Reserve invests in securities for trading purposes, although such investments account for a relatively small portion of Great American Reserve's total portfolio.

       Profitability of many of Great American Reserve's products is significantly affected by the spreads between interest yields on investments and rates credited on insurance liabilities. Although substantially all credited rates on Great American Reserve's annuity products may be changed annually (subject to minimum guaranteed rates), changes in competition and other factors, including the impact of the level of surrenders and withdrawals, may limit Great American Reserve's ability to adjust or to maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions. As of December 31, 1997, the average yield, computed on the cost basis of Great American Reserve's investment portfolio, was 7.5 percent, and the average interest rate credited or accruing to Great American Reserve's total insurance liabilities was 5.4 percent, excluding interest bonuses guaranteed for the first year of the annuity contract only.

       Great American Reserve uses computer models to perform simulations of the cash flows generated from its existing business under various interest rate scenarios. These simulations enable Great American Reserve to measure the potential gain or loss in fair value of its interest rate-sensitive financial instruments. With such estimates, Great American Reserve seeks to closely match the duration of its assets to the duration of its liabilities. When the estimated durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in the value of assets should be largely offset by a change in the value of liabilities. At December 31, 1997, the adjusted modified duration of our fixed maturity securities and short-term investments was approximately 5.6 years and the duration of our insurance liabilities was approximately 7.0 years.

       If interest rates were to increase by 10 percent from their December 31, 1997 levels, Great American Reserve's fixed maturity securities and short-term investments (net of corresponding changes in the value of cost of policies purchased, cost of policies produced and insurance liabilities) would decline in fair value by approximately $35 million. The calculations involved in Great American Reserve's computer simulations incorporate numerous assumptions, require significant estimates and assume an immediate change in interest rates without any management of the investment portfolio in reaction to such change. Consequently, potential changes in the value of Great American Reserve's financial instruments indicated by the simulations will likely be different from the actual changes experienced under given interest rate scenarios, and the differences may be material. Because Great American Reserve actively manages its investments and liabilities, actual losses could be less than those estimated above.


DIRECTORS AND EXECUTIVE OFFICERS

Great American Reserve's directors and executive officers as of February 9, 1998, are listed below:

                               PRINCIPAL BUSINESS OCCUPATION
NAME                              DURING LAST FIVE YEARS
--------------------------------------------------------------------------------

Ngaire E. Cuneo         Since 1993, Director of Conseco's principal Insurance
  (Age 47)              subsidiaries. Since 1992, Executive Vice President,
                        Corporate Development of Conseco, Inc. and various positions with certain of its affiliates. Prior thereto, Ms. Cuneo was Senior Vice President/Managing Director of
                        GE Capital from 1986--1992.

Stephen C. Hilbert      Since 1979, Chairman of the Board, Chief Executive
  (Age 52)              Officer and Director of Conseco, Inc. Since 1988,
                        President and various positions with the Company and certain of its affiliates.

Rollin M. Dick          Since 1986, Executive Vice President, Chief Financial
  (Age 66)              Officer and Director of Conseco, Inc. and various
                        positions with the Company and certain of its affiliates.

Thomas J. Kilian        Since 1998, Executive Vice President, Chief Operations
  (Age 46)              Officer and Director of Conseco, Inc. and various
                        positions with certain of its affiliates. President of Great American Reserve.

John J. Sabl            Since 1997, Director, Executive Vice President and
 (Age 46)               General Counsel of Conseco, Inc. and various positions
                        with certain of its affiliates. Prior thereto, Mr. Sabl was a partner in the law firm of Sidley & Austin In
                        Chicago, Illinois.

EXECUTIVE COMPENSATION

      Great American Reserve has no full-time employees and does not compensate any employee, officer or director of Great American Reserve.

INDEPENDENT ACCOUNTANTS

      The financial statements of Great American Reserve as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996 and the four months ended December 31, 1995 and the eight months ended August 31, 1995, included in this prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report appearing herein.

LEGAL OPINIONS

      Blazzard, Grodd & Hasenauer, P.C., Westport, Connecticut, has provided advice on certain matters relating to the federal securities and income tax laws in connection with the contracts described in this prospectus.

FINANCIAL STATEMENTS

      The financial statements of Great American Reserve which are included in this prospectus should be considered only as bearing on the ability of Great American Reserve to meet its obligations under the contracts. They should not be considered as bearing on the investment performance of the investment portfolios. The value of the investment portfolios is affected primarily by the performance of the underlying investments.


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors
Great American Reserve Insurance Company

     We have audited the accompanying balance sheet of Great American Reserve Insurance Company (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 1997 and 1996 and the four months ended December 31, 1995. We have also audited the accompanying statement of operations, shareholder's equity and cash flows of the Company for the eight months ended August 31, 1995 based on the basis of accounting applicable to periods prior to the adoption of push down accounting upon Conseco, Inc.'s purchase of all common shares of the Company it did not previously own (see note 1 of the notes to financial statements regarding the adoption of push down accounting). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great American Reserve Insurance Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, the four months ended December 31, 1995 and the eight months ended August 31, 1995, in conformity with generally accepted accounting principles.




                                                    /S/ COOPERS & LYBRAND L.L.P.
                                                    ----------------------------
                                                    COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana
April 20, 1998


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                                  BALANCE SHEET
                           December 31, 1997 and 1996
                              (Dollars in millions)


                                     ASSETS


                                                                                              1997             1996
                                                                                              ----             ----

Investments:
    Actively managed fixed maturities at fair value (amortized cost:
       1997 - $1,705.2; 1996 - $1,810.8)...............................................    $1,734.0          $1,795.1
    Mortgage loans.....................................................................        57.2              77.3
    Credit-tenant loans................................................................        88.9              93.4
    Policy loans.......................................................................        80.6              80.8
    Other invested assets .............................................................        88.2              89.0
    Short-term investments.............................................................        49.5              14.8
    Assets held in separate accounts...................................................       402.1             232.4
                                                                                           --------          --------

          Total investments............................................................     2,500.5           2,382.8


Accrued investment income..............................................................        30.5              32.9
Cost of policies purchased.............................................................       101.6             143.0
Cost of policies produced..............................................................        60.7              38.2
Reinsurance receivables................................................................        21.9              25.7
Goodwill (net of accumulated amortization: 1997 - $13.2; 1996 - $11.7).................        48.2              49.7
Other assets...........................................................................         8.3               8.2
                                                                                           --------          --------

          Total assets.................................................................    $2,771.7          $2,680.5
                                                                                           ========          ========



                            (continued on next page)




                          The accompanying notes are an
                         integral part of the financial
                                   statements.




                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                            BALANCE SHEET (Continued)
                           December 31, 1997 and 1996
                 (Dollars in millions, except per share amount)


                      LIABILITIES AND SHAREHOLDER'S EQUITY

                                                                                             1997             1996
                                                                                             ----             ----
Liabilities:
    Insurance liabilities:
      Interest sensitive products......................................................    $1,522.1          $1,636.5
      Traditional products.............................................................       248.3             251.5
      Claims payable and other policyholder funds......................................        62.5              69.5
      Liabilities related to separate accounts.........................................       402.1             232.4
    Income tax liabilities.............................................................        44.2              29.8
    Investment borrowings..............................................................        61.0              48.4
    Other liabilities..................................................................        14.6              15.5
                                                                                           --------          --------

            Total liabilities..........................................................     2,354.8           2,283.6
                                                                                           --------          --------

Shareholder's equity:
    Common stock and additional paid-in capital (par value $4.80 per share, 1,065,000
       shares authorized,  1,043,565 shares issued and outstanding)....................       380.8             380.8
    Accumulated other comprehensive income:
       Unrealized appreciation (depreciation) of fixed maturity securities (net of
          applicable deferred income taxes:  1997 - $4.4; 1996 - $(2.4))...............         8.2              (4.4)
       Unrealized appreciation (depreciation) of other investments (net of applicable
          deferred income taxes:  1997 - $.3; 1996 - $(.1))............................          .5               (.2)
    Retained earnings..................................................................        27.4              20.7
                                                                                           --------          --------

            Total shareholder's equity.................................................       416.9             396.9
                                                                                           --------          --------

            Total liabilities and shareholder's equity.................................    $2,771.7          $2,680.5
                                                                                           ========          ========






                          The accompanying notes are an
                         integral part of the financial
                                   statements.




                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                             STATEMENT OF OPERATIONS
                              (Dollars in millions)

                                                                                                               Prior basis
                                                                                                              ------------
                                                                Year              Year          Four months   Eight months
                                                                ended             ended            ended          ended
                                                            December 31,      December 31,     December 31,    August 31,
                                                                1997              1996             1995           1995
                                                                ----              ----             ----           ----

Revenues:
    Insurance policy income...............................    $  75.7            $  81.4            $ 31.8        $  60.5
    Net investment income.................................      222.6              218.4              74.2          136.4
    Net investment gains..................................       13.3                2.7              12.5            7.3
                                                              -------            -------            ------        -------

         Total revenues...............................  .       311.6              302.5             118.5          204.2
                                                               -------            -------            ------        -------

Benefits and expenses:
    Insurance policy benefits.............................       56.5               54.9              18.9           45.9
    Change in future policy benefits......................       (4.8)              (3.7)               .2           (4.3)
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
         Interest.........................................       83.6               93.8              32.9           66.7
         Other amounts added to variable annuity products        55.7               35.6              11.3            7.9
    Interest expense on investment borrowings.............        4.0                6.2               1.0            3.6
    Amortization..........................................       27.1               20.3              15.3           16.0
    Other operating costs and expenses....................       28.2               54.3              13.1           23.7
                                                              -------            -------            ------        -------

         Total benefits and expenses......................      250.3              261.4              92.7          159.5
                                                              -------            -------            ------        -------

         Income before income taxes.......................       61.3               41.1              25.8           44.7

Income tax expense........................................       22.1               15.4               9.7           16.5
                                                              -------            -------            ------        -------

         Net income.......................................    $  39.2            $  25.7            $ 16.1         $ 28.2
                                                              =======            =======            ======         ======




















                          The accompanying notes are an
                         integral part of the financial
                                   statements.


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                        STATEMENT OF SHAREHOLDER'S EQUITY
                              (Dollars in millions)


                                                                            Common stock       Accumulated other
                                                                           and additional        comprehensive     Retained
                                                              Total        paid-in capital          income         earnings
                                                              -----        ---------------          ------         --------
Balance, December 31, 1994 (a).............................   $364.9           $339.7              $(55.1)          $80.3

   Comprehensive income, net of tax:
     Net income (a)........................................     28.2               -                  -              28.2
     Change in unrealized appreciation (depreciation) of
       securities (net of applicable income taxes of
       34.1) (a)...........................................     59.0               -                 59.0              -
                                                              ------

         Total comprehensive income (a)....................     87.2

   Dividends on common stock (a)...........................    (41.2)              -                  -             (41.2)
   Adjustment of balance due to new accounting basis.......      5.1             41.1                (2.0)          (34.0)
                                                              ------           ------              ------           -----

Balance, August 31, 1995...................................    416.0            380.8                 1.9            33.3

   Comprehensive income, net of tax:
     Net income............................................     16.1               -                  -              16.1
     Change in unrealized appreciation (depreciation) of
       securities (net of applicable income
          taxes of $6.1)...................................     10.5               -                 10.5              -
                                                              ------

         Total comprehensive income........................     26.6
                                                              ------           ------              ------           -----

Balance, December 31, 1995.................................    442.6            380.8                12.4            49.4

   Comprehensive income, net of tax:
     Net income............................................     25.7               -                 -               25.7
     Change in unrealized appreciation (depreciation) of
       securities (net of applicable income
       taxes of ($9.7))....................................    (17.0)              -                (17.0)             -
                                                              ------

         Total comprehensive income........................      8.7

   Dividends on common stock...............................    (54.4)              -                  -             (54.4)
                                                              ------           ------              ------          ------

Balance, December 31, 1996.................................    396.9            380.8                (4.6)           20.7

   Comprehensive income, net of tax:
     Net income............................................     39.2               -                  -              39.2
     Change in unrealized appreciation (depreciation) of
       securities (net of applicable income taxes of $7.2).     13.3               -                 13.3              -
                                                              ------

         Total comprehensive income........................     52.5               -                  -                -

   Dividends on common stock...............................    (32.5)              -                  -             (32.5)
                                                              ------           ------              ------           -----

Balance, December 31, 1997.................................   $416.9           $380.8              $  8.7          $ 27.4
                                                              ======           ======              ======          ======

(a)  Prior basis.

                          The accompanying notes are an
                         integral part of the financial
                                   statements.

                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                             STATEMENT OF CASH FLOWS
                              (Dollars in millions)


                                                                                                               Prior basis
                                                                                                              -------------
                                                                Year              Year          Four months   Eight months
                                                                ended             ended            ended          ended
                                                            December 31,      December 31,     December 31,    August 31,
                                                                1997              1996             1995           1995
                                                                ----              ----             ----           ----
Cash flows from operating activities:
    Net income............................................  $    39.2         $   25.7          $   16.1        $  28.2
    Adjustments to reconcile net income to net
       cash provided by operating activities:
         Amortization.....................................       27.1             20.3              15.3           16.0
         Income taxes.....................................        6.7             (3.9)              2.3            2.9
         Insurance liabilities............................      (60.9)           (40.5)            (25.8)         (14.0)
         Amounts added to annuity and financial
            product policyholder account balances.........      139.3            129.4              44.2           74.6
         Fees charged to insurance liabilities............      (31.3)           (32.8)            (10.3)         (22.2)
         Accrual and amortization of investment income....         .3              3.1               3.2           (1.8)
         Deferral of cost of policies produced............      (31.8)           (13.2)             (3.0)          (6.6)
         Investment gains.................................      (13.3)            (2.7)            (12.5)          (7.3)
         Other............................................       (4.6)            (8.8)             (8.9)          (3.2)
                                                            ---------         --------            ------        -------

            Net cash provided by operating
               activities.................................       70.7             76.6              20.6           66.6
                                                            ---------         --------            ------        -------

Cash flows from investing activities:
    Sales of investments..................................      755.2            988.9              513.2         406.5
    Maturities and redemptions............................      150.4            101.7               60.4          57.5
    Purchases of investments..............................     (753.6)          (954.2)            (532.2)       (476.2)
                                                            ---------         --------            -------       -------

            Net cash provided (used) by investing
                activities................................      152.0            136.4              41.4          (12.2)
                                                            ---------         --------            ------        -------

Cash flows from financing activities:
    Deposits to insurance liabilities.....................      255.9            169.8              50.8          104.4
    Cash paid in reinsurance recapture ...................         -                -              (71.1)            -
    Investment borrowings.................................       12.6            (35.8)            (36.8)         121.0
    Withdrawals from insurance liabilities................     (424.0)          (306.7)            (71.9)        (166.3)
    Dividends paid on common stock........................      (32.5)           (44.5)               -           (41.2)
                                                            ---------          -------          --------        -------

            Net cash provided (used) by
                financing activities......................     (188.0)          (217.2)           (129.0)          17.9
                                                            ---------         --------          --------        -------

            Net increase (decrease) in short-term
                investments...............................       34.7             (4.2)            (67.0)          72.3

Short-term investments, beginning of period...............       14.8             19.0              86.0           13.7
                                                            ---------         --------          --------        -------

Short-term investments, end of period.....................  $    49.5         $   14.8          $   19.0        $  86.0
                                                            =========         ========          ========        =======





                          The accompanying notes are an
                         integral part of the financial
                                   statements.


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


1.   SIGNIFICANT ACCOUNTING POLICIES

     Organization and Basis of Presentation

     Great American Reserve Insurance Company (the "Company") markets tax-qualified annuities and certain employee benefit- related insurance products through professional independent agents. Since August 1995, the Company has been a wholly owned subsidiary of Conseco, Inc. ("Conseco"), a financial services holding company engaged in the development, marketing and administration of supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. During 1994, Conseco effectively owned 36 percent of the Company, through its ownership interest in CCP Insurance, Inc. ("CCP"), a holding company organized for companies previously acquired by Conseco Capital Partners, Inc. (the "Partnership"), a limited partnership organized by Conseco. The Company was acquired by the Partnership in 1990 (the "Partnership Acquisition"). During 1995, Conseco's ownership in CCP (and in the Company) increased to 49 percent as a result of purchases of CCP common stock by CCP and Conseco. In August 1995, Conseco completed the purchase of the remaining shares of CCP common stock it did not already own in a transaction pursuant to which CCP was merged with Conseco, with Conseco being the surviving corporation (the "Conseco Acquisition").

     The accompanying financial statements give effect to "push down" purchase accounting to reflect the Partnership Acquisition and the Conseco Acquisition. As a result of applying "push down" purchase accounting: (i) the Company's financial position and results of operations for periods subsequent to the Partnership Acquisition and before the Conseco Acquisition (the "prior basis")
reflect the Partnership's cost to acquire the Company's asset and liability accounts based upon their estimated fair values at the purchase date; and (ii) the Company's financial position and results of operations for periods subsequent to the Conseco Acquisition reflect Conseco's cost to acquire the Company's asset and liability accounts based upon their estimated fair values at the purchase dates.

     The effect of the adoption of the new basis of accounting on the Company's balance sheet accounts on August 31, 1995, was as follows (dollars in millions):

                                                                                                 Debit
                                                                                               (Credit)
                                                                                               --------

                  Cost of policies purchased..............................................      $ 59.0
                  Cost of policies produced ..............................................       (27.0)
                  Goodwill................................................................       (15.1)
                  Insurance liabilities...................................................        (1.2)
                  Income tax liabilities..................................................       (11.9)
                  Other...................................................................         1.3
                  Common stock and additional paid-in capital.............................       (41.1)
                  Net unrealized appreciation of fixed maturity securities................         1.4
                  Net unrealized appreciation of other investments........................          .6
                  Retained earnings.......................................................        34.0

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"), which differ in some respects from statutory accounting practices followed in the preparation of financial statements submitted to state insurance departments. As such, they include amounts based on informed estimates and judgment, with consideration given to materiality. Many estimates and assumptions are utilized in calculating amortized value and recoverability of securities, cost of policies produced, cost of policies purchased, goodwill, insurance liabilities, guaranty fund assessment accruals, liabilities for litigation and deferred income taxes. Actual results could differ from reported results using those estimates. Certain amounts from the 1996 financial statements and notes have been reclassified to conform with the 1997 presentation.

     Investments

     Fixed maturity investments are securities that mature more than one year after issuance. They include bonds, notes receivable and preferred stocks with mandatory redemption features and are classified as follows:



                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


         Actively managed - fixed maturity securities that may be sold prior to maturity due to changes that might occur in market interest rates, issuer credit quality or the Company's liquidity requirements. Actively managed fixed maturity securities are carried at estimated fair value and the unrealized gain or loss is recorded net of tax and related adjustments described below as a component of shareholder's equity.

         Trading - fixed maturity securities are bought and held principally for the purpose of selling them in the near term. Trading securities are carried at estimated fair value. Unrealized gains or losses are included in net investment gains (losses). The Company held $.9 million of trading securities at December 31, 1997, which are included in other invested assets. The Company did not hold any trading securities at December 31, 1996 or 1995.

         Held to maturity - fixed maturity securities which the Company has the ability and positive intent to hold to maturity, and are carried at amortized cost. The Company may dispose of these securities if the credit quality of the issuer deteriorates, if regulatory requirements change or under other unforeseen circumstances. The Company has not held any securities in this classification during 1997, 1996 or 1995.

     Anticipated returns, including investment gains and losses, from the investment of policyholder balances are considered in determining the amortization of the cost of policies purchased and the cost of policies produced. When actively managed fixed maturity securities are stated at estimated fair value, an adjustment to the cost of policies purchased and the cost of policies produced may be necessary if a change in amortization would have been recorded if such securities had been sold at their fair value and the proceeds reinvested at current yields. Furthermore, if future yields expected to be earned on such securities decline, it may be necessary to increase certain insurance liabilities. Adjustments to such liabilities are required when their balances, in addition to future net cash flows (including investment income), are insufficient to cover future benefits and expenses.

     Unrealized gains and losses and the related adjustments described in the preceding paragraph have no effect on earnings, but are recorded, net of tax, as a component of shareholder's equity. The following tables summarize the effect of these adjustments as of December 31, 1997:

                                                                                     Effect of fair
                                                                    Balance        value adjustment to
                                                                    before          actively managed          Reported
                                                                  adjustment    fixed maturity securities      amount
                                                                  ----------    -------------------------     --------
                                                                                  (Dollars in millions)
Actively managed fixed maturity securities....................      $1,705.2              $  28.8               $1,734.0
Cost of policies purchased....................................         115.0                (13.4)                 101.6
Cost of policies produced.....................................          63.5                 (2.8)                  60.7
Income tax liabilities........................................          39.8                  4.4                   44.2
Net unrealized appreciation of fixed maturity securities, net.           -                    8.2                    8.2

     When changes in conditions cause a fixed maturity investment to be transferred to a different category (e.g. actively managed, held to maturity or trading), the security is transferred to the new category at its fair value at the date of the transfer. There were no such transfers in 1997, 1996 or 1995. At the transfer date, the security's unrealized gain or loss is recorded as follows:

     - For transfers to the trading category, the unrealized gain or loss is recognized in earnings;

     - For transfers from the trading category, the unrealized gain or loss already recognized in earnings is not reversed;

     - For transfers to actively managed from held to maturity, the unrealized gain or loss is recognized in shareholder's equity; and

     - For transfers to held to maturity from actively managed, the unrealized gain or loss at the date of transfer continues to be recognized in shareholder's equity, but is amortized as a yield adjustment until ultimately sold.

                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     Credit-tenant loans ("CTLs") are loans for commercial properties which require: (i) the lease of the principal tenant to be assigned to the Company;
(ii) the lease to produce adequate cash flow to fund substantially all the cash requirements of the loan; and (iii) the principal tenant, or the guarantor of such tenant's obligations, to have an investment-grade credit rating when the loan is made. These loans also must be secured by the value of the related property. Underwriting guidelines take into account such factors as: (i) the lease term of the property; (ii) the borrower's management ability, including business experience, property management capabilities and financial soundness; and (iii) such economic, demographic or other factors that may affect the income generated by the property or its value. The underwriting guidelines generally require a loan-to-value ratio of 75 percent or less. Credit-tenant loans and traditional mortgage loans are carried at amortized cost.

     Policy loans are stated at their current unpaid principal balance.

     Short-term investments include commercial paper, invested cash and other investments purchased with maturities of less than three months and are carried at amortized cost, which approximates fair value. The Company considers all short-term investments to be cash equivalents.

     Fees received and costs incurred in connection with origination of investments, principally CTLs and mortgage loans, are deferred. Fees, costs, discounts and premiums are amortized as yield adjustments over the contractual life of the investments. Anticipated prepayments on mortgage-backed securities are taken into consideration in determining estimated future yields on such securities.

     The specific identification method is used to account for the disposition of investments. The differences between sale proceeds and carrying values are reported as investment gains and losses, or as adjustments to investment income if the proceeds are prepayments by issuers prior to maturity.

     The Company regularly evaluates investment securities, credit-tenant loans and mortgage loans based on current economic conditions, past credit loss experience and other circumstances of the investee. A decline in a security's net realizable value that is other than temporary is treated as an investment loss and the cost basis of the security is reduced to its estimated fair value. Impaired loans are revalued at the present value of expected cash flows discounted at the loan's effective interest rate when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the agreement. The Company accrues interest on the net carrying amount of impaired loans.

     As part of the Company's investment strategy, the Company may enter into reverse repurchase agreements and dollar-roll transactions to increase its investment return or to improve liquidity. These transactions are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

     Separate Accounts

     Separate accounts are funds on which investment income and gains or losses accrue directly to certain policyholders. The assets of these accounts are legally segregated. They are not subject to the claims which may arise out of any other business of the Company. The Company reports separate account assets at market value; the underlying investment risks are assumed by the contract holders. The Company records the related liabilities at amounts equal to the underlying assets; the fair value of these liabilities equals their carrying amount.

     Cost of Policies Purchased

     The cost of policies purchased represents the portion of the acquisition cost that was allocated to the value of the right to receive future cash flows from insurance contracts existing at the date such insurance contracts were acquired. The value of cost of policies purchased is the actuarially determined present value of the projected future cash flows from the insurance contracts existing at the acquisition date. The method used to value the cost of policies purchased is consistent with the valuation methods used most commonly to value blocks of insurance business, which is also consistent with the basic methodology generally used to value assets. The method used is summarized as follows:

     -    Identify the expected future cash flows from the blocks of business.


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     - Identify the risks inherent in realizing those cash flows (i.e., what is the probability that the cash flows will be realized).

     - Identify the rate of return necessary to accept these risks, based on consideration of the factors summarized below.

     - Determine the value of the policies purchased by discounting the expected future cash flows by the discount rate required.

     The expected future cash flows used in determining such value are based on actuarially determined projections of future premium collections, mortality, surrenders, operating expenses, changes in insurance liabilities, investment yields on the assets held to back the policy liabilities and other factors. These projections take into account all factors known or expected at the valuation date, based on the collective judgment of the Company's management. Actual experience on purchased business may vary from projections due to differences in renewal premiums collected, investment spread, investment gains or losses, mortality and morbidity costs and other factors.

     The discount rate used to determine the value of the cost of policies purchased is the rate of return needed to earn in order to invest in the business being acquired. In determining this required rate of return, the following factors are considered:

     - The  magnitude  of  the  risks  associated   with  each of the  actuarial
       assumptions used in determining expected future cash flows.

     - The cost of capital required to fund the acquisition.

     - The likelihood of changes in projected future cash flows that might occur if there are changes in insurance regulations and tax laws.

     - The acquired business compatibility with other activities of the Company that may favorably affect future cash flows.

     - The complexity of the acquired business.

     - Recent prices (i.e., discount rates used in determining valuations) paid by others to acquire similar blocks of business.

     After the cost of policies purchased is determined, it is amortized based on the incidence of the expected cash flows. This asset is amortized using the interest rate credited to the underlying policies.

     If renewal premiums collected, investment spread, investment gains or losses, mortality and morbidity costs or other factors differ from expectations, amortization of the cost of policies purchased is adjusted. For example, the sale of a fixed maturity investment may result in a gain (or loss). If the sale proceeds are reinvested at a lower (or higher) earnings rate, there may also be a reduction (or increase) in future investment spread. Amortization must be increased (decreased) to reflect the change in the incidence of expected cash flows consistent with the methods used with the cost of policies produced (described below).

     Each year, the recoverability of the cost of policies purchased is evaluated by line of business within each block of purchased insurance business. If current estimates indicate that the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business purchased, will be insufficient to recover the cost of policies purchased, the difference is charged to expense. Amortization is adjusted consistent with the methods used with the cost of policies produced (as described below).

     The cost of policies purchased related to the original acquisition of the Company by the Partnership in 1990 is amortized under a slightly different method than that described above. However, the effect of the different method on 1997 net income was insignificant.



                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     Cost of Policies Produced

     Costs which vary with and are primarily related to the acquisition of new business are deferred to the extent that such costs are deemed recoverable. These costs include commissions, certain costs of policy issuance and underwriting and certain agency expenses. For traditional life and health contracts, deferred costs are amortized with interest in relation to future anticipated premium revenue using the same assumptions that are used in calculating the insurance liabilities. For immediate annuities with mortality risks, deferred costs are amortized in relation to the present value of benefits to be paid. For universal life-type, interest-sensitive and investment-type contracts, deferred costs are amortized in relation to the present value of expected gross profits from these contracts, discounted using the interest rate credited to the policy (currently, 5 percent to 8 percent).

     Recoverability of the unamortized balance of cost of policies produced is evaluated regularly and considers anticipated investment income. For universal life-type contracts and investment-type contracts, the accumulated amortization is adjusted (whether an increase or a decrease) whenever there is a change in the estimated gross profits expected over the life of a block of business in order to maintain a constant relationship between amortization and the present value (discounted at the rate of interest that accrues to the policies) of expected gross profits. For traditional and most other contracts, the unamortized asset balance is reduced by a charge to income only when the sum of the present value of discounted future cash flows and the policy liabilities is not sufficient to cover such asset balance.

     Goodwill

     Goodwill is the excess of the amount paid to acquire a company over the fair value of its net assets. Goodwill is amortized on the straight-line basis over a 40-year period. The Company continually monitors the value of the goodwill based on estimates of future earnings. The Company determines whether goodwill is fully recoverable from projected undiscounted net cash flows from earnings of the subsidiaries over the remaining amortization period. If it is determined that changes in such projected cash flows no longer supported the recoverability of goodwill over the remaining amortization period, the Company would reduce its carrying value with a corresponding charge to expense or shorten the amortization period (no such changes have occurred). Cash flows considered in such an analysis are those of the business acquired, if separately identifiable, or the business segment that acquired the business if such earnings are not separately identifiable.

     Insurance Liabilities, Recognition of Insurance Policy Income and Related Benefits and Expenses

     Reserves for traditional and limited-payment life insurance contracts are generally calculated using the net level premium method based on assumptions as to investment yields, mortality, morbidity, withdrawals and dividends. The assumptions are based on projections using past and expected experience and include provisions for possible adverse deviation. These assumptions are made at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date.

     Reserves for universal life-type and investment-type contracts are based on the contract account balance, if future benefit payments in excess of the account balance are not guaranteed, or on the present value of future benefit payments when such payments are guaranteed. Additional increases to insurance liabilities are made if future cash flows including investment income are insufficient to cover future benefits and expenses.

     For investment-type contracts without mortality risk (such as deferred annuities and immediate annuities with benefits paid for a period certain) and for contracts that permit the Company or the insured to make changes in the contract terms (such as single- premium whole life and universal life), premium deposits and benefit payments are recorded as increases or decreases in a liability account rather than as revenue and expense. Amounts charged against the liability account for the cost of insurance, policy administration and surrender penalties are recorded as revenues. Interest credited to the liability account and benefit payments made in excess of the contract liability account balance are charged to expense.

     For traditional life insurance contracts, premiums are recognized as income when due. Benefits and expenses are associated with earned premiums resulting in their level recognition over the premium paying period of the contracts. Such recognition is accomplished through the provision for future policy benefits and the amortization of deferred policy acquisition costs.


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     For contracts with mortality risk, but with premiums paid for only a limited period (such as single-premium immediate annuities with benefits paid for the life of the annuitant), the accounting treatment is similar to traditional contracts. However, the excess of the gross premium over the net premium is deferred and recognized in relation to the present value of expected future benefit payments.

     Liabilities for incurred claims are determined using historical experience and represent an estimate of the present value of the ultimate net cost of all reported and unreported claims. Management believes these estimates are adequate. Such estimates are periodically reviewed and any adjustments are reflected in current operations.

     For participating policies, the amount of dividends to be paid (which are not significant) is determined annually by the Company. The portion of the earnings allocated to participating policyholders is recorded as an insurance liability.

     Reinsurance

     In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid over such limit by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company has set its retention limit for acceptance of risk on life insurance policies at various levels up to $.5 million.

     Assets and liabilities related to insurance contracts are reported before the effects of reinsurance. Reinsurance receivables and prepaid reinsurance premiums (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities relating to the underlying reinsured insurance contracts.

     Income Taxes

     Income  tax  expense   includes   deferred  taxes  arising  from  temporary
differences between the tax and financial reporting basis of assets and liabilities. This liability method of accounting for income taxes also requires the Company to reflect in income the effect of a tax rate change on accumulated deferred income taxes in the period in which the change is enacted.

     In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. If future income does not occur as expected, deferred income taxes may need to be written off.

     Comprehensive Income

     As of December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income and net unrealized gains (losses) on securities. The new standard requires only additional disclosures in the consolidated financial statements; it does not affect the financial position or results of operations.

     Comprehensive income excludes net investment gains (losses) included in net income of: (i) $(3.9) million (after income taxes of $(2.1) million) in 1997;
(ii) $.2 million (after income taxes of $.1 million) in 1996; (iii) $1.4 million (after income taxes of $.7 million) in the four months ended December 31, 1995; and (iv) $2.2 million (after income taxes of $1.2 million) in the eight months ended August 31, 1995.

     Fair Values of Financial Instruments

     The following methods and assumptions were used by the Company in determining estimated fair values of financial instruments:

     Investment  securities:   The  estimated  fair  values  of  fixed  maturity
     securities (including redeemable preferred stocks), equity


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------

     securities and trading securities are based on quotes from independent pricing services, where available. For investment securities for which such quotes are not available, the estimated fair values are obtained from broker-dealer market makers or by discounting expected future cash flows using current market interest rates appropriate for the yield, credit quality of the investments and for fixed maturities, the maturity of the investments being priced.

     Mortgage loans, credit-tenant loans and policy loans: The estimated fair values of mortgage loans, credit-tenant loans and policy loans are determined by discounting future expected cash flows using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

     Other invested assets: The estimated fair values of these assets have been assumed to be equal to their carrying value. Such value is believed to be a reasonable approximation of the fair value of these investments.

     Short-term investments: The estimated fair values of short-term investments are based on quoted market prices, where available. The carrying amount reported on the balance sheet for these assets approximates their estimated fair value.

     Insurance liabilities for investment contracts: The estimated fair values of liabilities under investment-type insurance contracts are determined using discounted cash flow calculations based on interest rates currently being offered for similar contracts with maturities consistent with the contracts being valued.

     Investment borrowings: Due to the short-term nature of these borrowings (terms generally less than 30 days), estimated fair values are assumed to approximate the carrying amount reported in the balance sheet.

     The estimated fair values of financial instruments are as follows:

                                                                          1997                            1996
                                                                  ----------------------         ----------------------
                                                                  Carrying        Fair           Carrying        Fair
                                                                   Amount         Value           Amount         Value
                                                                   ------         -----           ------         -----
                                                                                   (Dollars in millions)
     Financial assets held for purposes other than trading:
       Actively managed fixed maturity securities...........      $1,734.0      $1,734.0          $1,795.1     $1,795.1
       Mortgage loans.......................................          57.2          61.2              77.3         77.0
       Credit-tenant loans..................................          88.9          93.4              93.4         92.5
       Policy loans.........................................          80.6          80.6              80.8         80.8
       Other invested assets................................          88.2          88.2              89.0         89.0
       Short-term investments...............................          49.5          49.5              14.8         14.8

     Financial liabilities held for purposes other than
       trading:
         Insurance liabilities for investment contracts (1).       1,177.5       1,177.5          $1,282.1     $1,282.1
         Investment borrowings..............................          61.0          61.0              48.4         48.4


       (1) The estimated fair value of the liabilities for investment contracts was approximately equal to its carrying value at December 31, 1997 and 1996, because interest rates credited on the vast majority of account balances approximate current rates paid on similar investments and because these rates are not generally guaranteed beyond one year. The Company is not required to disclose fair values for insurance liabilities, other than those for investment contracts. However, the Company takes into consideration the estimated fair values of all insurance liabilities in its overall management of interest rate risk. The Company attempts to minimize exposure to changing interest rates by matching investment maturities with amounts due under insurance contracts.

     Recently Issued Accounting Standards

     Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125") was issued in June 1996 and provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities. SFAS 125 is effective for 1997 financial statements; however, certain provisions


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


relating to accounting for repurchase agreements and securities lending are not effective until January 1, 1998. Provisions effective in 1997 did not have any effect on the Company's financial position or results of operations. The adoption of provisions effective in 1998 are not expected to have a material effect on the Company's financial position or results of operations.

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes new standards for reporting about operating segments and products and services, geographic areas and major customers. Under SFAS 131, segments are to be defined consistent with the basis management uses internally to assess performance and allocate resources. Implementing SFAS 131 will have no impact on the consolidated amounts the Company reports. SFAS 131 is effective for the Company's December 31, 1998 financial statements.

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132") was issued in February 1998 and revises current disclosure requirements for employers' pensions and other retiree benefits. SFAS 132 will have no effect on the Company's financial position or results of operations. SFAS 132 is effective for the Company's December 31, 1998 financial statements.

     Statement of Position 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" ("SOP 97-3") was issued by the American Institute of Certified Public Accountants in December 1997 and provides guidance for determining when an insurance company or other enterprise should recognize a liability for guaranty-fund assessments and guidance for measuring the liability. The statement is effective for 1999 financial statements with early adoption permitted. The adoption of this statement is not expected to have a material effect on the Company's financial position or results of operations.

2.   INVESTMENTS

     At December 31, 1997, the amortized cost and estimated fair value of actively managed fixed maturity securities were as follows:

                                                                                Gross          Gross          Estimated
                                                               Amortized     unrealized     unrealized          fair
                                                                 cost           gains         losses            value
                                                                 ----           -----         ------            -----
                                                                                 (Dollars in millions)
   United States Treasury securities and obligations
      of United States government corporations and
      agencies............................................     $   28.0         $  .7          $ -           $   28.7
   Obligations of state and political subdivisions........         20.5           1.1             .1             21.5
   Debt securities issued by foreign governments..........         18.5            .1            1.2             17.4
   Public utility securities..............................        184.6           3.5            2.3            185.8
   Other corporate securities.............................        902.0          26.6            7.8            920.8
   Mortgage-backed securities.............................        551.6           8.6             .4            559.8
                                                               --------         -----          -----         --------

      Total...............................................     $1,705.2         $40.6          $11.8         $1,734.0
                                                               ========         =====          =====         ========




                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     At December 31, 1996, the amortized cost and estimated fair value of actively managed fixed maturity securities were as follows:

                                                                                Gross          Gross          Estimated
                                                               Amortized     unrealized     unrealized          fair
                                                                 cost           gains         losses            value
                                                                 ----           -----         ------            -----
                                                                                 (Dollars in millions)
   United States Treasury securities and obligations
      of United States government corporations and
      agencies............................................     $   29.9         $  .3         $  .3            $   29.9
   Obligations of state and political subdivisions........          6.1            .1            .1                 6.1
   Debt securities issued by foreign governments..........         11.6           -              .5                11.1
   Public utility securities..............................        234.8           2.4           7.0               230.2
   Other corporate securities.............................        950.1          10.9          17.6               943.4
   Mortgage-backed securities.............................        578.3           2.3           6.2               574.4
                                                               --------         -----         -----            --------

      Total...............................................     $1,810.8         $16.0         $31.7            $1,795.1
                                                               ========         =====         =====            ========


     Actively managed fixed maturity securities, summarized by the source of their estimated fair value, were as follows at December 31, 1997:

                                                                                                      Estimated
                                                                                     Amortized          fair
                                                                                       cost             value
                                                                                       ----             -----
                                                                                         (Dollars in millions)

Nationally recognized pricing services..........................................     $1,416.9        $1,441.2
Broker-dealer market makers.....................................................        143.6           146.2
Internally developed methods (calculated based
   on a weighted-average current market yield of 8.0 percent)...................        144.7           146.6
                                                                                     --------        --------

         Total .................................................................     $1,705.2        $1,734.0
                                                                                     ========        ========


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     The following table sets forth actively managed fixed maturity securities at December 31, 1997, classified by rating categories. The category assigned is the highest rating by a nationally recognized statistical rating organization or, as to $42.4 million fair value of fixed maturity securities not rated by such firms, the rating assigned by the National Association of Insurance Commissioners ("NAIC"). For the purposes of this table, NAIC Class 1 is included in the "A" rating; Class 2, "BBB-"; Class 3, "BB-"; and Classes 4-6, "B+ and below":

                                                                                           Percent of       Percent of
Investment                                                                                    fixed           total
  Rating                                                                                   maturities      investments
  ------                                                                                   ----------      -----------
AAA...................................................................................         39%              27%
AA....................................................................................          7                5
A.....................................................................................         18               13
BBB+..................................................................................          8                6
BBB...................................................................................         12                8
BBB-..................................................................................          8                5
                                                                                              ---               --

     Investment-grade.................................................................         92               64
                                                                                              ---              ---

BB+...................................................................................          2                1
BB....................................................................................          2                1
BB-...................................................................................          1                1
B+ and below .........................................................................          3                2
                                                                                              ---               --

     Below investment-grade...........................................................          8                5
                                                                                              ---               --

         Total actively managed fixed maturities......................................        100%              69%
                                                                                              ===               ==


     Below   investment-grade   actively  managed  fixed  maturity   securities,
summarized by the amount their amortized cost exceeds fair value, were as follows at December 31, 1997:

                                                                                                            Estimated
                                                                                         Amortized            fair
                                                                                           cost               value
                                                                                           ----               -----
                                                                                             (Dollars in millions)
Amortized cost exceeds fair value by more than 30%..................................       $  1.0              $   .5
Amortized cost exceeds fair value by more than 15% but not more than 30%............         14.8                11.8
Amortized cost exceeds fair value by more than 5% but not more than 15%.............         15.5                14.0
All others..........................................................................        104.5               106.0
                                                                                           ------              ------

         Total below investment-grade fixed maturity investments....................       $135.8              $132.3
                                                                                           ======              ======

     The Company had $.3 million of fixed maturity investments in substantive default and no fixed maturities in technical default as of December 31, 1997. The Company recorded writedowns of fixed maturity investments and other invested assets totaling $.3 million in 1997, $.8 million in 1996 and $1.6 million in 1995, as a result of changes in conditions which caused it to conclude the decline in the fair value of the investment was other than temporary. As of December 31, 1997, there were no fixed maturity investments about which the Company had serious doubts as to the ability of the issuer to comply with the contractual terms of their obligations on a timely basis. Investment income foregone due to defaulted securities was not significant in 1997, 1996 or 1995.



                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     Actively managed fixed maturity securities at December 31, 1997, summarized by contractual maturity date, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because most mortgage-backed securities provide for periodic payments throughout their lives.

                                                                                                       Estimated
                                                                                       Amortized          fair
                                                                                         cost             value
                                                                                         ----             -----
                                                                                           (Dollars in millions)
Due in one year or less.........................................................       $    5.8        $    5.9
Due after one year through five years...........................................          103.0           101.3
Due after five years through ten years..........................................          357.4           360.5
Due after ten years.............................................................          687.4           706.5
                                                                                       --------        --------

       Subtotal.................................................................        1,153.6         1,174.2
Mortgage-backed securities......................................................          551.6           559.8
                                                                                       --------        --------

       Total ...................................................................       $1,705.2        $1,734.0
                                                                                       ========        ========

     Net investment income consisted of the following:


                                                          Year           Year       Four months     Eight months
                                                          ended          ended         ended            ended
                                                      December 31,   December 31,   December 31,     August 31,
                                                          1997           1996           1995            1995
                                                          ----           ----           ----            ----
                                                                          (Dollars in millions)
Actively managed fixed maturity securities.......        $133.6         $146.4           $53.9         $110.2
Mortgage loans...................................           8.8           11.8             4.8            8.0
Credit-tenant loans .............................           7.6            7.2             1.7            4.1
Policy loans.....................................           5.4            5.0             1.9            3.5
Short-term investments...........................           3.4            2.3              .8            1.9
Other invested assets............................           9.4           11.4              .3            1.6
Separate accounts................................          55.7           35.6            11.3            7.9
                                                          -----         ------           -----         ------

     Gross investment income.....................         223.9          219.7            74.7          137.2
Investment expenses..............................           1.3            1.3              .5             .8
                                                         ------         ------           -----         ------

     Net investment income.......................        $222.6         $218.4           $74.2         $136.4
                                                         ======         ======           =====         ======

     The Company had insignificant fixed maturity investments and mortgage loans that were not accruing investment income in 1997, 1996 and 1995.


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     The proceeds from sales of actively managed fixed maturity securities were $739.4 million in 1997, $938.3 million in 1996 and $918.5 million in 1995. Net investment gains consisted of the following:

                                                          Year           Year        Four months    Eight months
                                                          ended          ended          ended           ended
                                                      December 31,   December 31,   December 31,     August 31,
                                                          1997           1996           1995            1995
                                                          ----           ----           ----            ----
                                                                          (Dollars in millions)

Fixed maturities:
   Gross gains...................................         $20.6          $16.6           $16.5          $14.4
   Gross losses..................................          (5.1)          (9.2)           (2.2)          (2.3)
   Other than temporary decline in fair value....           (.3)           (.2)            (.4)          (1.2)
                                                          -----          -----           -----          -----

     Net investment gains from fixed maturities
       before expenses...........................          15.2            7.2            13.9           10.9
Mortgage loans...................................           (.2)            -               -             (.2)
Other  ..........................................           2.4             -               -            (1.0)
Other than temporary decline in fair value.......            -             (.6)             -              -
                                                          -----          -----           -----          -----

     Net investment gains before expenses........          17.4            6.6            13.9            9.7
Investment gain expenses.........................           4.1            3.9             1.4            2.4
                                                          -----          -----           -----          -----

     Net investment gains........................         $13.3          $ 2.7           $12.5          $ 7.3
                                                          =====          =====           =====          =====

     The change in net unrealized appreciation (depreciation) on investments consisted of the following:

                                                          Year           Year        Four months    Eight months
                                                          ended          ended          ended           ended
                                                      December 31,   December 31,   December 31,     August 31,
                                                          1997           1996           1995            1995
                                                          ----           ----           ----            ----
                                                                          (Dollars in millions)
Actively managed fixed maturities................       $  44.5       $(66.5)            $45.5         $164.1
Other invested assets............................           1.1         (1.3)               .1            5.1
                                                        -------       ------            ------         ------

         Subtotal................................          45.6        (67.8)             45.6          169.2
Less effect on other balance sheet accounts:
   Cost of policies purchased....................         (21.2)        36.6             (26.3)         (64.1)
   Cost of policies produced.....................          (3.9)         4.5              (2.7)         (12.0)
   Income taxes..................................          (7.2)         9.7              (6.1)         (34.1)
                                                        -------       ------            ------         ------

Change in net unrealized appreciation
   (depreciation) of securities..................       $  13.3       $(17.0)            $10.5         $ 59.0
                                                        =======       ======             =====         ======


     Investments in mortgage-backed securities at December 31, 1997, included collateralized mortgage obligations ("CMOs") of $194.2 million and mortgage-backed pass-through securities of $365.6 million. CMOs are securities backed by pools of pass-through securities and/or mortgages that are segregated into sections or "tranches." These securities provide for sequential retirement of principal, rather than the pro rata share of principal return which occurs through regular monthly principal payments on pass-through securities.

                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------

     The following table sets forth the par value, amortized cost and estimated fair value of investments in mortgage-backed securities including CMOs at December 31, 1997, summarized by interest rates on the underlying collateral:

                                                                                   Par       Amortized      Estimated
                                                                                  value        cost        fair value
                                                                                  -----        ----        -----------
                                                                                        (Dollars in millions)
Below 7 percent .....................................................            $218.9        $216.2          $218.9
7 percent - 8 percent................................................             228.4         232.5           235.5
8 percent - 9 percent................................................              63.9          62.6            64.2
9 percent and above..................................................              38.9          40.3            41.2
                                                                                 ------        ------          ------

     Total mortgage-backed securities................................            $550.1        $551.6          $559.8
                                                                                 ======        ======          ======

     The amortized cost and estimated fair value of mortgage-backed securities including CMOs at December 31, 1997, summarized by type of security were as follows:

                                                                                          Estimated fair value
                                                                                          --------------------
                                                                                                        Percent
                                                                              Amortized                of fixed
                                                                                cost        Amount    maturities
                                                                                ----        ------    ----------
Type                                                                          (Dollars in millions)
----
Pass-throughs and sequential and targeted amortization classes...........       $455.4       $462.2        26%
Planned amortization classes and accretion directed bonds................         67.6         68.7         4
Subordinated classes ....................................................         28.6         28.9         2
                                                                                ------       -------       --

         Total mortgage-backed securities................................       $551.6       $559.8        32%
                                                                                ======       ======        ==

     At December 31, 1997, approximately 84 percent of the estimated fair value of the Company's mortgage-backed securities was determined by nationally recognized pricing services, 6 percent was determined by broker-dealer market makers, and 10 percent was determined by internally developed methods. The call-adjusted modified duration of the Company's mortgage-backed securities was
4.8 years at December 31, 1997.

       At December 31, 1997, no mortgage loans or credit-tenant loans had defaulted as to principal or interest for more than 60 days, had been converted to foreclosed real estate or had been restructured while the Company owned them. Mortgage loans of $1.1 million were in foreclosure at December 31, 1997. At December 31, 1997, the Company had a loan loss reserve of $.8 million. Approximately 35 percent, 20 percent, 9 percent and 9 percent of the mortgage loan balance were on properties located in California, Texas, Kentucky and Florida, respectively. No other state comprised greater than 5 percent of the mortgage loan balance.

       As part of its investment strategy, the Company enters into reverse repurchase agreements and dollar roll transactions to increase its return on investments and improve its liquidity. These transactions are accounted for as short-term borrowings collateralized by pledged securities with book values approximately equal to the loan value. Such borrowings averaged approximately $90.4 million during 1997 compared with $115.3 million during 1996. The weighted average interest rate on short-term collateralized borrowings was 4.4 percent and 5.3 percent during 1997 and 1996, respectively. The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments (which was not material at December 31, 1997). The Company believes that the counterparties to its reverse repurchase and dollar roll agreements are financially responsible and that the counterparty risk is minimal.

       Investments on deposit for regulatory authorities as required by law were $18.3 million at December 31, 1997.

       No investments of a single issuer were in excess of 10 percent of shareholder's equity at December 31, 1997, other than investments issued or guaranteed by the United States government.



                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


3.   INSURANCE LIABILITIES

     Insurance liabilities consisted of the following:

                                                                          Interest
                                            Withdrawal     Mortality        rate        December 31,     December 31,
                                            assumption    assumption     assumption         1997             1996
                                            ----------    ----------     ----------         ----             ----
                                                                                           (Dollars in millions)
Future policy benefits:
  Interest-sensitive products:
     Investment contracts ..............        N/A          N/A            (b)           $1,177.5          $1,282.1
     Universal life-type contracts......        N/A          N/A            N/A              344.6             354.4
                                                                                          --------          --------
         Total interest-sensitive
           products.....................                                                   1,522.1           1,636.5
                                                                                          --------          --------

  Traditional products:
     Traditional life insurance               Company
       contracts........................    experience       (a)            8%               142.8             146.2
     Limited-payment contracts..........       None          (a)            8%               105.5             105.3
                                                                                          --------          --------
         Total traditional products.....                                                     248.3             251.5
                                                                                          --------          --------

Claims payable and other policyholder
  funds.................................        N/A          N/A            N/A               62.5              69.5
Liabilities related to separate
  accounts..............................        N/A          N/A            N/A              402.1             232.4
                                                                                          --------          --------

         Total insurance liabilities....                                                  $2,235.0          $2,189.9
                                                                                          ========          ========
--------------------

(a) Principally modifications of the 1975-80 Basic Table, Select and Ultimate Table.

(b) At December 31, 1997 and 1996, approximately 97 percent of this liability represented account balances where future benefits were not guaranteed. The weighted average interest rate on the remainder of the liabilities, representing the present value of guaranteed future benefits, was approximately 6.4 percent at December 31, 1997.

     Participating policies represented approximately 4.1 percent, 3.5 percent and 3.7 percent of total life insurance in force at December 31, 1997, 1996 and 1995, respectively, and approximately 2.9 percent, 2.7 percent and 2.4 percent of premium income for 1997, 1996 and 1995, respectively. Dividends on participating policies amounted to $2.1 million, $1.9 million and $1.8 million in 1997, 1996 and 1995, respectively.

4.   REINSURANCE

     Cost of reinsurance ceded where the reinsured policy contains mortality risks totaled $24.2 million in 1997, $24.6 million in 1996, and $29.1 million in 1995. This cost was deducted from insurance premium revenue. The Company is contingently liable for claims reinsured if the assuming company is unable to pay. Reinsurance recoveries netted against insurance policy benefits totaled $14.9 million in 1997, $19.4 million in 1996 and $19.5 million in 1995.

     Effective October 1, 1995, Western National Life Insurance Company, a former subsidiary of Conseco, recaptured certain annuity businesses ceded to the Company through a reinsurance agreement. Reserves related to these policies totaled $72.8 million. Recapture fees of $.7 million were recognized as income during the four months ended December 31, 1995.



                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     The Company's reinsurance receivable balance at December 31, 1997 relates to many reinsurers. No balance from a single reinsurer exceeds $6.5 million.

5.   INCOME TAXES

     Income tax liabilities consisted of the following:

                                                                                             December 31,
                                                                                      -------------------------
                                                                                      1997                 1996
                                                                                      ----                 ----
                                                                                         (Dollars in millions)
Deferred income tax liabilities:
   Cost of policies purchased and produced...................................         $ 52.2               $60.3
   Investments...............................................................            9.8                (3.3)
   Insurance liabilities.....................................................          (19.5)              (19.7)
   Unrealized appreciation (depreciation)....................................            4.7                (2.5)
   Other.....................................................................           (4.0)               (5.0)
                                                                                      ------               -----

       Deferred income tax liabilities.......................................           43.2                29.8
Current income tax liabilities...............................................            1.0                  -
                                                                                      ------               -----

       Income tax liabilities................................................        $  44.2               $29.8
                                                                                     =======               =====

Income tax expense was as follows:

                                                          Year           Year        Four months   Eight months
                                                          ended          ended          ended          ended
                                                      December 31,   December 31,   December 31,    August 31,
                                                          1997           1996           1995           1995
                                                          ----           ----           ----           ----
                                                                          (Dollars in millions)
Current tax provision...............................      $16.3          $10.5           $11.9         $19.9
Deferred tax provision (benefit)....................        5.8            4.9            (2.2)         (3.4)
                                                          -----          -----           -----         -----

       Income tax expense...........................      $22.1          $15.4          $  9.7         $16.5
                                                          =====          =====          ======         =====

     Income tax expense differed from that computed at the applicable statutory rate of 35 percent for the following reasons:


                                                          Year           Year        Four months   Eight months
                                                          ended          ended          ended          ended
                                                      December 31,   December 31,   December 31,    August 31,
                                                          1997           1996           1995           1995
                                                          ----           ----           ----           ----
                                                                          (Dollars in millions)
Federal tax on income before income taxes at
   statutory rate....................................     $21.5          $14.4          $9.0           $15.6
State taxes and other................................        .4             .6            .5              .4
Nondeductible items..................................        .2             .4            .2              .5
                                                          -----          -----          ----           -----

     Income tax expense..............................     $22.1          $15.4          $9.7           $16.5
                                                          =====          =====          ====           =====


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     During 1997, the Internal Revenue Service completed its examination of the Company for the 1994 tax year and such examination did not result in any significant adjustments.

6.   RELATED PARTY TRANSACTIONS

     The Company operates without direct employees through management and service agreements with subsidiaries of Conseco. Fees for such services (including data processing, executive management and investment management services) were based on negotiated rates for periods prior to January 1, 1996. Pursuant to new service agreements effective January 1, 1996, such fees are based on Conseco's direct and directly allocable costs plus a 10 percent margin. Total fees incurred by the Company under such agreement were $36.7 million in 1997, $44.1 million in 1996 and $26.6 million in 1995.

     During 1997 and 1996, the Company purchased $11.2 million and $31.5 million par value, respectively, of senior subordinated notes issued by subsidiaries of Conseco. Such notes had a carrying value of $29.8 million and $34.7 million at December 31, 1997 and 1996, respectively, and are classified as "other invested assets" in the accompanying balance sheet. In addition, during 1997, a subsidiary of Conseco redeemed $16.5 million par value of such notes which were purchased in 1996. During 1996, the Company forgave receivables from Conseco totaling $9.9 million. This transaction is reflected as a dividend to Conseco in the accompanying statement of shareholder's equity.

7.   OTHER OPERATING INFORMATION

     Insurance policy income consisted of the following:

                                                            Year           Year         Four months   Eight months
                                                            ended          ended          ended           ended
                                                        December 31,   December 31,    December 31,    August 31,
                                                            1997           1996            1995           1995
                                                            ----           ----            ----           ----
                                                                           (Dollars in millions)
Direct premiums collected............................     $  309.6        $241.3          $ 82.8         $158.6
Reinsurance assumed..................................         14.9           1.7              .7            2.0
Reinsurance ceded....................................        (24.2)        (24.6)          (11.2)         (17.9)
                                                          --------        ------           -----          ------

     Premiums collected, net of reinsurance..........        300.3         218.4            72.3          142.7
Less premiums on universal life and products without
   mortality risk which are recorded as additions to
   insurance liabilities.............................       (255.9)       (169.8)          (50.8)        (104.4)
                                                          --------        ------           -----         ------
     Premiums on products with mortality and
       morbidity risk, recorded as insurance policy
       income........................................         44.4          48.6            21.5           38.3
Fees and surrender charges...........................         31.3          32.8            10.3           22.2
                                                          --------        ------           -----         ------

       Insurance policy income.......................     $   75.7        $ 81.4          $ 31.8         $ 60.5
                                                          ========        ======          ======         ======


                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------



     The four states with the largest shares of the Company's premiums collected in 1997 were Texas (27 percent), Florida (17 percent), California (13 percent) and Michigan (6 percent). No other state's premiums collected exceeded 5 percent.

     Other operating costs and expenses were as follows:

                                                            Year           Year         Four months   Eight months
                                                            ended          ended          ended           ended
                                                        December 31,   December 31,    December 31,    August 31,
                                                            1997           1996            1995           1995
                                                            ----           ----            ----           ----
                                                                           (Dollars in millions)
Policy maintenance expense...........................       $18.1          $37.8           $ 6.5          $14.0
State premium taxes and guaranty assessments.........         2.0            4.4             1.6            1.1
Commission expense...................................         8.1           12.1             5.0            8.6
                                                            -----          -----           -----          -----

       Other operating costs and expenses............       $28.2          $54.3           $13.1          $23.7
                                                            =====          =====           =====          =====

     Anticipated returns from the investment of policyholder balances are considered in determining the amortization of the cost of policies purchased and cost of policies produced. The sales of fixed maturity investments during 1997, 1996 and 1995 changed the incidence of profits on such policies because investment gains and losses were recognized currently and the expected future yields on the investment of policyholder balances were affected. Accordingly, amortization of the cost of policies purchased and cost of policies produced was increased by $14.2 million in 1997, $2.5 million in 1996, $10.0 million in the four months ended December 31, 1995 and $4.3 million for the eight months ended August 31, 1995.

     The changes in the cost of policies purchased were as follows:

                                                            Year           Year         Four months   Eight months
                                                            ended          ended           ended          ended
                                                        December 31,   December 31,    December 31,    August 31,
                                                            1997           1996            1995           1995
                                                            ----           ----            ----           ----
                                                                           (Dollars in millions)
Balance, beginning of period...........................     $143.0          $120.0         $159.0         $173.9
   Amortization related to operations:
     Cash flow realized................................      (18.2)          (26.2)          (9.4)         (19.1)
     Interest added....................................       11.8            13.1            5.0           12.7
   Amortization related to sales of fixed maturity
     investments.......................................      (13.8)           (2.2)          (8.3)          (3.4)
   Amounts related to fair value adjustment of
     actively managed fixed maturity securities........      (21.2)           36.6          (26.3)         (64.1)
   Adjustment of balance due to new accounting
     basis and other...................................         -              1.7             -            59.0
                                                            ------          ------         ------         ------

Balance, end of period.................................     $101.6          $143.0         $120.0         $159.0
                                                            ======          ======         ======         ======

                    GREAT AMERICAN RESERVE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     Based on current conditions and assumptions as to future events on all policies in force, approximately 10 percent, 10 percent, 10 percent, 10 percent and 11 percent of the cost of policies purchased as of December 31, 1997, are expected to be amortized in each of the next five years, respectively. The discount rates used to determine the amortization of the cost of policies purchased ranged from 3.6 percent to 8.0 percent and averaged 5.8 percent.

     The changes in the cost of policies produced were as follows:


                                                            Year           Year         Four months   Eight months
                                                            ended          ended           ended          ended
                                                        December 31,   December 31,    December 31,    August 31,
                                                            1997           1996            1995           1995
                                                            ----           ----            ----           ----
                                                                           (Dollars in millions)
Balance, beginning of period..........................     $38.2           $24.0          $25.9        $  63.2
   Additions..........................................      31.8            13.2            3.0            6.6
   Amortization related to operations.................      (5.0)           (3.2)           (.5)          (4.0)
   Amortization related to sales of fixed maturity
     investments......................................       (.4)            (.3)          (1.7)           (.9)
   Amounts related to fair value adjustment of
     actively managed fixed maturity securities.......      (3.9)            4.5           (2.7)         (12.0)
   Adjustment of balance due to new accounting basis..        -               -              -           (27.0)
                                                           -----           -----          -----        -------

Balance, end of period................................     $60.7           $38.2          $24.0        $  25.9
                                                           =====           =====          =====        =======

8.   STATEMENT OF CASH FLOWS

     Income taxes paid during 1997, 1996, and 1995, were $14.8 million, $18.1 million and $19.3 million, respectively.

     Short-term investments having original maturities of three months or less are considered to be cash equivalents. All cash is invested in short-term investments.

9.   STATUTORY INFORMATION

     Statutory accounting practices prescribed or permitted for insurance companies by regulatory authorities differ from generally accepted accounting principles. The Company reported the following amounts to regulatory agencies:

                                                                                          December 31,
                                                                                     --------------------
                                                                                     1997            1996
                                                                                     ----            ----
                                                                                      (Dollars in millions)
   Statutory capital and surplus..................................................   $140.7          $140.3
   Asset valuation reserve........................................................     29.2            28.7
   Interest maintenance reserve...................................................     68.8            63.1
                                                                                     ------          ------

       Total......................................................................   $238.7          $232.1
                                                                                     ======          ======

     The Company's statutory net income was $32.7 million, $32.6 million and $38.4 million in 1997, 1996 and 1995, respectively.

     State insurance laws generally restrict the ability of insurance companies to pay dividends or make other distributions. Approximately $32.9 million of the Company's net assets at December 31, 1997, are available for distribution in 1998 without permission of state regulatory authorities.


TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Company
Independent Accountants
Legal Opinions
Distribution
Performance Information
Federal Tax Status
Annuity Provisions
Financial Statements

APPENDIX A -- MARKET VALUE ADJUSTMENT

      The market value adjustment reflects the impact that changing interest rates have on the value of your money in a guarantee period of the MVA option. The longer the period of time remaining in the term you selected, the greater the impact of changing interest rates. The market value adjustment can be positive or negative. We will apply the following factor to amounts withdrawn, transferred or annuitized from a guarantee period in excess of the MVA waiver amount (see below):

                          ( (1 + A) / (1 + B) )^(N/365)-1

where:

      A is the U.S. Treasury rate that is in effect at the beginning of the guarantee period for the length of the guarantee period you selected.

      B is the current U.S. Treasury rate as of the date of the withdrawal or transfer plus .005. The Treasury rate period is determined by N/365 rounded to the next highest year.

      N is the number of days remaining in the guarantee period.

      If the Treasury rate is not available for the period, the rate will be determined by interpolation. If no Treasury rates are available, an index will be selected by Great American Reserve which will be approved by the state insurance commissioners.

      MVA Waiver Amount: After the first year in a guarantee period, you can make one withdrawal or transfer from a guarantee period each year of up to 10% of the value in that guarantee period without the market value adjustment.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT:

EXAMPLE 1: FIVE-YEAR GUARANTEE PERIOD; INCREASE IN TREASURY RATE

      Assume you make a $50,000 payment allocated to a 5-year guarantee period on January 1, 1998. The current 5-year Treasury rate is 6.00%, and the current interest rate is 7.00%. On June 13, 1999 you surrender the contract with 3 years and 202 days, or 1,297 days (12/31/2002-6/13/1999) remaining in the guarantee period. The current Treasury rate at this point is found by rounding 3 years, 202 days to the next greatest year and taking the rate for that guarantee period. In this case, we would look at the 4-year rate. Assume that the 4-year Treasury rate on June 13, 1997 is 6.50%. The market value adjustment would be calculated as follows:

Contract value at 6/13/1999 (529 days from the day your contract was issued):

$50,000 x [1.07^(529/365)] = $55,151.38

MVA Waiver Amount: $ 5,515.14 (10% after year 1)

Amount remaining: $49,636.24

$49,636.24 x [((1+.06)/(1+.065+.005)) ^(1,297/365)-1] = -$1,628.83

resulting in an adjustment to the amount you withdraw as follows:

$49,636.24 - $1,628.83 + $5,515.14 = $53,522.55

EXAMPLE 2: FIVE-YEAR GUARANTEE PERIOD; DECREASE IN TREASURY RATE

      Assuming the same facts as Example 1, but with a 4-year Treasury rate as of the date of surrender of 5.00%, the following market value adjustment would result:

      Contract value at 6/13/1999 (529 days from the day your contract was issued):

$50,000 x [1.07^(529/365)] = $55,151.38

MVA Waiver Amount: $5,515.14 (10% after 1 year)

Amount remaining: $49,636.24

$49,636.24 x [( (1+.06)/(1+.050+.005)) ^(1,297/365)-1] = $840.99

resulting in an adjustment to the amount you withdraw as follows:

$49,636.24 + $840.99 + $5,515.14 = $55,992.37

(contingent deferred sales charges may also apply)

--------------------------------------------------------------------------------
      If you would like a free copy of the Statement of Additional Information dated May 1, 1998, for this prospectus, please complete this form, detach, and mail to:

                    Great American Reserve Insurance Company
                              Administrative Office
                          11815 N. Pennsylvania Street
                              Carmel, Indiana 46032

Please send me a free copy of the Statement of Additional Information for the Great American Reserve Variable Annuity Account F fixed and variable annuity at the following address:

                Name:
                     --------------------------------------------


                Mailing Address:
                                ---------------------------------


                -------------------------------------------------
                                    Sincerely,


                       -----------------------------------
                                   (Signature)
--------------------------------------------------------------------------------


                                  [BACK COVER]



                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Response is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to Form S-1 (File No. 333-40301) filed February 3, 1998.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Company (Article VI) provide that:

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines, penalties, court costs and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If several claims, issues or matters are involved, an Agent may be entitled to indemnification as to some matters even though he is not entitled as to other matters. Any director or officer of the Corporation serving in any capacity of another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, shall be deemed to be doing so at the request of the Corporation.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted directors and officers or controlling persons of the Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a.  FINANCIAL STATEMENTS

The financial statements of the Company together with the opinions of an independent certified public accountant are included in the Prospectus.

b.  EXHIBITS

    1.      Principal Underwriter's Agreement**

    3.(i)   Company's Articles of Incorporation*

    3.(ii)  Company's By-laws*

    3.(iii) Resolution of the Board of Directors of the Company*

    4.(i)   Individual Fixed and Variable Deferred Annuity Contract*

    4.(ii)  Allocated Fixed and Variable Group Annuity Contract*

    4.(iii) Allocated Fixed and Variable Group Annuity Certificate*

    5.      Opinion of Counsel re: Legality

   10.(i)   Form of Fund Participation Agreement between INVESCO
            Variable Investment Funds, Inc., INVESCO Funds Group,
            Inc. and the Company.**

     (ii) Form of Fund Participation Agreement between The Alger American Fund, Fred Alger and Company, Incorporated and the Company.**

     (iii)  Form of Fund Participation Agreement between Van
            Eck Worldwide Insurance Trust, Van Eck Associates
            Corporation and the Company.**

     (iv) Form of Fund Participation Agreement between Insurance Management Series, Federated Securities Corp. and the
            Company.**

     (v)    Form of Fund Participation Agreement between Lord
            Abbett Series Fund, Inc. and the Company***

     (vi) Form of Fund Participation Agreement by and between American Century Investment Services, Inc. and Great American Reserve Insurance Company.****

    (vii) Form of Fund Participation Agreement by and among Great American Reserve Insurance Company, Berger Institutional Products Trust and BBOI Worldwide LLC.****


    21.     Company Organizational Chart++

    23.(i)  Consent of Counsel

    23.(ii) Consent of Independent Accountants

    24.     Power of Attorney++

* Incorporated by reference to Registrant's Form S-1 filed electronically on November 14, 1997.

++Incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to Form S-1 filed electronically on February 3, 1998.

** Incorporated by reference to Registrant's Form S-1 (File No. 333-00375) electronically filed on January 23, 1996.

*** Incorporated by reference to Registrant's Pre-Effective Amendment to Form S-1 (File No. 333-00375) electronically filed on January 30, 1997.

**** Incorporated by reference to Great American Reserve Variable
Annuity Account F, Pre-Effective Amendment No.1 to Form N-4, File
Nos. 333-40309/811-08483, filed electronically on February 3, 1998.


ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana on this 16th day of April, 1998.

                                GREAT AMERICAN RESERVE
                                INSURANCE COMPANY
                                   Registrant

                                By: /S/ THOMAS J. KILIAN
                                -------------------------------
                                  Thomas J. Kilian

Attest:

/S/ JOHN J. SABL
------------------------
John J. Sabl


As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                               TITLE                       DATE
---------                                               -----                       ----
/S/ NGAIRE E. CUNEO                                                              4/16/98
----------------------                           Director                       ---------
Ngaire E. Cuneo

/S/ THOMAS J. KILIAN                             Director and President          4/16/98
-------------------------                        (Principal Executive            -------
Thomas J. Kilian                                 Officer)

/S/ STEPHEN C. HILBERT                                                           4/16/98
----------------------                           Director and Chairman           -------
Stephen C. Hilbert                                    of the Board

/S/ ROLLIN M. DICK                                                               4/16/98
----------------------                           Director, Executive Vice        -------
Rollin M. Dick                                   President and Chief Financial
                                                 Officer (Principal Financial
                                                 and Accounting Officer)


/S/ JOHN J. SABL                                 Director, Executive Vice        4/16/98
----------------------                           President, General Counsel      -------
John J. Sabl                                     and Secretary








                                INDEX TO EXHIBITS

EXHIBIT                                                                   PAGE

5        Opinion of Counsel re: Legality
21       Company Organizational Chart
23(i)    Consent of Counsel
23(ii)   Consent of Independent Accountants